UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Qualis Innovations, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	8221	84-2488498
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

225 Wilmington West Chester Pike

Suite 200 # 145

Chadds Ford, Pennsylvania 19317

Telephone: (484) 483-2134

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Registered Agents Inc.

401 Ryland Street, Ste. 200-A

Reno, NV 89502

Telephone: (775) 401-6800

(Name, Address, and Telephone Number for Agent of Service)

Copies to:
BRUNSON CHANDLER & JONES, PLLC

Walker Center

175 S. Main Street, Suite 1410, Salt Lake City, UT 84111

Attn: Lance Brunson, Esq.
Telephone: (801) 303-5737

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 (2)	4,000,000	$2.00	(3)	$8,000,000	$741.60
Common Stock, par value $0.001 (4)	500,000	$1.10	(5)	$550,000	$50.99
Total	4,500,000			$8,550,000	$792.59

(1)	In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2)	Shares of newly issued common stock to be offered by the registrant in the Primary Offering (as hereinafter defined).
(3)	Based on the bona fide estimate of the maximum offering price in the Primary Offering in accordance with Rule 457(a).
(4)	Shares of common stock issued and outstanding to be sold by the selling stockholders as part of a Secondary Offering (as hereinafter defined).
(5)	Based on $2.00 per share in the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE (QUALIS INNOVATIONS, INC.) MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY OR SELL THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _______________, 2022

Qualis Innovations, Inc.

4,000,000 Shares of Common Stock Being Offered by the Company in the Primary Offering at $[ ] per Share

500,000 Shares of Common Stock Being Offered by the Selling Security Holders in the Secondary Offering

This prospectus relates to the sale of 4,000,000 shares of common stock, par value $0.001, of Qualis Innovations, Inc. (referred to herein as the “Company” or “Qualis”), by the Company on a best efforts basis (the “Primary Offering”). The Company anticipates that the public offering price will be between $1.00 and $2.00 per share. The Primary Offering terminates 24 months after commencement on _____________, 2024. The Company is offering the shares on a self-underwritten, “best efforts” basis directly through its Chief Executive Officer (CEO). The total proceeds from the Primary Offering will not be escrowed or segregated but will be available to the Company immediately. There is no minimum amount of common shares required to be purchased, and, therefore, the total proceeds received by the Company might not be enough to sustain continued operations, or a market may not develop. No commission or other compensation related to the sale of the shares will be paid. Assuming a $2.00 per share public offering price, which is the maximum price per share in the Primary Offering, the Company would receive approximately $8,000,000 in gross proceeds and $7,950,000 in net proceeds (or approximately $1.99 per share) after payment of offering expenses if we sell all of the shares in the Primary Offering. Assuming a $1.00 per share public offering price, which is the minimum price per share in the Primary Offering, the Company would receive approximately $4,000,000 in gross proceeds and $3,950,000 in net proceeds (or approximately $0.99 per share) after payment of offering expenses if we sell all of the shares in the Primary Offering. For more information, see the sections titled “Plan of Distribution” and “Use of Proceeds” herein.

In addition, there are 500,000 shares of common stock being registered by seventeen Selling Security Holders (the “Secondary Offering”), consisting of 500,000 issued and outstanding shares of Common Stock held by the Selling Security Holders. The Selling Security Holders will be offering their shares of common stock at a price of $1.50 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or privately negotiated prices. The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders, and the Company will bear all the expenses of registering the Secondary Offering. The Selling Security Holders will therefore receive all of the proceeds from selling their shares, or approximately $750,000 assuming all 500,000 shares are sold at $1.50 per share. The existence of this Secondary Offering makes it less likely that we will sell all of the shares offered in the Primary Offering. No underwriting arrangements have been entered into by any of the Selling Security Holders. The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. For more information regarding the Selling Security Holders, see the section titled “Selling Security Holders” herein.

Our common stock is quoted on the OTC Pink marketplace operated by OTC Markets Group, Inc., under the symbol “QLIS”. As of October 27, 2021, the last reported sale price for our common stock was $1.10 per share, as reported by OTCMarkets.com. Prior to this offering, there has been a limited market for our securities and our common stock. While our common stock is quoted on the OTC Pink marketplace, there has been negligible trading volume. There is no guarantee that an active trading market for our common stock will develop. We are not a “blank check company,” and we have no plans or intentions to engage in a business combination following this offering.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______________, 2022.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

Except as otherwise indicated, as used in this prospectus, references to the “Company,” “we,” “us,” or “our” refer to Qualis Innovations, Inc.

The following summary highlights selected information contained in this prospectus, and it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus carefully, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Corporate Background

Qualis Innovations, Inc. (the “Company” or “Qualis”) was incorporated in the state of Nevada on March 23, 2006, under the name “Hoopsoft Development Corp.” (“Hoopsoft”). After several name changes, the prior business operations were abandoned, the Company’s name was changed to Qualis Innovations, Inc., and the Company had no operations until June of 2021.

In July 2019, John Ballard and Charles Achoa formed a new company, EMF Medical Devices, Inc., for the development, maintenance, marketing and sale of an electronic device for the treatment of pain that would make use of intellectual property interests then held by LCMD. In May 2021 the Company changed its name to mPathix Health Inc. Presently, John Ballard is the Chief Financial Officer and Charles Achoa does not participate in any management or board position.

On June 28, 2021, the Company entered into a Share Exchange Agreement by and among mPathix Health, Inc. (formerly known as EMF Medical Devices, Inc.), a Delaware corporation (“mPathix”), pursuant to which mPathix was acquired by the Company. The closing of the transaction (the “Closing”) took place on or about June 29, 2021, and the Company acquired all of the outstanding shares of mPathix. In exchange, the Company issued to mPathix’s shareholders, their designees or assigns, an aggregate of 6,988,300 shares of Company common stock (the “Shares Component”), or approximately 93.4% of the shares of common stock of the Company issued and outstanding immediately after the Closing, the Company issued warrants to purchase an additional 1,098,830 shares of the Company’s common stock, exercisable for 10 years at a $0.50 per share exercise price, subject to adjustment. In connection with the closing of the mPathix acquisition, the officers and directors of mPathix were appointed as the officers and directors of the Company, and the Company agreed that, in the event that for the two-year period following the Closing, the Company sells additional shares for consideration per share less than $0.50 per share, then it would issue to Echo Resources LLLP (“Echo”), concurrently with such issuance, a number of shares of QLIS common stock sufficient to ensure that Echo has the number of shares that it would have had if it purchased a pro rata portion of the common stock in such subsequent offering at such lower purchase price.

The acquisition was accounted for as a “reverse merger” and recapitalization since the stockholders of mPathix prior to the acquisition acquired a majority of the outstanding shares of the common stock of the Company immediately following the completion of the transaction. mPathix was deemed to be the accounting acquirer in the transaction, and, consequently, the transaction was treated as a recapitalization of mPathix. As a result, the Company is considered to be the continuation of the predecessor, mPathix. Accordingly, the assets and liabilities and the historical operations that are reflected in the Company’s consolidated financial statements are those of mPathix and are recorded at the historical cost basis of mPathix. The Company’s assets, liabilities and results of operations were consolidated with the assets, liabilities and results of operations of mPathix after consummation of the acquisition.

The Company is now the holding company under which mPathix operates. mPathix is a clinical stage company focused on the development, production, and distribution of pain management and other central nervous system (CNS) based solutions.

We are developing products designed to address the unmet needs of patients who seek alternatives to traditional pain medications and interventions or adjunctive therapies to their current treatment regimen. We believe that our products will provide clinicians and patients with new and differentiated set of pain management tools to meet the diversity of patient needs.

A key element to the Company’s growth strategy is to acquire the rights to or develop existing devices. Large device companies have increased the minimum market opportunity they require in order to commit marketing resources to their products. As a result, there are many products that are unsupported by such companies and are currently scheduled to be phased out or “sunsetted.” Qualis Innovations believes that it can create significant value by developing or acquiring rights to a portfolio of such products, expanding their therapeutic uses and/or markets, improving or enhancing such products and dedicating the appropriate amount of marketing and other resources to maximize the value of the Company’s portfolio.

There are several key criteria the Company uses when evaluating product opportunities:

●	The disease or condition largely has been ignored due to lack of interest by other, larger companies and, as a result, overall competition in the space is limited.
●	The device is not selling well for various reasons (including, among other things, poor management, poor reimbursement, improper or no available billing codes, inaccurate pricing, and limited and/or poor clinical outcomes) which, Qualis would attempt to eliminate, thereby increasing product revenues.
●	The device should be easy to manufacture, thereby avoiding the need for costly investment by the Company develop products and complicated manufacturing facilities.
●	There should be a large, underserved patient population. The device should have clear regulatory and reimbursement paths with the FDA and CMS, respectively (or already be approved).
●	The device should be relatively easy to distribute/dispense and administer. Most importantly, the product must have a history of limited adverse events to patients.

Our planned product which is our sole product and is in the development pipeline is SOLACE, a non-invasive medical device that uses electromagnetic induction to generate deep heat below the surface of the skin to reduce and relieve pain. SOLACE™ delivers radio frequency (RF) energy continuously and thereby delivers thermal effects to the tissue and utilizes several differentiated features vs other radio frequency devices currently on the market.

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The SOLACE device is based on proprietary high-frequency magnetic induction technology, which we refer to as Electromagnetic Induction (“EMI”). Electromagnetic or magnetic induction is the use of electric currents or a derivative of a current in the form of a sound or an acoustic wave or an electromagnetic energy wave. Administered electric currents or their derivatives have two attributes: (1) pain relief and (2) regeneration of tissues.

Magnetic fields are induced beneath the skin surface to create localized, planar heat in the dermis and deeper muscle, while selectively avoiding sensitive structures in the epidermis and fat layers. By comparison, our SOLACE device creates currents in discreet planes beneath the tissue surface rather than directing energy through the planes and penetrating the epidermis. Therefore, our EMI technology may provide for shorter duration of treatments and a more comfortable patient experience vs. other energy-based technologies

SOLACE™ delivers RF energy via a user-friendly hand-held applicator that allows for targeted and ergonomic application of RF energy to discrete areas of concern. In contrast, competitor diathermy devices utilize a large drum applicator wherein the RF energy is emitted across a large surface area. Diathermy is the controlled production of deep heating beneath the skin in the subcutaneous tissue, deep muscles and joints for therapeutic purposes. There are two types of diathermy devices on the market today: radio or high frequency and microwave. The drum applicator design limits the tissue targeting to larger joints, while smaller joints or tissue areas (e.g. acromion of the shoulder, plantar aspect of foot, neck) are largely unaddressed. The hand-held applicator from the SOLACE™ device provides a small surface area (approx. 3 cm2) which is coated in Teflon® that can easily be positioned to target smaller body parts providing a differentiation compared to large drum-type radio frequency devices fail to adequately treat.

Presently, the Company is in the process of preparing the documents necessary to submit an application to the FDA for clearance of our planned device. We plan on also filing a provisional patent for the changes and new development of our device over our previous licensed device from LCMD, The Company has an accumulated deficit of $2,704,772. It is anticipated that the total expected financial outlay to complete the development and FDA application is approximately $250,000, combined with operating expenses the Company may not be able to have enough cash flow to support the Company’s daily operations resulting in an opinion by the auditors of the Company continuing as a going concern.

We anticipate that our SOLACE device will be cleared by the FDA via the 510k process and that it will be deemed to be substantially equivalent to the identified predicate device called the Bebe device, The Bebe device was originally cleared by the FDA in 2014 by the Marchito Entities and subsequently sold to LCMD via an Asset Purchase Agreement and an Intellectual Property License Agreement. The Bebe device is indicated for use in the treatment of selected medical conditions such as pain relief, muscle spasms, and joint contractures, but not for the treatment of malignancies.

Prior License

We previously licensed from Life Care Medical Devices a number of patents in connection with the Prior Device, the predicate device which was marketed as the “BeBe” device, and which received 510(k) clearance from the FDA in March 2014. The granted indication for the BeBe device was “to generate deep heat within body tissues for the treatment of medical conditions such as relief of pain, muscle spasms and joint contractures.”

On August 28, 2019, our subsidiary, mPathix, entered into a Preliminary License Agreement with LCMD, licensing from LCMD certain patents, know how, trade secrets, 510(k) clearances and other property (the “Property”) previously transferred to LCMD by the Marchitto Entities (defined below) in accordance with an Asset Purchase Agreement and a separate Intellectual Property License Agreement dated November 10, 2015. Jim Holt who served as the sole officer and director of LCMD, is also one of our directors. mPathix had an exclusive license to reproduce, distribute, sell, lease, display and perform and otherwise use the Property (including the SOLACE medical device) for use in pain management as of the August 28, 2019 agreement. In consideration, mPathix issued 2,000,000 shares of its common stock (1,878,955 shares issued to LCMD and 121,045 shares issued to an affiliate of LCMD) and paid $110,000 in cash to LCMD on or about on September 9, 2019, and mPathix was to pay continuing royalties to LCMD, with an initial royalty payment of 6.0% of the net revenues from pain application sales in each of the first twelve months, and lesser royalties thereafter based on annual device sales. No royalty payments have been made to or earned by LCMD since no revenues from medical device sales were generated.

On June 3, 2021, a Definitive License Agreement was signed by LCMD and mPathix in order to finalize the terms of the August 28, 2019 Preliminary License Agreement. The terms of the license with LCMD were contingent upon successful fulfilment of a court ordered resolution between LCMD and the original owners of the underlying intellectual property (the “Marchitto Entities”). LCMD was obligated to pay to the Marchitto Entities the sum of $2,400,000 on or before April 24, 2022, which has not occurred. Accordingly, we consider the license agreement to be expired, and we do not intend to renew the license agreement with LCMD or otherwise reacquire the intellectual property from the Marchitto Entities.

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Since acquiring the rights to the Prior Device, we undertook an extensive design review to determine how to improve the use, efficacy, and safety of the device. We identified a number of design improvements which are unique and distinct from the original device design, including updated technology in connection with the circuit board, changes in material in the headpiece generating heat on a more consistent basis, new design elements, and other improvements to the existing electromagnetic induction technology. Based on these improvements, we plan to move forward on developing our own device, the SOLACE device, independent of the Prior Device, and we are preparing a new 510(k) application to be submitted to the FDA for approval of our new SOLACE device. We are currently finalizing our SOLCACE product design and compiling the data required to file our 510(k) application with the FDA, and we plan to file provisional patents at the earliest possible date in connection with our device.

Based on our analysis of the SOLACE device and the Prior Device, as of December 31, 2021, we reassessed the value of the Preliminary License Agreement with LCMD. Related to this assessment, management determined that the intellectual property used in the SOLACE device is significantly different from the intellectual property in the Preliminary License Agreement with LCMD. Therefore, we recorded an impairment of intangible assets (the previously licensed intellectual property in connection with the Prior Device which we determined to no longer use) of $143,226 for the year ended December 31, 2021, which is classified in other expenses in our consolidated Statement of Operations.

4

The Company is in the process of finalizing the SOLACE product design and will is beginning to compile the data required to complete an application with the FDA. Further, given the substantial changes and modifications that we have identified for our device, the Company will seek to file provisional patents at the earliest possible date.

Where You Can Find Us

Our mailing address is currently 225 Wilmington West Chester Pike., Suite 145, Chadds Ford, Pennsylvania, 19317. Our telephone number is (484) 483-2134.

Summary of the Offering

Securities being registered by the Selling Security Holders pursuant to the Secondary Offering:	500,000 shares of common stock

Secondary Offering price:	At a price of $1.50 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or prices negotiated in private transactions

Secondary Offering period:	From the date of this prospectus until _____, 2023

Newly issued common stock being registered pursuant to the Primary Offering:	4,000,000 shares of common stock

Primary Offering price:	$[__] per share

Primary Offering period:	From the date of this prospectus until _____, 2023

Number of shares outstanding after the offering:	12,239,950 shares of common stock

Market for the common stock:	Our common stock is quoted on the OTC Pink marketplace under the symbol “QLIS.” As of April 8, 2022, the last reported sale price for our common stock was $2.00 per share. Prior to this offering, there has been a limited market for our securities. While our common stock is quoted on the OTC Pink marketplace, there has been negligible trading volume.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, purchasers of our common stock may find it difficult to resell the securities offered herein should the purchasers desire to do so when eligible for public resale.

Our officers and directors are not purchasing shares in this offering.

Use of proceeds:	We estimate that we will receive approximately $6,000,000 in gross proceeds if we sell all of the shares in the Primary Offering and assuming a $1.50 per share Primary Offering Price, which is the midpoint of the price range set forth on the cover page of this prospectus, and we will receive estimated net proceeds (after paying offering expenses) of approximately $5,950,000 if we sell all of those shares. We will receive none of the proceeds from the sale of shares by the Selling Security Holders. See “Use of Proceeds” for a more detailed explanation of how the proceeds from the Primary Offering will be used.

Risk Factors:	See “Risk Factors‚” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Subscriptions:	Subscriptions are to be made payable to:

Qualis Innovations, Inc. 225 Wilmington West Chester Pike, Suite 145 Chadds Ford, Pennsylvania, 19317

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RISK FACTORS

You should carefully consider the risks described below before investing in our securities. Additional risks not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this Prospectus, including our Consolidated financial statements and related notes. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to Our Business and Financial Condition

We face risks related to health pandemics, particularly the recent outbreak of COVID-19, which could adversely affect our business and results of operations.

Our business could be materially adversely affected by a widespread outbreak of contagious disease, including the recent outbreak of the novel coronavirus, known as COVID-19, which has spread to many countries throughout the world, including the United States. The effects of this outbreak on our business have included and could continue to include temporary closures of our providers and clinics and suspensions of elective surgical procedures. This has and could continue to impact our interactions and relationships with our customers.

In addition to temporary closures of the providers and clinics that we serve, we could also experience temporary closures of the facilities of our suppliers, contract manufacturers, or other vendors in our supply chain, which could impact our business, interactions and relationships with our third-party suppliers and contractors, and results of operations. The extent to which the COVID-19 outbreak will impact business and the economy is highly uncertain and cannot be predicted. Accordingly, we cannot predict the extent to which our financial condition, results of operations and value of our common stock will be affected. The uncertainty surrounding the COVID-19 outbreak has caused the Company to increase its inventory in anticipation of possible supply chain shortages related to the COVID-19 virus. While the Company did not incur significant disruptions to its operations during 2020, it is unable at this time to predict the impact that the COVID-19 virus will have on its business, financial position and operating results in future periods due to numerous uncertainties.

Tax laws and regulations require compliance efforts that can increase our cost of doing business and changes to these laws and regulations could impact financial results.

We are subject to a variety of tax laws and regulations in the jurisdictions in which we do business. Maintaining compliance with these laws can increase our cost of doing business and failure to comply could result in audits or the imposition of fines or penalties. Further, our future effective tax rates in any of these jurisdictions could be affected, positively or negatively, by changing tax priorities, changes in statutory rates, or changes in tax laws or the interpretation thereof. The most significant recent example of this is the impact of the U.S Tax Cuts and Jobs Act of 2017 (the “Tax Act”) which was enacted on December 22, 2017. These changes significantly revised the ongoing U.S. corporate income tax law by lowering the U.S. federal corporate income tax rate from 35% to 21%, implementing a territorial tax system, imposing a one-time tax on foreign unremitted earnings and setting limitations on deductibility of certain costs, among other things. The Company has implemented the U.S. Tax Act and does not expect any significant changes related to the Tax Act at this time.

Any new competitor could be larger than us and have greater financial and other resources than we do, and those advantages could make it difficult for us to compete with them.

Many competitors to our products may have substantially greater financial, technical, marketing, and other resources. Competition could result in fewer orders, reduced gross margins, and loss of market share. Our products are regulated by the FDA in the United States. Competitors may develop products that are substantially equivalent to our FDA-cleared products, thereby using our products as predicate devices to more quickly obtain FDA approval for their own products. If overall demand for our products should decrease it could have a material adverse effect on our operating results. Substantial competition is expected in the future in the area of pain management that may directly compete with our pain device product. These competitors may use standard or novel techniques to detect muscular movement and generate heat to such muscles that could alleviate pain, which could have a material adverse effect on our operating results.

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Failure to keep pace with the latest technological changes could result in decreased revenues.

The market for some of our products is characterized by rapid change and technological improvements. Failure to respond in a timely and cost-effective way to these technological developments could result in serious harm to our business and operating results. Our success will depend, in part, on our ability to develop and market product offerings that respond in a timely manner to the technological advances of our competitors, evolving industry standards and changing patient preferences. There is no assurance that we will keep up with technological improvements.

Potential conflict with a director who is also a director of Life Care Medical Devices, Inc.

Jim Holt is a director with Qualis Innovations Inc. and is the sole officer and director of Life Care Medical Devices Inc in which we currently license a medical device. This license agreement terminate as early as April 24, 2022. Mr. Holt is a shareholder of the Company and is a beneficial owner of shares held by Life Care Medical Devices, Inc.

Our business could be adversely affected by reliance on sole suppliers.

Notwithstanding our current multiple supplier approach, certain essential product components may be supplied in the future by sole, or a limited group of, suppliers. Most of our products and components are purchased through purchase orders rather than through long term supply agreements and large volumes of inventory may not be maintained. There may be shortages and delays in obtaining certain product components. Disruption of the supply or inventory of components could result in a significant increase in the costs of these components or could result in an inability to meet the demand for our products. In addition, if a change in the manufacturer of a key component is required, qualification of a new supplier may result in delays and additional expenses in meeting customer demand for products. These factors could adversely affect our revenues and ability to retain our experienced sales force.

A third-party manufacturer’s inability to produce our goods on time and to our specifications could result in lost revenue.

Third-party manufacturers assemble and manufacture components of our pain medical device to our specifications. The inability of a manufacturer to ship orders of our products in a timely manner or to meet our quality standards could cause us to miss the delivery date requirements of our patients for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect on our revenues. Because of the timing and seriousness of our business, and the medical device industry in particular, the dates on which patients need and require shipments of products from us are critical. Further, because quality is a leading factor when patients, doctors, health insurance providers and distributors accept or reject goods, any decline in quality by our third-party manufacturers could be detrimental not only to a particular order, but also to our future relationship with that particular patient.

If we need to replace manufacturers, our expenses could increase resulting in smaller profit margins.

We compete with other companies for the production capacity of our manufacturers and import quota capacity. Some of these competitors have greater financial and other resources than we have, and thus have an advantage in the competition for production and import quota capacity. If we experience a significant increase in demand, or if we need to replace an existing manufacturer, we may have to expand our third-party manufacturing capacity. We cannot assure that this additional capacity will be available when required on terms that are acceptable to us or similar to existing terms, which we have with our manufacturers, either from a production standpoint or a financial standpoint. We enter into a number of purchase order commitments specifying a time for delivery, method of payment, design and quality specifications and other standard industry provisions, but do not have long-term contracts with any manufacturer. None of the manufacturers we use produce our products exclusively. Should we be forced to replace one or more of our manufacturers, we may experience increased costs or an adverse operational impact due to delays in distribution and delivery of our products to our patients, which could cause us to lose patients or lose revenue because of late shipments.

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We are a small company with a limited number of products and staff. Sales fluctuations and employee turnover may adversely affect our business.

We are a small company. Consequently, compared to larger companies, potential future sales fluctuations could have a greater impact on our revenue and profitability on a quarter-to-quarter and year-to-year basis and delays in patient orders could cause our operating results to vary significantly from quarter to quarter and year-to-year. Currently, the Company has had no revenues or sales. In addition, as a small company we have limited staff and are heavily reliant on certain key personnel to operate our business. If a key employee were to leave the company it could have a material impact on our business and results of operations as we might not have sufficient depth in our staffing to fill the role that was previously being performed. A delay in filling the vacated position could put a strain on existing personnel or result in a failure to satisfy our contractual obligations or to effectively implement our internal controls, and materially harm our business.

We need to maintain insurance coverage, which could become very expensive or have limited availability.

Our marketing and sales of medical device products creates an inherent risk of claims for product liability. As a result, we carry product liability insurance and will continue to maintain insurance in amounts we consider adequate to protect us from claims. We cannot, however, be assured that we have resources sufficient to satisfy liability claims in excess of policy limits if required to do so. Also, if we are subject to such liability claims, there is no assurance that our insurance provider will continue to insure us at current levels or that our insurance rates will not substantially rise in the future, resulting in increased costs to us or forcing us to either pay higher premiums or reduce our coverage amounts, which would result in increased liability to claims.

We continue to incur expenses.

This area of medical device research is subject to rapid and significant technological changes. Developments and advances in the medical industry by either competitors or other parties can affect our business in either a positive or negative manner. Developments and changes in technology that are favorable to us may significantly advance the potential of our research while developments and advances in research methods outside of the methods we are using may severely hinder, or halt completely our development.

We are a small company in terms of employees, technical and research resources. We expect to incur research and development, sales and marketing, and general and administrative expenses. These amounts may increase, and recently have in connection with our efforts to expand our sales force, before any commensurate incremental revenue from these efforts may be obtained and may adversely affect our potential profits and we may lack the liquidity to pay for such expenditures. These factors may also hinder our ability to meet changes in the medical industry as rapidly or effectively as competitors with more resources.

Substantial costs could be incurred defending against claims of infringement.

Other companies, including competitors, may obtain patents or other proprietary rights that would limit, interfere with, or otherwise circumscribe our ability to make, use, or sell products. Should there be a successful claim of infringement against us and if we could not license the alleged infringed technology at a reasonable cost, our business and operating results could be adversely affected. There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. The validity and breadth of claims covered in medical technology patents involve complex legal and factual questions for which important legal principles remain unresolved. Any litigation claims against us, independent of their validity, may result in substantial costs and the diversion of resources with no assurance of success. Intellectual property claims could cause us to:

●	Cease selling, incorporating, or using products that incorporate the challenged intellectual property;

●	Obtain a license from the holder of the infringed intellectual property right, which may not be available on reasonable terms, if at all; and

●	Re-design our products excluding the infringed intellectual property, which may not be possible.

We may be unable to protect our trademarks, trade secrets and other intellectual property rights that are important to our business.

We consider our trademarks, trade secrets, and other intellectual property an integral component of our success. We rely on trademark law and trade secret protection and confidentiality agreements with employees, customers, partners, and others to protect our intellectual property. We cannot be certain that we have taken adequate steps to protect our intellectual property. In addition, if our third-party confidentiality agreements are breached, there may not be an adequate remedy available to us. If our trade secrets become publicly known, we may lose competitive advantages.

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Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and affect our reported results of operations.

We are required to prepare our consolidated financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”), which is periodically revised and/or expanded. From time to time, we are required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the FASB and the SEC. It is possible that future accounting standards we are required to adopt may require additional changes to the current accounting treatment that we apply to our consolidated financial statements and may require us to make significant changes to our reporting systems. Such changes could result in a material adverse impact on our business, results of operations and financial condition.

We have a limited operating history, which may make it difficult to evaluate our business and prospects.

mPathix Health was formed as a Delaware company in August 2019. We now operate in a specialized and highly competitive field characterized by rapid technological advances. As a result of our limited operating history, investors may have difficulty assessing our business and prospects. Our current business model is unproven, and our ability to continue to expand our business has not yet been established and cannot be assured. Due to our limited operating history with of Life Care Medical Devices Limited. Comparisons of our year-to-year operating results are not necessarily meaningful, and the results for any particular period may not be indicative of our future performance. As a result, it may be difficult for us or others to predict accurately our key operating and performance metrics.

We face the risks associated with businesses in their early stages, with limited operating histories and whose prospects are hard to evaluate. Any evaluation of our business and our prospects must be considered in light of the uncertainties, delays, difficulties and expenses commonly experienced by companies at this stage, which generally include unanticipated problems and additional costs relating to the development and testing of products, product approval or clearance, regulatory compliance, production, product introduction and marketing, and competition. Many of these factors are beyond the control of our management. In addition, our performance will be subject to other factors beyond our control, including general economic conditions and conditions in the healthcare industry.

Our auditors have issued a “going concern” audit opinion.

Our independent auditors indicated in their report’s concerning our consolidated financial statements for Qualis and its subsidiary mPathix for the years ended December 31, 2021 and 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019 that there is substantial doubt about our ability to continue as a going concern. Additionally, we will incur cost of approximately $250,000 for development and 510(k) application for our planned SOLACE device. A “going concern” opinion indicates that the consolidated financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation.

The Company had an accumulated deficit of $2,704,772 at December 31, 2021, had working capital of approximately $714,055, $167,915, and $151,940 at December 31, 2021, 2020, and 2019, respectively, had a net loss of $1,732,116, $517,177, and $455,479 for the years ended December 31, 2021 and 2020, and for the period from August 9, 2019 (date of inception) through December 31, 2019, respectively, and net cash used in operating activities of $792,844, $181,495, and $203,060 for the years ended December 31, 2021 and 2020, and for the period from August 9, 2019 (date of inception) through December 31, 2019, respectively, with no revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Furthermore, we believe our current available cash will not be sufficient to maintain operations for the next 12 months. If we do not raise sufficient funds from this offering or otherwise raise sufficient capital within the next 6 months through other equity or debt offerings, our ability to continue as a going concern will be in substantial doubt. Additionally, if we fail to raise financing sought in the primary offering this will impact our ability to develop our SOLACE medical device as well as delay pr prevent future product developments. There exists a potential material adverse impact on the share price which will result in impairing our ability to raise additional financing or financing on favorable terms. If we cannot continue as a viable entity, our shareholders will lose some or all of their investment in our Company.

We have a history of net losses and may never become profitable.

We have incurred net losses from inception, we have an approximate net loss of $250,000. Because of the risks and uncertainties associated with developing and commercializing our products, we cannot predict with any reasonable degree of certainty the extent of any future losses or when we will become profitable, if at all. In addition, we expect our operating expenses will increase as we, among other things, expand our product offerings and sales and marketing activities, invest in research and development, pursue regulatory approval for our products, and conduct pre-launch and launch activities for our products. We may never become profitable. If we cannot operate profitably, you could lose your entire investment. We may not generate revenues sufficient to support our operations and therefore may operate solely on the cash we raise from investments.

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We intend to operate in highly competitive industries, and our failure to compete effectively could adversely affect our market share, financial condition, and growth prospects. If competitors are better able to develop and market products that are more effective or gain greater acceptance in the marketplace than our products, our commercial opportunities may be reduced or eliminated.

The medical device industry is constantly evolving, and scientific advances are expected to continue at a rapid pace. This results in intense competition among companies operating in the industry. Other, larger companies may have, or may be developing, products that compete with our products and may significantly limit the market acceptance of our products or render them obsolete. Our technical and/or business competitors would include major pharmaceutical companies, large and small medical device companies, universities and non profit research institutions and foundations. Most of these competitors have significantly greater research and development capabilities than we have, as well as substantial marketing, financial and managerial resources.

Our planned licensed Life Care Magnetics product are expected to primarily compete with manufacturers with alternative devices utilizing vastly different technology. There are several other companies, both public and private, that service the same markets as we do, all of which compete to some degree with our company. This includes medical device companies, drug companies and other companies and industries addressing the pain treatment market. These organizations are also expected to compete with us for acquisitions, joint ventures or other collaborations and to attract qualified personnel. In addition, as current or new products gain market acceptance, we may experience increased competition for our products and we may not be able to compete effectively. Failure to effectively compete could adversely affect our market share, financial condition and growth prospects.

The primary competitive factors facing us include ease of use, safety, price, quality, innovative design and technical capability, breadth of product line, service and distribution capabilities. Our current and future competitors may have greater resources, more widely accepted and innovative products, greater technical capabilities and stronger name recognition than we do. Our ability to compete is affected by our ability to:

●	obtain regulatory clearance and compliance for our product in regards to future modifications and design;
●	manufacture and sell or lease our product cost effectively;
●	meet all relevant quality standards for our product in their particular markets;
●	develop or acquire new products and innovative technologies;
●	respond to competitive pressures specific to each of our geographic and product markets;
●	protect the proprietary technology of our products and avoid infringement of the proprietary rights of others market our products;
●	attract and retain skilled employees, including sales representatives; and
●	maintain and establish distribution relationships.

Competitors could develop products that are more effective, achieve more favorable reimbursement status from third-party payors, cost less or are ready for commercial introduction before our products. If our competitors are better able to develop and patent products earlier than we can, or develop more effective and/or less expensive products that render our products obsolete or non-competitive, our business will be harmed and our commercial opportunities will be reduced or eliminated.

Currently, we are not a manufacturer. To the extent that we engage third party manufacturers to produce our products, our manufacturing capabilities may not be adequate or sufficient to compete with large scale, direct or third-party manufacturers, which may be able to secure inventory from vendors on more favorable terms, operate with a lower cost structure or adopt more aggressive pricing policies.

Our planned product SOLACE is currently in the development stage.

A product in the development stage has many risk factors associated with it. This includes: approval by FDA of our 510(k) application for our new product design and modifications, the safety and efficacy will be tested by an outside lab and our product might fail to meet the safety standards of a class 2 medical device, our ability to obtain a patent will depend on whether our development and enhancements of our device does not infringe on any other products in the market place using similar technology. Additionally, the new development and enhancement might not achieve market acceptance. We will need to educate and train doctors on the advantages of our product.

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Market acceptance of our proposed products is vital to our future success.

The commercial success of our product is dependent upon their acceptance by the intended markets. Our product may not gain and maintain any significant degree of market acceptance among consumers, surgeons or healthcare providers, or acceptance by third-party payors, such as health insurance companies, Medicaid and Medicare. The medical indications that can be treated by our products can also be treated by other devices or techniques. The medical community widely accepts alternative treatments, and certain of these other treatments have a long history of use. We cannot be certain that our products and the procedures in which they are used will be able to replace those established treatments or that either doctors, or the medical community in general, will accept and utilize our products or any other medical product that we may market.

Market acceptance will depend upon numerous factors, many of which are not under our control, including:

●	the safety and efficacy of our products and product candidates, as demonstrated in clinical trials and after commercialization;
●	favorable regulatory approval and product labeling;
●	the ease of use of our product and any related instrumentation that accompany our product;
●	the availability, safety, efficacy and ease of use of alternative products or treatments;
●	our ability to educate and train doctors on the advantages of our product;
●	the price of any approved product relative to alternative technologies; and
●	the availability of third-party reimbursement.

If our products and product candidates do not achieve significant market acceptance, our revenues and profitability would be adversely affected.

We intend to rely on third parties to supply and manufacture our products. If these third parties do not perform as expected or if we cannot enter into agreements or our agreements with them are terminated, our business, prospects, financial condition and results of operations would be materially adversely affected.

We intend to outsource our manufacturing to third parties. We are currently negotiating a manufacturing and supply arrangement with Shanghai Zhiting Intelligent Technology Co., Ltd (“SZIT”). SZIT is certified to ISO 9001:2000 and ISO 13485:2003, the worldwide standards for quality management systems and quality management of medical devices for regulatory purposes. Supertech Medical Company will assist us in developing our Quality Assurance program and will be the designated manufacturer of LCM units. While we anticipate that SZIT will perform satisfactorily and will have the capacity to fulfill our manufacturing needs as production volume increases, we do not currently have an alternative designated manufacturer.

Our reliance on contract manufacturers and suppliers exposes us to risks, including the following:

●	We will rely on our suppliers and manufacturers to provide us with the needed products or components in a timely fashion and of an acceptable quality. An uncorrected defect or supplier’s variation in a component could harm our or our third-party manufacturers’ ability to manufacture, and our ability to sell or lease our product may subject us to product liability claims.
●	The facilities of our third-party manufacturers must satisfy production and quality standards set by applicable regulatory authorities. Regulatory authorities periodically inspect manufacturing facilities to determine compliance with these standards. If we or our third-party manufacturers fail to satisfy these requirements, the facilities could be shut down.
●	Manufacturing operations could also be disrupted or delayed by fire, earthquake or other natural disaster, a work stoppage or other labor-related disruption, failure in supply or other logistical channels, electrical outages or other reasons. If there was any such disruption to any of these manufacturing facilities, our third-party manufacturers would potentially be unable to manufacture our products.
●	A third-party manufacturer or supplier could decide to terminate our manufacturing or supply arrangement, including due to a disagreement between us and such third-party manufacturer, if the third-party manufacturer determines not to further manufacture our products, or if we fail to comply with our obligations under such arrangements.
●	If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation.

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We intend to rely on a limited number of suppliers to provide key components for our products. If these or other suppliers become unable to provide components in the volumes needed or at an acceptable price or quality, we would have to identify and qualify acceptable replacements from alternative suppliers. We may experience stoppages in the future. We may not be able to find a sufficient alternative supplier in a reasonable time period, or on commercially reasonable terms, if at all, and our ability to produce and supply our products could be impaired.

To the extent we are able to identify alternative suppliers, qualifying those suppliers is a lengthy process. There are a limited number of manufacturers and suppliers that are ISO and FDA approved. In addition, FDA regulations may require additional testing of any raw materials or components from new suppliers prior to our use of these materials or components, which testing could delay or prevent the supply of raw materials and components. Moreover, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our products, which could take a significant period of time.

Each of these risks could delay the development or commercialization of our products or result in higher costs or deprive us of potential product revenues. Furthermore, delays or interruptions in the manufacturing process could limit or curtail our ability to meet demand for our products and/or make commercial sales, unless and until the manufacturing capability at the facilities are restored and re-qualified or alternative manufacturing facilities are developed or brought on-line and “scaled up.” Any such delay or interruption could have a material adverse effect on our business, prospects, financial condition and results of operations.

The failure by practitioners to properly follow the instructions for use of our products could cause patients to make claims against us.

Our Life Care Magnetics product will be subject to instructions for use, which practitioners are required to follow. Proper technique in the use of our licensed Life Care Magnetics product can be critical to obtaining a successful outcome for the patient. Failure by a practitioner to follow the instructions for use of our Life Care Magnetics product could compromise the integrity of the product and cause the procedure to fail, which could result in product liability claims, adverse publicity and other risks described above.

Our operating results may fluctuate.

Our operating results, including components of operating results, can be expected to fluctuate from time to time in the future. Some of the factors that may cause these fluctuations include:

●	the timing of regulatory approvals;
●	the level of inventory that we carry and any related write-offs for obsolescence;
●	market acceptance of our existing product, as well as products in development;
●	changes in the rates of exchange between the U.S. dollar and currencies of foreign countries in which we do business;
●	our ability or the ability of our contract manufacturers to manufacture our products efficiently;
●	the collectability of accounts receivable from customers and write-offs of intangibles;
●	the timing of our research and development expenditures; and
●	the impact of potential acquisitions.

If we are unable to appropriately expand our operations and manage such expansion, our future revenue and operating results may be adversely affected.

We expect to expand our operations as we proceed with our planned commercialization of the Life Care Magnetics product. Currently, we have limited management and staff as well as limited operations and we will need to significantly increase staffing and operations to successfully expand. This anticipated growth is expected to place a significant strain on our management, operational and financial resources. Our current and planned personnel, systems, procedures and controls may not be adequate to support our anticipated growth. To manage our growth, we will be required to improve existing, and implement new, operational and financial systems, procedures and controls and expand, train and manage our growing employee base. We expect that we will need to increase our management personnel to oversee our expanding operations. Recruiting and retaining qualified individuals can be difficult. If we are unable to manage our growth effectively, or are unsuccessful in recruiting qualified management personnel, our business, prospects, financial condition and results of operations could be harmed.

We are highly dependent on our CEO, and if we are not able to retain him or to recruit and retain additional qualified personnel, our business will suffer.

We are and have been highly dependent upon our Chief Executive Officer, Dr. Joseph V. Pergolizzi, Jr., and a variety of consultants, who are integral to the development and distribution of our products. The loss of services of Dr. Pergolizzi could have a material adverse effect on our business, prospects, financial condition and results of operations. The employment of Dr. Pergolizzi, and the services of our senior consultants, is “at will,” and each such person can terminate his or her employment or service relationship with us at any time. We do not carry “key person” life insurance on Dr. Pergolizzi.

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We will need to increase our management personnel. In addition, we will need to hire additional qualified scientific, regulatory, sales, quality assurance and control and administrative personnel as we expand our business activities. We may not be able to attract and retain qualified personnel on acceptable terms given the competition for such personnel among companies that operate in our markets. The trend in the medical device industry of requiring sales and other personnel to enter into non-competition agreements prior to starting employment exacerbates this problem, since personnel who have made such a commitment to their current employers are more difficult to recruit. If we fail to identify, attract, retain and motivate these highly skilled personnel, or if we lose current employees, our business, prospects, financial conditions and results of operations could be adversely affected.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

The ability of our business to grow and compete will depend on the availability of adequate capital, which in turn will depend on the availability of equity and debt financing. We cannot assure you that we will be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, we cannot assure you that adequate capital will be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business. Additionally, if adequate additional financing is not available on acceptable terms, we may not be able to continue our business operations.

It is likely that we will need to seek additional financing through future private offerings of our securities.

Because we do not currently have any ongoing financing arrangements or revenue stream and may not be able to secure favorable terms for future financing, we may need to raise capital through the sale of our common stock or preferred stock or debt securities. The sale of additional equity securities or securities convertible into equity securities will result in dilution to our stockholders.

Commercialization of our products and services will require us to build and maintain sophisticated sales and marketing teams.

We have limited prior experience with commercializing our products. To successfully commercialize our products and services, we will need to establish and maintain sophisticated sales and marketing teams. Experienced sales representatives may be difficult to locate and retain, and all new sales representatives will need to undergo extensive training. There is no assurance that we will be able to recruit and retain sufficiently skilled sales representatives, or that any new sales representatives will ultimately become productive. If we are unable to recruit and retain qualified and productive sales personnel, our ability to commercialize our products and to generate revenues will be impaired, and our business will be harmed.

We have limited experience in marketing our products and services.

We have undertaken initial, limited marketing efforts for our products and services. Our sales and marketing consultants and employees will compete against the experienced and well-funded sales organizations of competitors. Our revenues and ability to achieve profitability will depend largely on the effectiveness of our sales and marketing team, and will face significant challenges and risks related to marketing our services, including, but not limited to, the following:

●	the ability of sales representatives to obtain access to or persuade adequate numbers of healthcare providers to purchase and use our products and services;
●	the ability to recruit, properly motivate, retain, and train adequate numbers of qualified sales and marketing personnel;
●	the costs associated with hiring, training, maintaining, and expanding an effective sales and marketing team; and
●	assuring compliance with government regulatory requirements affecting the healthcare industry in general and our products in particular.

We intend to establish a network of distributors in selected markets to market, sell and distribute our products. If we fail to select or use appropriate distributors or if the sales and marketing strategies of such distributors prove ineffective in generating sales of our products, our revenues would be adversely affected and we might never become profitable.

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We may have to incur additional debt in order to grow and run our operations.

If we incur additional indebtedness, a portion of our cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of our stockholders. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, operating results or financial condition. We cannot assure you that we will be able to avoid any such actions and any such action will have material adverse effects on our business and operations.

“Off-label” use of our products by practitioners may adversely affect us.

Medical devices may be marketed only for approved or cleared indications in accordance with their labeling, and we can only promote our products for indications that have been approved or cleared. While a medical device manufacturer may not promote an “off-label” use of a product, practitioners are generally allowed, in the exercise of their professional judgment in the practice of medicine, to use a product in ways not approved by regulatory authorities. However, a pattern of widespread off-label use by practitioners could cause regulatory authorities to scrutinize the marketing activities of a medical device manufacturer.

Off-label marketing regulations are subject to varying and evolving interpretations, and regulatory authorities have broad enforcement power. If we do not comply with these regulations, we can become subject to a wide variety of penalties, both monetary and operational.

Risks Related to Our Industry

The medical device industry is subject to extensive and complex healthcare regulation. Any determination that we have violated federal or state laws applicable to us that regulate healthcare would have a material adverse effect on our business, prospects and financial condition.

Federal and state laws regulating healthcare are extensive and complex. The laws applicable to our business are subject to evolving interpretations, and therefore we cannot be sure that a review of our operations by federal or state courts or regulatory authorities will not result in a determination that we have violated one of more provisions of federal or state law. Any such determination could have a material adverse effect on our business, prospects and financial condition.

While we believe that our business as expected to be structured materially complies with these laws and regulations, there can be no assurance that the regulatory authorities or other parties will not assert that we are engaged in the corporate practice of medicine or the unlicensed provision of healthcare services, and if such an action is taken or such a determination is made, it could materially adversely affect our business, prospects and financial condition.

Healthcare policy changes, including recently passed healthcare reform legislation, may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Political, economic and regulatory influences are subjecting the healthcare industry to potential fundamental changes that could substantially affect our results of operations. Government and private sector initiatives limiting the growth of healthcare costs (including price regulation), coverage and payment policies, comparative effectiveness of therapies, technology assessments and healthcare delivery structure reforms, are ongoing in many countries where we intend to do business. We believe that these changes are causing the marketplace to put increased emphasis on the delivery of more treatments that can reduce costs, improve efficiencies, and/or increase patient access. Although we believe our less-invasive products and technologies will generate favorable clinical outcomes, value and cost efficiency, the resources necessary to demonstrate value to our customers, patients, payors, and other stakeholders may be significant and may take a longer period of time to gain widespread adoption. Moreover, there can be no assurance that our strategies will succeed for our licensed product.

The Affordable Care Act was enacted into law in the United States in March 2010. As a U.S. headquartered company with sales anticipated in the United States, this healthcare reform law will materially impact us. Certain provisions of the law are only recently effective and many of the law’s programs and requirements are not fully established and the consequences are not fully understood. One provision, however, the medical device tax, is expected to have a direct impact on us. The law imposed on medical device manufacturers a 2.3% excise tax on U.S. sales of Class I, II and III medical devices beginning in January 2013. Other provisions of this law, including comparative effectiveness research and pilot programs to evaluate alternative payment methodologies, could meaningfully change the way healthcare is developed and delivered, and may adversely affect our business and results of operations.

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We cannot predict the specific healthcare programs and regulations that will be ultimately implemented by regional and national governments globally. However, any changes that lower reimbursements for our product, reduce medical procedure volumes or increase cost containment pressures on us or other participants in the healthcare industry could adversely affect our business and results of operations.

Product introductions or modifications in the United States may be delayed or canceled if we are unable to obtain FDA approval.

The process of obtaining regulatory approvals to market a medical device, particularly from the FDA, can be costly and time consuming. If clinical testing is required for product clearance or approval, there can be no assurance that testing would produce favorable results, that such clearances or approvals will be granted on a timely basis, if at all, or that such approvals would be subject to conditions that we would find acceptable or that would not inhibit the sale or marketing of one or more of our products. The regulatory process may delay the marketing of new products for lengthy periods and impose substantial additional costs or it may prevent the introduction of new products altogether. In particular, the FDA permits commercial distribution of a new medical device only after the device has met the established regulatory compliance guidelines. The FDA will clear a medical device for marketing through the 510(k) premarket notification process if it is demonstrated that the new product is substantially equivalent to other legally marketed products. If the device is not eligible for clearance through the 510(k) process, the device sponsor must file a PMA application which is typically preceded by the submission of an Investigational Device Exemptions, or IDE, application. For devices entering the market through the IDE/PMA pathway, the FDA usually requires extensive data, including, but not limited to, technical, preclinical, clinical, manufacturing, and labeling information to demonstrate to the FDA’s satisfaction the safety and efficacy of the device for the intended patient population.

Both 510(k) and PMA pathways can be expensive and lengthy and entail significant user fees. The 510(k) process is typically faster and less expensive with lower risk. The FDA usually responds to a 510(k) within 90 days of submission of the notification, but the response may be a request for additional information or data, sometimes including clinical data. As a practical matter, 510(k) clearance can take six months to one year or more. The PMA process is much more costly, demanding and uncertain than the 510(k) clearance process and may require five to eight years from the initiation of a clinical trial until the FDA issues a decision on whether to grant or deny a PMA approval for a device. It usually takes five years to submit the PMA application to the FDA, which involves one to two years to enroll the required number of subjects in the IDE clinical trial, two additional years to allow all patients to contribute sufficient post-operative follow-up data, and one year to prepare the PMA. After the PMA application is submitted to the FDA, it generally takes from one to three years, or even longer, from the date of the submission of the PMA application until an approval is obtained, if at all. There can be no assurance that any new products that we develop, license or acquire will be subject to the shorter 510(k) clearance process.

Any modification to a PMA approved device that affects its safety or efficacy requires the submission and approval of a PMA supplement, or in certain instances, a new PMA. With respect to 510(k)-cleared products, if a manufacturer determines that a modification to an FDA-cleared device could significantly affect its safety or efficacy, or would constitute a major change in its intended use, then the manufacturer must file for a new 510(k) clearance or possibly a PMA. The FDA requires every manufacturer to make the determination in the first instance regarding whether a new approval or clearance is required, but the FDA can review a manufacturer’s decision and may disagree. The FDA may also on its own initiative determine that a new clearance or approval is required. If the FDA requires new clearances or approvals for product modifications, we may be required to recall and to stop marketing our products as modified, which could require us to redesign our products and result in a material adverse effect on our business, prospects, financial condition and results of operations.

Medical devices may be marketed only for indications, or uses, for which they have been approved or cleared. The FDA may not approve or clear indications that are necessary or desirable for successful commercialization. The FDA may refuse our requests for 510(k) clearance or PMA approval of new products, new uses of previously approved or cleared products or modifications to existing products. Moreover, any clearances or approvals we obtain may not be sufficiently broad, as to the indication for which the product may be marketed, to permit successful commercialization. Our clearances and approvals can be revoked if safety or efficacy problems develop. Any of these outcomes could materially and adversely affect our competitiveness in the marketplace and consequently have a material adverse effect on our business, prospects, financial condition and results of operations.

If we fail to comply with FDA regulations, our business could suffer.

The manufacture and marketing of medical devices are subject to extensive regulation by the FDA and foreign and state regulatory authorities. In the United States, medical device companies such as ours must comply with laws and regulations promulgated by the FDA. These laws and regulations require various authorizations prior to a product being marketed in the United States. Manufacturing facilities and practices are also subject to FDA regulations. The FDA regulates the clinical testing, manufacture, labeling, sale, distribution and promotion of medical devices in the United States.

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Our failure to comply with regulatory requirements or rejection of our plan submission of our 510(k) application, including any future changes to such requirements, could have a material adverse effect on our business. We will not be able to sell or distribute our device without FDA approval, further it will cause delays in selling or distributing our device until the 510(k) application is approved by the FDA. Delay or rejection of our 510(k) application would result in further strain on our already insufficient cash in order to correct any deficiencies discovered by the FDA.

Even after clearance or approval of a product, we are subject to continuing regulation by the FDA, including the requirements of registering our facilities and listing our products with the FDA. We are subject to medical device reporting regulations. These regulations require us to report to the FDA if any of our products may have caused or contributed to a death or serious injury or has malfunctioned and such product or a similar product that we market would likely cause or contribute to a death or serious injury if the malfunction were to recur. Unless an exemption applies, we must report corrections and removals to the FDA where the correction or removal was initiated to reduce a risk to health posed by the device or to remedy a violation of the Federal Food, Drug and Cosmetic Act. The FDA also requires that we maintain records of corrections or removals, regardless of whether such corrections and removals are required to be reported to the FDA. In addition, the FDA closely regulates promotion and advertising, and our promotional and advertising activities could come under scrutiny by the FDA.

We are also subject to arbitrary impounding and inspections of our device shipments by the FDA, despite having FDA approval and 510(k) clearance. While we would expect after our first few initial shipments for this to be a less likely event, there is no assurance that the FDA may not arbitrarily impound our devices without notice and with no definitive timeline to provide a venue for the company to prove our compliance and to have the product released to our distributor.

The FDA also requires that we, or our contract manufacturers, manufacture our products in accordance with its Quality System Regulation, or QSR. The QSR covers the methods and documentation of the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage and shipping of our products. Our failure to maintain compliance with the QSR requirements could result in the shutdown of, or restrictions on, our manufacturing operations and the recall or seizure of our products, which would have a material adverse effect on our business. In the event that one of our suppliers fails to maintain compliance with our quality requirements, we may have to qualify a new supplier and could experience manufacturing delays as a result.

The FDA has broad enforcement powers. If we violate applicable regulatory requirements, the FDA may bring enforcement actions against us, which may include any of the following sanctions:

●	Form 483 deficiency observations, warning letters, fines, injunctions, consent decrees and civil penalties;
●	mandatory repair, replacement, recall or seizure of our products, which may include refunds by us of the purchase price;
●	operating restrictions, partial suspension or total shutdown of production;
●	refusing or delaying our requests for 510(k) clearance or PMA of new products or new intended uses of existing products;
●	withdrawing 510(k) clearances, or PMAs that have already been granted; or
●	criminal prosecution.

If any of these events were to occur, they could have a material adverse effect on our business, prospects, financial condition and results of operations.

U.S. legislative or FDA regulatory reforms may make it more difficult and costly for us to obtain regulatory approval of future product candidates and to manufacture, market and distribute our products after approval is obtained.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory approval, manufacture and marketing of regulated products or the reimbursement thereof. In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of future products. In addition, FDA regulations and guidance are often revised or reinterpreted by the agency in ways that may significantly affect our business and our products. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be.

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If commercial third-party payors or government payors fail to provide coverage or adequate reimbursement, or if there is a decrease in the amount of reimbursement for future products we develop, if any, our revenue and prospects for profitability would be harmed.

We do not currently receive reimbursement directly from third-party payors. This could change, however, as we attempt to develop new products and expand the indications for use of our current products.

These third-party payors include government healthcare programs such as Medicare, managed care providers, private health insurers, and other organizations. Commercial third-party payors and government payors are increasingly attempting to contain healthcare costs by demanding price discounts or rebates and limiting both coverage on which medical procedures they will pay for and the amounts that they will pay for new medical procedures. Because of the cost-containment trends, commercial third-party payors and government payors that currently provide reimbursement for, or in the future cover, our medical devices may reduce, suspend, revoke, or discontinue payments or coverage at any time.

As a result, there is significant uncertainty surrounding whether the use of products that incorporate new technology, such as our SOLACE device, will be eligible for coverage by commercial third-party payors and government payors or, if eligible for coverage, what the reimbursement rates will be for those products. The fact that a medical device has been approved for reimbursement in the past, for any particular indication or in any particular jurisdiction, does not guarantee that such a medical device will remain approved for reimbursement or that similar or additional medical devices will be approved in the future. Reimbursement of medical devices and procedures by commercial third-party payors and government payors may depend on a number of factors, including a payor’s determination that products developed by us are:

●	not experimental or investigational;
●	medically necessary;
●	appropriate for the specific patient;
●	cost-effective;
●	supported by peer-reviewed publications;
●	included in clinical practice guidelines; and
●	supported by clinical utility studies.

Risks Related to Our Information Technology (“IT”) System

Our business relies on IT for data generation, data analysis, data storage and data commercialization. Our IT system may fail or it may be breached.

Our IT system may be compromised, damaged, breached or destroyed. IT risks include hardware and software failure, human error, spam, viruses, malicious attacks, industrial espionage, as well as natural disasters such as fires, earthquakes, hurricanes or floods. Failures in the IT system may affect our ability to run our operation. Operational impact of IT failures or breaches may result in loss of productivity, the inability to advance projects, with consequent project delays, delays in the completion of contracted work and consequent loss or delays in revenues. The operational impact of IT failures may also damage our client management system, our financial management system, and our administration.

Failures in our IT system may result in the loss of intellectual property.

Failures or breaches of our IT systems may result in the loss or corruption of data or in the theft of data or critical information. These failures and breaches may result in the unauthorized access to confidential data by third parties and in the loss of intellectual property.

Failures in our IT system may lead to regulatory violations and regulatory penalties.

The unauthorized release of confidential data, consequent to IT failures or breaches, may result in regulatory violations, significant costs to us to appropriately address any such violations and penalties. For example, certain confidential information regarding our employees and patients that use our product offering may be protected under the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) rules and the unauthorized release of said information might constitute a regulatory violation requiring us to provide breach notifications to affected individuals and pay other significant costs to appropriately address any such violations and pay penalties.

Failures in our IT system may damage our brand.

IT failures or breaches may lead to the loss or release of critical business data, the release of corporate information all of which may, directly or indirectly damage our brand and negatively impact our ability to meet our revenue goals and implement our business strategy.

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We may fail to protect the privacy, integrity and security of customer information.

We possess and process sensitive customer information and Protected Health Information protected by the Health Insurance Portability and Affordability Act (“HIPAA”). While we have taken reasonable and appropriate steps to protect that information, if our security procedures and controls were compromised, it could harm our business, reputation, results of operations and financial condition and may increase the costs we incur to protect against such information security breaches, such as increased investment in technology, the costs of compliance with health care privacy and consumer protection laws. A compromise of our privacy or security procedures could also subject us to liability under certain health care privacy laws applicable to us.

Cyber-attacks and security vulnerabilities could lead to reduced revenue, increased costs, liability claims, or harm to our competitive position.

Increased sophistication and activities of perpetrators of cyber-attacks have resulted in an increase in information security risks in recent years. Hackers develop and deploy viruses, worms, and other malicious software programs that attack products and services and gain access to networks and data centers. If we experience difficulties maintaining existing systems or implementing new systems, we could incur significant losses due to disruptions in our operations. Additionally, these systems contain valuable proprietary and confidential information and may contain personal data of our customers. A security breach could result in disruptions of our internal systems and business applications, harm to our competitive position from the compromise of confidential business information, or subject us to liability under laws that protect personal data. As cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures and/or to investigate and remediate any information security vulnerabilities. Any of these consequences would adversely affect our revenue and margins.

Our ability to market our product may be impaired by the intellectual property rights of third parties.

Our success depends in part on our products not infringing on the patents and proprietary rights of other parties. For instance, in the United States, patent applications filed in recent years are confidential for 18 months, while older applications are not published until the patent issues. As a result, there may be patents and patent applications of which we are unaware and avoiding patent infringement may be difficult.

Our industry is characterized by a large number of patents, patent applications and frequent litigation based on allegations of patent infringement. Competitors may own patents or proprietary rights, or have filed patent applications, related to products that are similar to ours. We may not be aware of all of the patents and pending applications potentially adverse to our interests that may have been issued to others. Moreover, since there may be unpublished patent applications that could result in patents with claims relating to our products, we cannot be sure that our current products will not infringe any patents which might be issued or filed in the future. Based on the litigious nature of our industry and the fact that we may pose a competitive threat to some companies who own or control various patents, we believe it is possible that one or more third parties may assert a patent infringement claim seeking damages or enjoining us from the manufacture or marketing of one or more of our products. Such a lawsuit may have already been filed against us without our knowledge or may be filed in the future. If any future claim of infringement against us was successful, we may be required to pay substantial damages, cease the infringing activity or obtain the requisite licenses or rights to use the technology, which may not be available to us on acceptable terms, if at all. Even if we were able to obtain rights to a third party’s intellectual property rights, these rights may be non-exclusive, thereby giving our competitors potential access to the same rights and weakening our market position. Moreover, regardless of the outcome, patent litigation could significantly disrupt our business, divert our management’s attention and consume our financial resources. We cannot predict if or when any third-party patent holder will file suit for patent infringement.

Risk Factors Related to Our Common Stock and This Offering

The price of our common stock may be volatile, and a shareholder’s investment in our common stock could suffer a decline in value.

There has been significant volatility in the volume and market price of our common stock, and this volatility may continue in the future. In addition, factors such as quarterly variations in our operating results, litigation involving us, general trends relating to the senior care industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control, including the effects of the COVID-19 outbreak, could have a significant impact on the future market price of our common stock and the relative volatility of such market price.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. If we are unable to raise the funds required for all of our planned operations and key initiatives, we may be forced to allocate funds from other planned uses, which may negatively impact our business and operations, including our ability to develop new products and continue our current operations.

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Any future equity or debt issuances by us may have dilutive or adverse effects on our existing shareholders.

From time to time, we may issue additional shares of common stock or convertible securities. The issuance of these securities could dilute our shareholders’ ownership in our company and may include terms that give new investors rights that are superior to those of our current shareholders. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on our shareholders’ ownership interest, which could cause the market price of our common stock to decline.

Our common stock is traded on the OTC Pink marketplace, which may have an unfavorable impact on our stock price and liquidity.

Our stock is traded on the OTC Link Alternative Trading System (ATS) operated by OTC Markets Group, Inc. at the OTC Pink marketplace tier of the OTC Link ATS. The OTC Pink marketplace is a significantly more limited market than the national securities exchanges such as the New York Stock Exchange, or Nasdaq stock exchange, and there are lower financial or qualitative standards that a company must meet to have its stock quoted on the OTC Pink marketplace. The OTC Link ATS is an inter-dealer quotation system much less regulated than the major exchanges, and trading in our common stock may be subject to abuses, volatility and shorting, which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing an investment is suitable for that customer when recommending an investment to a customer. FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for some customers and may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may result in a limited ability to buy and sell our stock. We currently do not meet applicable listing standards of a market senior to the OTC Pink marketplace, and we may never apply or qualify for future listing on Nasdaq or a senior market or national securities exchange.

Our common shares are subject to the “Penny Stock” rules of the SEC, and the trading market in our securities will likely be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	That a broker or dealer approve a person’s account for transactions in penny stocks; and
●	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quality of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and
●	Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and
●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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We do not intend to pay any cash dividends on our shares of common stock in the near future, so our shareholders will not be able to receive a return on their shares unless they sell their shares.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell such shares.

A small group of Company officers and directors hold a majority of the control of the Company.

As of November 5, 2021, the Company’s executive officers and directors beneficially owned approximately 86.6% of the Company’s outstanding common stock. By virtue of such stock ownership, the principal shareholders are able to control the election of the members of the Company’s Board of Directors and to generally exercise control over the affairs of the Company. Such concentration of ownership could also have the effect of delaying, deterring or preventing a change in control of the Company that might otherwise be beneficial to stockholders. There can be no assurance that conflicts of interest will not arise with respect to such directors or that such conflicts will be resolved in a manner favorable to the Company.

The offering price has been arbitrarily determined by the Company.

The offering price between $1.00 to $2.00 per share of common stock was arbitrarily determined by the Company and is unrelated to specific investment criteria, such as the assets or past results of the Company’s operations. In determining the offering price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company’s anticipated results of operations, and the likelihood of acceptance of this offering. Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares. This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

No underwriter has been engaged and this offering is self-underwritten.

No underwriter has engaged in any due diligence activities. Thus, there is no underwriter’s due diligence obligations to confirming the accuracy of the disclosure in the prospectus as well as providing input as to the offering price. This offering is self-written and the success of the offering is contingent on the ability of our CEO to raise funds.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices and minimal liquidity.

If an established market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors anticipated feeling regarding our results of operations; increased competition; and our ability or inability to generate future revenues. In addition, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, commodity prices, or international currency fluctuations. Additionally, stocks traded on the OTC Link are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

Because our Primary Offering does not have a minimum offering amount, we may not raise enough funds to continue operations.

Because our Primary Offering lacks a minimum offering amount, no minimum amount of funds are assured, and we may only receive proceeds sufficient to fund operations for a short amount of time. We may then have to cease operations, and investors could then lose their entire investment.

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Because the Selling Shareholders are selling their shares, we are less likely to sell all of the Primary Offering shares.

The entity of Dr. Joseph Pergolizzi, Jr., our CEO, is one of the Selling Security Holders with shares registered for resale in the Secondary Offering. Dr. Pergolizzi, who is conducting the Primary Offering for the Company, has orally agreed as well as all the Selling Shareholders (i) to not sell any of his entity’s shares to any investors indicating interest in the Primary Offering until the Primary Offering is closed, and (ii) until the Primary Offering is closed, to direct all investors indicating interest in purchasing shares of the Company to purchase shares in the Primary Offering and to not refer them to purchase Selling Security Holder shares in the Secondary Offering. The Primary Offering will close 24 months after an effective S1 registration statement.

Additionally, the Selling Shareholders, including the entity of our Chief Executive Officer, Dr. Joseph Pergolizzi, may sell their shares at market prices or other prices lower than the Primary Offering price per share of $1.00 to $2.00 once the Company’s shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB.

Purchasers of our stock will experience dilution.

At December 31, 2021, we had a net tangible book value of approximately $0.094 per share of our common stock. If you purchase our common stock from us in our Primary Offering, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock (assuming a $1.50 per share public offering price, which is the midpoint of the price range set forth on the cover page of this prospectus) and the pro forma net tangible book value per share of our common stock immediately after the offering of $0.549 per share (assuming all 4,000,000 shares in the Primary Offering are sold at $1.50 per share, which is the midpoint of the price range set forth on the cover page of this prospectus).

THE OFFERING

This prospectus relates to the sale of 4,000,000 shares of common stock, par value $0.001, of the Company at a price of $1.50 per share (or the midpoint between the range of $1.00 and $2.00 per share) on a best efforts basis. This offering (the “Primary Offering”) terminates 24 months after commencement of this offering. The Company is offering the shares on a self-underwritten “best efforts” basis directly through its CEO. There is no minimum amount of common shares required to be purchased, and the total proceeds received by the Company might not be enough to execute our business plan, or a market may not ever develop for our common stock. No commission or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In addition, there are 500,000 shares being registered by seventeen Selling Security Holders. The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $1.50 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or privately negotiated prices (the “Secondary Offering”). The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders in the Secondary Offering. The existence of this Secondary Offering makes it less likely that we will sell all of the shares offered in the Primary Offering. No underwriting arrangements have been entered into by any of the Selling Security Holders. The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed “underwriting compensation.”

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $5,950,000, based on an assumed initial offering price of $1.50 per share, which is the midpoint of the price range set forth on the cover of this prospectus, after deducting estimated offering expenses payable by us. We will not receive any proceeds from sales of our common stock by the Selling Security Holders.

We anticipate that the net proceeds of $5,950,000 of the Offering will be used primarily to execute our business plan as follows: $4,600,000 for product development, testing and serialized production (either through organic development or by acquisition of new medical devices, none of which acquisition candidates have yet been located), $100,000 for advertising and marketing costs, $400,000 for staffing and personnel costs, and $785,000 for general working capital. A portion of the $4,600,000 planned to be used for product development and acquisitions may be used to negotiate directly with the Marchitto Entities depending on whether LCMD is able to make the required payments by the deadline. Additionally, proceeds will be used for IT system and software development, paying other general and administrative expenses associated with this offering, and paying general and administrative expenses associated with being a public company, such as accounting, auditing, transfer agent, EDGAR filing, and legal expenses. The precise amounts that the Company will devote to its programs will vary depending on numerous factors, including but not limited to, the progress and success of its various operations. In the event that we sell less than the maximum shares offered in the Primary Offering, our first priority is to pay fees associated with registration of our stock and developing our information technology systems and software, purchasing medical supply inventory and equipment, and then increasing our staffing and expanding our care facilities. The following table summarizes how we anticipate using the gross proceeds of the Primary Offering, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering assuming the midpoint offering price of $1.50:

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	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

Gross Proceeds	$1,500,000	$3,000,000	$4,500,000	$6,000,000

Expected Offering Expenses	50,000	50,000	50,000	50,000

Net Proceeds	1,450,000	2,950,000	4,450,000	5,950,000

Public Company Costs	$50,000	$50,000	$50,000	$50,000

Software Development	15,000	15,000	15,000	15,000

Product Development and/or Acquisition(s) of Additional Medical Devices	1,200,000	2,000,000	3,700,000	4,600,000

Advertising and Marketing	25,000	75,000	100,000	100,000

Staffing	80,000	240,000	350,000	400,000

General Working Capital	80,000	570,000	235,000	785,000

Total	$1,450,000	2,950,000	4,450,000	5,950,000

The Company anticipates that the estimated $6,000,000 gross proceeds from the offering would enable it to, further develop its pipeline of products, expand existing operations, and fund its other capital needs for the next two fiscal years. In the event that the offering is not completed, the Company will likely be required to seek additional financing as the Company needs a minimum of approximately $1,500,000 in gross proceeds to implement its business plan and support its operations over the next twenty-four months. There can be no assurance that additional financing will be available when needed, and, if available, that it will be on terms acceptable to the Company.

DETERMINATION OF OFFERING PRICE

The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $1.50 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or privately negotiated prices. The shares for sale by the Company in the Primary Offering of 4,000,000 shares will be sold at estimated price between $1.00 and $2.00. In determining the public offering price of the Primary Offering shares, we considered several factors including:

●	Our start-up status;
●	Prevailing market conditions, including the history and prospects for the industry in which we compete;
●	Our future prospects; and
●	Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. You cannot be sure that a public market for any of our securities will develop and continue, or that the securities will ever trade at a price at or higher than the offering price in this offering.

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DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock is quoted on the OTC Link alternative trading system operated by OTC Markets Group, Inc., at the “Pink” level (which we refer to throughout this prospectus as the “OTC Pink marketplace”) under the symbol “QLIS”.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders

We have approximately 150 shareholders of record of our common stock as of April 19, 2022.

Dividends

Please see “Dividend Policy” above.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our production and technology, (c) the regulation to which we are subject, (d) anticipated trends in our industry and (e) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

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DILUTION

We had a net tangible book value as of December 31, 2021, of approximately $770,415 or $0.094 per share of our common stock. If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock, and the pro forma net tangible book value per share of our common stock immediately after the offering.

Most of the Company’s current shareholders acquired shares at an effective price of $0.50 per share, whereas outside investors purchasing shares in the offering will pay a price of $1.50 per share. Further, the net tangible book value per share after the offering but prior to any new offerings is expected to be approximately $0.549 per share, assuming all 4,000,000 shares being offered by the Company are sold at $1.50 per share, which the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated offering expenses payable by us. Therefore, outside investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company’s common stock after completion of this Offering. The following table illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering, and assuming the shares are sold at $1.50 per share, which the midpoint of the price range set forth on the cover page of this prospectus:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Offering price per share	$1.50	$1.50	$1.50	$1.50
Net tangible book value per share before offering	$0.094	$0.094	$0.094	$0.094
Increase per share attributable to investors	$0.456	$0.371	$0.270	$0.147
Pro forma net tangible book value per share after offering	$0.549	$0.464	$0.363	$0.240
Dilution per share to investors	$0.951	$1.036	$1.137	$1.260

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of April 1, 2022, by the selling security holders identified below (the “Selling Security Holders”) prior to the offering contemplated by this prospectus, the number of shares each Selling Security Holder is offering pursuant to this prospectus and the number of shares which each Selling Security Holder would own beneficially if all offered shares under this prospectus are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the Selling Security Holders is a registered broker-dealer or an affiliate of a registered broker-dealer.

Of the Company’s 8,239,950 shares outstanding prior to the offerings, 6,988,300 shares were originally issued to the seventeen Selling Security Holders as consideration for the Company’s acquisition of mPathix Health, Inc. in June of 2021.

The percentages below are calculated based on 8,239,950 shares of our common stock issued and outstanding as of April 1, 2022, and an additional 4,000,000 shares being issued in the Primary Offering for a total of 12,239,950 common shares considered outstanding.

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Name of Selling Security Holder	Number of Shares Owned by the Selling Security Holder	Number of Shares Offered by the Selling Security Holder	Number of Shares Held After the Offerings	Percentage of Total Outstanding Shares After the Offerings
Echo Resources LLLP (1)	1,132,689	178,700	953,989	7.8%
Austin Adams (2)	100,000	16,000	84,000	.7%
Cynergy Brookline Healthcare Fund LLC. (3)	500,000	78,000	422,000	3.4%
Charles Achoa, Jr (4)	348,800	54,000	294,800	2.4%
John Ballard (4)	424,500	67,000	357,500	2.9%
Brian Joondeph	50,000	7,500	42,500	.3%
Ben Edwards	20,000	3,500	16,500	.1%
Shawn Krebs	50,000	7,500	42,500	.3%
Jim Holt (5)	35,000	5,500	29,500	.2%
Vanessa Burbage	25,000	4,000	21,000	.2%
CreoMed Inc. (6)	250,000	40,000	210,000	1.8%
Cynergy Healthcare Investors Emerging Bridge LLC. (3)	150,000	24,000	126,000	1.0%
Condit Csajaghy LLC	50,000	8,000	42,000	.3%
Brookline Special Situations Fund LLC. (7)	35,000	5,500	29,500	.2%
Diane Thelen	5,000	800	4,200	.03%

Total	3,175,989	500,000	2,675,989	21.9%

(1)	Sharon Adams, who is the mother of Austin Adams, a former officer and director of Qualis Innovations, Inc., is deemed to be the beneficial owner of shares held in the name of Echo Resources LLLP.

(2)	Austin Adams is a former officer and director of Qualis Innovations, Inc.

(3)	Cynergy Brookline and Cynergy Healthcare Investors Emerging Bridge are both managed by Austin Adams, former officer and director of Qualis Innovations, Inc.
(4)	Charles Achoa and John Ballard are co- founders of EMF medical devices Inc, now mPathix Inc. John Ballard was the former CEO of mPathix and is now is the current CFO and a director.

(5)	Jim Holt currently serves as the sole officer and director of LCMD, our licensor. LCMD is also a co-founder of mPathix. Jim Holt serves as a director of Qualis and its subsidiary mPathix.

(6)	Dr. Joseph Pergolizzi, our acting CEO and Chairman of the Board of Directors, is deemed to be the beneficial owner of the shares held in the name of the CreoMed Inc.

(7)	Madding King, a director of Qualis Innovations, Inc., is deemed to be the beneficial owner of the shares held in the name of Brookline Special Situations Fund LLC.

We may require the Selling Security Holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FISCAL CONDITION AND RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the consolidated financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 6 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Manufacturing

We will use Shanghai Zhiting Intelligent Technology Co., Ltd (“SZIT”) as our CMO to manufacture the SOLACE device, and to warehouse our product in their facilities in the San Francisco. SZIT is ISO 13482:2016 certified. We also intend to identify a back-up manufacture to ensure the integrity of our product supply chain in case of natural disaster or political uncertainty.

We plan use Kanban inventory management by which our SOLACE inventory will be held by Supertech Medical Devices Inc.(“Supertech”) at their warehouse until customer orders are received. Devices will be shipped from Supertech’s warehouse.

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Product Distribution

We plan to initially offer our SOLACE device via a purchase or leasing model and we will generate demand with a combination of direct and independent sales representatives in the United States. Field sales representatives will be engaged to sell in predefined geographic markets and will be compensated based on a commission amount of the revenues generated by the medical device. The focus will be to market our device to a target audience of professionals who specialize in the use of multi-modal, or multi-disciplinary, pain management techniques.

Our target audience includes chiropractors, physical therapists, and pain management specialists. However, our sales and promotional effort will be focused on using an account-based approach to further segment the market which will allow us to promote the SOLACE device in the most efficient manner. Our primary promotional targets will be multi-practitioner clinics and high throughput, solo-practitioner offices. We also intend to have a Corporate Accounts team to target large national and regional chiropractic and physical therapy chains. Examples of corporate accounts targets include The Joint, a national chiropractic franchise with over 500 locations, and ATI Physical Therapy with 900 locations across the US.

At launch, we will sell our SOLACE™ device directly to customers who will be able to either buy it outright or lease it via a third-party financing partner, Coastal Capital Group. If the device is to be leased, mPathix will be paid 50% of the purchase price upon leasing signing and 50% upon device delivery to the customer.

Although we plan to sell or lease the SOLACE™ device to target accounts at launch, we are also developing a proprietary method of revenue sharing that will allow for greater utilization of our device with customers, and thus expanding our market penetration into a broader subset of customers for whom purchasing or leasing the SOLACE device is not practical. Based on this approach, we may be able to accelerate the number of devices placed based on a greatly reduced acquisition cost for our customer. Further, it may be possible for mPathix to have real-time revenue recognition, which could lead to significantly lower days sales outstanding.

mPathix is also evaluating unique distribution models to fully maximize our reach with our target audience. Potential distribution models include “device sharing” or “on-demand” availability of the SOLACE™ device, allowing even the lowest patient throughput practices to access our technology. Such distribution models will be test marketed prior to any potential national implementation.

Regardless of which distribution model, or combination of models, is utilized, each account that accesses the SOLACE device will incorporate a monthly fee for device calibration and maintenance.

Reimbursement

Based on our target market (i.e., chiropractors and physical therapists), we believe many, if not most, patients will pay out of pocket for treatment with the SOLACE™ device. However, there will be certain practitioners, including medical doctors, who will treat patients with medical insurance plans and attempt get reimbursement for their service. In this revenue stream, revenue will be derived from patients with insurance plans held by private health insurance carriers, typically known as HMOs or PPOs, who pay on behalf of their insureds and worker’s compensation claims. This will continue to create revenue which will become recurring as patients are treated on a regular basis.

The Current Procedural Terminology (CPT) code 97024, as maintained by American Medical Association, is a medical procedural code under the category of Supervised Physical Medicine and Rehabilitation Modalities. CPT 97024 includes the application of a modality to 1 or more areas; Diathermy (e.g., microwave). This is the code healthcare professionals may be able to use for billing and reimbursement, in addition to the ICD-10 diagnosis code, for payment by insurers. The provider fee for 97024 is assumed to about $30.

Employees

As of the date of this prospectus, we have no full-time employees, one full-time contracted consultant, John Ballard, our current chief financial officer (CFO), and four part-time contracted consultants. None of our employees is subject to a collective bargaining agreement. We believe our relations with our current employee is satisfactory.

Where You Can Find our Reports

Any person or entity may read and copy our reports with the Commission at the Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Room by calling the Commission toll free at 1-800-SEC-0330. The Commission also maintains an Internet site at http://www.sec.gov where reports, proxies and other disclosure statements on public companies may be viewed by the public.

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Recent Developments

We have prepared our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Additionally, we have begun the process of becoming a fully reporting company with the Securities and Exchange Commission through the process of a S1 registration statement with the intent to file this document within the next 60-90 days.

Financing Transactions

Acquisition of mPathix

On June 28, 2021, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) by and among mPathix Health, Inc. (formerly EMF Medical Devices, Inc., a Delaware corporation) (“mPathix”) and Qualis. The closing of the transaction (the “Closing”) took place on June 29, 2021 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding shares (the “Shares”) of mPathix. In exchange, the Company issued to the mPathix shareholder’s, their designees or assigns, an aggregate of 6,988,300 shares of Company common stock (the “Shares Component”) or 93.36% of the shares of common stock of the Company issued and outstanding after the Closing (the “Share Exchange”), at a valuation of $0.50 per share, and the Company issued warrants to purchase an additional 1,098,830 shares (698,830 warrants issued to the Company’s previous CEO and 400,000 to CreoMed which is beneficially owned by Dr. Joseph Pergolizzi, the Company’s acting CEO and chairman of the board) of the Company’s common stock, exercisable for 10 years at a $0.50 per share exercise price, subject to adjustment. In connection with the closing of the mPathix acquisition, the officers and directors of mPathix were appointed as the officers and directors of the Company.

The acquisition was accounted for as a “reverse merger” and recapitalization since the stockholders of mPathix prior to the acquisition acquired a majority of the outstanding shares of the common stock of the Company immediately following the completion of the transaction. mPathix was deemed to be the accounting acquirer in the transaction, and, consequently, the transaction was treated as a recapitalization of mPathix. As a result, the Company is considered to be the continuation of the predecessor, mPathix. Accordingly, the assets and liabilities and the historical operations that are reflected in the Company’s consolidated financial statements are those of mPathix and are recorded at the historical cost basis of mPathix. The Company’s assets, liabilities and results of operations were consolidated with the assets, liabilities and results of operations of mPathix after consummation of the acquisition.

Stock Based Compensation

Employment Agreement

On March 1, 2021, Mr. Ahmet Demir Bingol, the Company’s CEO entered into an Employment Agreement with the Company, with an effective date of March 16, 2021, in which he receives an annual base salary of $250,000, plus bonus compensation not to exceed 80% of base salary. In addition, Mr. Bingol was granted 698,830 warrants to purchase 698,830 of the Company’s common stock, valued at $165,378 (based on the Black Scholes valuation model on the date of grant). The warrants are exercisable for a period of ten years at $0.50 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date. Mr. Bingol’s employment also provides for medical insurance, disability benefits and one year of severance pay if his employment is terminated without cause or due to a change in control. Mr. Bingol’s compensation was approved by the Company’s Board of Directors on March 1, 2021.

On September 9, 2021, the Board of Directors approved a modified Employment Agreement for Mr. Bingol which was subsequently signed on October 1, 2021. The modification resulted in changing Mr. Bingol’s position from CEO to President and in reducing Mr. Bingol’s base salary from $250,000 to $150,000 per year. In addition, his bonus plan was reset with a target bonus at fifty percent (50%) of Executive’s Base Salary, based upon the actual achievement of financial and other targets as established in the annual budget approved by the Board, in its sole and absolute discretion. Further, on October 1, 2021, Mr. Bingol’s previously issued warrants were modified such that he will receive 300,000 warrants that vest immediately at an exercise price of $0.50 and 398,830 warrants that vest over a period of three years with an exercise price of $0.50. As a result, in accordance with ASC 718-20-35-2A and 718-20-35-3, immediately prior to the modification, the Company calculated the fair value of the warrants and determined that there was no change to the fair value. Subsequent to the modification, the Company will recognize a loss of $9,155 over the remaining three year vesting period.

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On February 24, 2022, Mr. Bingol entered into a separation agreement whereby he will terminate his employment effective April 15, 2022. He received no severance payment and there were no disagreements between he or the Company. A total of 300,000 warrants have vested with the remaining 398,830 unvested warrants expiring.

Consulting Agreement

On May 1, 2021, the Company’s subsidiary entered into a consulting agreement with Discovery Building, Inc., the entity of John Ballard, the Company’s CFO, for Mr. Ballard to provide CFO services to the Company. The consulting agreement terminates July 31, 2022. Under this consulting agreement, Mr. Ballard will be entitled to a monthly consulting fee of $10,000 and common stock totalling 300,000 out of which issuance of 200,000 common stock based on the closing of reverse acquisition transaction, 50,000 common stock on the delivery of 2 Company’s medical devices and 50,000 on the delivery of 10 Company’s medical devices. The company has issued 250,000 common stock during the year ended December 31, 2021, for the fair value of $125,000 and 50,000 common stock shall be issued on delivery of additional 8 devices at fair value estimated to be $25,000.

Intellectual Property License Agreement

Prior License

We previously licensed from Life Care Medical Devices a number of patents in connection with the Prior Device, the predicate device which was marketed as the “BeBe” device, and which received 510(k) clearance from the FDA in March 2014. The granted indication for the BeBe device was “to generate deep heat within body tissues for the treatment of medical conditions such as relief of pain, muscle spasms and joint contractures.”

On August 28, 2019, our subsidiary, mPathix, entered into a Preliminary License Agreement with LCMD, licensing from LCMD certain patents, know how, trade secrets, 510(k) clearances and other property (the “Property”) previously transferred to LCMD by the Marchitto Entities (defined below) in accordance with an Asset Purchase Agreement and a separate Intellectual Property License Agreement dated November 10, 2015. Jim Holt who served as the sole officer and director of LCMD, is also one of our directors. mPathix had an exclusive license to reproduce, distribute, sell, lease, display and perform and otherwise use the Property (including the SOLACE medical device) for use in pain management as of the August 28, 2019 agreement. In consideration, mPathix issued 2,000,000 shares of its common stock (1,878,955 shares issued to LCMD and 121,045 shares issued to an affiliate of LCMD) and paid $110,000 in cash to LCMD on or about on September 9, 2019, and mPathix was to pay continuing royalties to LCMD, with an initial royalty payment of 6.0% of the net revenues from pain application sales in each of the first twelve months, and lesser royalties thereafter based on annual device sales. No royalty payments have been made to or earned by LCMD since no revenues from medical device sales were generated.

On June 3, 2021, a Definitive License Agreement was signed by LCMD and mPathix in order to finalize the terms of the August 28, 2019 Preliminary License Agreement. The terms of the license with LCMD were contingent upon successful fulfilment of a court ordered resolution between LCMD and the original owners of the underlying intellectual property (the “Marchitto Entities”). LCMD was obligated to pay to the Marchitto Entities the sum of $2,400,000 on or before April 24, 2022, which has not occurred. Accordingly, we consider the license agreement to be expired, and we do not intend to renew the license agreement with LCMD or otherwise reacquire the intellectual property from the Marchitto Entities.

ASC 730-10-25-2(c), Intangible Assets Purchased From Others, requires a company to evaluate the technology acquired, and the applicable guidance for the determination of alternative future uses. mPathix determined, at the date of the acquisition of the technology, that it was acquiring an asset that represented a research and development (R&D) project that was still in the process of experimentation. The technology has additional potential future benefits including hyperhidrosis, stress bladder incontinence, and cosmetic indications. Therefore, the acquisition represented an asset by the Company.

Based on the Company’s analysis of the Solace medical device, as of December 31, 2021, the Company reassessed the value of the Preliminary License Agreement with LCMD. Related to this assessment, management determined that the intellectual property used in the Solace device is different from the intellectual property in the Preliminary License Agreement with LCMD. Therefore, the Company recorded an impairment of intangible assets of $143,226 for the year ended December 31, 2021 and is classified in other expenses in the consolidated Statement of Operations.

Common Stock

In July 2021, the Company issued 250,000 common shares to a related party valued at $125,000 (based on the estimated fair value of the stock on the date of grant) for services rendered.

In July 2021, the Company issued 5,000 common shares to a third party valued at $2,500 (based on the estimated fair value of the stock on the date of grant) for services rendered.

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In June 2021, the Company issued 300,000 common shares to a third party for aggregate gross proceeds of $150,000.

In June 2021, the Company issued 200,000 common shares to a related party for aggregate gross proceeds of $100,000.

On June 28, 2021, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) by and among mPathix Health, Inc. (formerly EMF Medical Devices, Inc., a Delaware corporation) (“mPathix”) and Qualis. The closing of the transaction (the “Closing”) took place on June 29, 2021 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding shares (the “Shares”) of mPathix. In exchange, the Company issued to the mPathix shareholder’s, their designees or assigns, an aggregate of 6,988,300 shares of Company common stock (the “Shares Component”) or 93.36% of the shares of common stock of the Company issued and outstanding after the Closing (the “Share Exchange”), at a valuation of $0.50 per share, and the Company issued warrants to purchase an additional 1,098,830 shares (698,830 warrants issued to the Company’s previous CEO and 400,000 to CreoMed which is beneficially owned by Dr. Joseph Pergolizzi, the Company’s acting CEO and chairman of the board) of the Company’s common stock, exercisable for 10 years at a $0.50 per share exercise price, subject to adjustment. In connection with the closing of the mPathix acquisition, the officers and directors of mPathix were appointed as the officers and directors of the Company.

The acquisition will be accounted for as a “reverse merger’’ and recapitalization since the stockholders of mPathix will own a majority of the outstanding shares of the common stock immediately following the completion of the transaction assuming that holders of 10% of the Public Shares exercise their conversion rights. mPathix will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of mPathix. As a result, Qualis is considered to be the continuation of the predecessor mPathix. Accordingly, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements are those of mPathix and are recorded at the historical cost basis of mPathix. Qualis’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of mPathix after consummation of the acquisition.

On June 29, 2021, the Company issued 900,000 common shares to Echo Resources LLP in conjunction with share agreement.

On June 29, 2021, the Company issued 496,650 common shares for the recapitalization of Qualis in conjunction with the reverse acquisition.

On February 14, 2021, the Company issued a total of 30,000 restricted common shares to members of its Board of Directors, valued at $15,000 (based on the estimated fair value of the stock on the date of grant) for services to be rendered in FY 2021.

On February 11, 2021, the Company issued 2,000,000 common shares to third parties for aggregate gross proceeds of $1,000,000.

In fiscal year 2020, the Company issued 350,000 common shares to third parties for aggregate gross proceeds of $175,000.

The Company issued 488,300 restricted common shares to the founders of mPathix, valued at $488 (based on the par value on the date of grant). The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

For the period from August 9, 2019 (date of inception) through December 31, 2019, the Company issued 145,000 shares of restricted common stock, valued at $72,500 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered.

For the period from August 9, 2019 (date of inception) through December 31, 2019, the Company issued 900,000 common shares to third parties for aggregate gross proceeds of $450,000.

For the period from August 9, 2019 (date of inception) through December 31, 2019, the Company issued 50,000 common shares to a related party for aggregate gross proceeds of $25,000.

On September 23, 2019, the Company entered into an agreement with an unrelated third party, pursuant to which the Company was provided with outsourced legal services for 50,000 shares of restricted common stock, valued at $25,000 (based on the fair value of the services on the date of grant).

On September 23, 2019, the Company issued a total of 75,000 restricted common shares to members of its Board of Directors, valued at $37,500 (based on the estimated fair value of the stock on the date of grant) for services rendered.

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On August 28, 2019, the Company issued a total of 2,000,000 restricted common shares to a third party, valued at $1,000,000 (based on the estimated fair value of the stock on the date of grant) in conjunction with the Intellectual Property License Agreement.

Warrants

On February 14, 2021, the Company granted 400,000 warrants to purchase 400,000 shares of the Company’s common stock to a CreoMed (controlled by Dr. Joseph Pergolizzi, Acting CEO and Chairman of the Board) for consulting services, valued at $109,512 (based on the Black Scholes valuation model on the date of grant). The warrants are exercisable for a period of seven years at $0.50 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date.

On March 16, 2021, the Company granted 698,830 warrants to purchase 698,830 shares of the Company’s common stock to Ahmet Demir Bingol, valued at $166,141 (based on the Black Scholes valuation model on the date of grant), pursuant to his Employment Agreement. The warrants are exercisable for a period of ten years at $0.50 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date.

On June 29, 2021, the Qualis Innovations, Inc. has cancelled previous warrants agreement and regranted warrants to purchase an additional 1,098,830 shares (698,830 warrants issued to the Ahmet Demir Bingol, Company’s previous CEO and 400,000 to CreoMed which is beneficially owned by Dr. Joseph Pergolizzi, the Company’s acting CEO and chairman of the board) of the Company’s common stock, exercisable for 10 years at a $0.50 per share exercise price, subject to adjustment in conjunction with the share exchange agreement.

On September 9, 2021, the Board of Directors approved a modified Employment Agreement for Mr. Bingol which was subsequently signed on October 1, 2021. The modification resulted in changing Mr. Bingol’s position from CEO to President. Further, on October 1, 2021, Mr. Bingol’s previously issued warrants were modified such that he will receive 300,000 warrants that vest immediately at an exercise price of $0.50 and 398,830 warrants that vest over a period of three years with an exercise price of $0.50. As a result, in accordance with ASC 718-20-35-2A and 718-20-35-3, immediately prior to the modification, the Company calculated the fair value of the warrants and determined that there was no change to the fair value. Subsequent to the modification, the Company will recognize a loss of $9,155 over the remaining three-year vesting period.

On February 24, 2022, Mr. Bingol entered into a separation agreement whereby he will terminate his employment effective April 15, 2022. He received no severance payment and there were no disagreements between he or the Company. A total of 300,000 warrants have vested with the remaining 398,830 unvested warrants expiring.

Options

In July 2021, the Company granted a total of 100,000 options to purchase 100,000 shares of the Company’s common stock to third parties for consulting services, valued at $25,077 (based on the Black Scholes valuation model on the date of grant). The options are exercisable for a period of five years at $0.50 per share in whole or in part and vest 50% in six months and the remaining 50% in twelve months from the grant date.

On June 7, 2021, the Company granted 20,000 options to purchase 20,000 shares of the Company’s common stock to a third party for consulting services, valued at $5,040 (based on the Black Scholes valuation model on the date of grant). The options are exercisable for a period of five years at $0.50 per share in whole or in part and vest 50% in six months and the remaining 50% in twelve months from the grant date.

Impairment of Intangible Assets

Based on the Company’s analysis of the Solace medical device, as of December 31, 2021, the Company reassessed the value of the Preliminary License Agreement with LCMD. Related to this assessment, management determined that the intellectual property used in the Solace device is different from the intellectual property in the Preliminary License Agreement with LCMD. Therefore, the Company recorded an impairment of intangible assets of $143,226 for the year ended December 31, 2021 and is classified in other expenses in the consolidated Statement of Operations.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance. We have not finalized development of our planned SOLACE device, nor have we generated any cash flow from operations. The Company’s cash position may not be sufficient to support the Company’s daily operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible cost overruns due to increases in the cost of services. To become profitable and competitive, we must receive additional capital. We have no assurance that future financing will materialize. If that financing is not available, we may be unable to continue operations.

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Overview of Presentation

The following Management’s Discussion and Analysis (“MD&A”) or Plan of Operations includes the following sections:

●	Results of Operations

●	Liquidity and Capital Resources

●	Capital Expenditures

●	Going Concern

●	Critical Accounting Policies

●	Off-Balance Sheet Arrangements

General and administrative expenses consist primarily of personnel costs and professional fees required to support our operations and growth.

Depending on the extent of our future growth, we may experience significant strain on our management, personnel, and information systems. We will need to implement and improve operational, financial, and management information systems. In addition, we are implementing new information systems that will provide better record-keeping. However, there can be no assurance that our management resources or information systems will be sufficient to manage any future growth in our business, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

Results of Operations

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

The following discussion represents a comparison of our results of operations for the years ended December 31, 2020 and 2019. The results of operations for the periods shown in our audited consolidated financial statements are not necessarily indicative of operating results for the entire period. In the opinion of management, the audited consolidated financial statements recognize all adjustments of a normal recurring nature considered necessary to fairly state our financial position, results of operations and cash flows for the periods presented.

	Year Ended December 31,	Year Ended December 31,
	2021	2020

Net revenues	$-	$-
Cost of sales	-	-
Gross Profit	-	-
Operating expenses	1,588,890	517,177
Other expense	143,226	-
Net loss before income taxes	$(1,732,116)	$(517,177)

Revenues

For the year ended December 31, 2021 and 2020, we had no revenues.

Cost of Sales

For the year ended December 31, 2021 and 2020, we had no cost of sales.

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Operating expenses

Operating expenses increased by $1,071,713, or 207.2%, to $1,588,890 for year ended December 31, 2021 from $517,177 for the year ended December 31, 2020 primarily due to increase in professional fees of $125,617, consulting fees of $403,209, compensation costs of $209,799, research and development costs of $68,889, depreciation costs of $5,949, stock based compensation of $166,141, travel costs of $3,004, and general and administration costs of $89,105. In March 2021, the Company hired its CEO resulting in increased compensation costs, has incurred an increase in professional fees (primarily legal and audit fees) and has increased consulting fees (primarily the fair value of common stock and options issued for services), as a result of the Company filing its S-1.

For the year ended December 31, 2021, we had research and development costs of $500,567, stock based compensation of $166,141, and general and administrative expenses of $922,945 primarily due to professional fees of $128,617, compensation costs of $209,799, depreciation costs of $16,953, consulting fees of $465,709, travel costs of $4,926, and general and administration costs of $96,178. In March 2021, the Company hired its CEO resulting in increased compensation costs, has incurred an increase in professional fees (primarily legal and audit fees) and has increased consulting fees (primarily the fair value of common stock and options issued for services), as a result of the Company filing its S-1. Research and development costs consist of $429,677 for the amortization of the Company’s Intellectual Property License Agreement, $50,390 to a third party for an evaluation of our product, and a medical device for test purposes of $20,500.

For the year ended December 31, 2020, we had research and development costs of $431,678 and general and administrative expenses of $85,499 primarily due to consulting fees of $62,500, depreciation costs of $11,004, professional fees of $3,000, travel costs of $1,922, and general and administration costs of $7,073, as a result of adding administrative infrastructure for our anticipated business development. Research and development costs consist of the amortization of the Company’s Intellectual Property License Agreement.

Other Expense

Other expense for the year ended December 31, 2021 totaled $143,226 due to impairment of assets. Other expense for the year ended December 31, 2020 was none.

Net loss before income taxes

Net loss before income for the year ended December 31, 2021 totaled $1,732,116 primarily due to (increases/decreases) in stock based compensation, research and development costs, compensation costs, professional fees, consulting fees, depreciation and amortization, travel costs, and general and administration costs compared to a loss of $517,177 for the year ended December 31, 2020 primarily due to (increases/decreases) in research and development costs, consulting fees, professional fees, depreciation and amortization, travel costs, and general and administration costs.

Assets and Liabilities

Assets were $800,063 as of December 31, 2021. Assets consisted primarily of cash of $528,284, inventory of $60,275, deposits of $54,000, other current assets of $101,144, and property and equipment of $56,360. Liabilities were $29,648 as of December 31, 2021. Liabilities consisted primarily of accounts payable and accrued expenses of $18,248 and other current liabilities of $11,400.

Year Ended December 31, 2020 Compared to the period from August 9, 2019 (date of inception) through December 31, 2019

The following discussion represents a comparison of our results of operations for the years ended December 31, 2020 and 2019. The results of operations for the periods shown in our audited consolidated financial statements are not necessarily indicative of operating results for the entire period. In the opinion of management, the audited consolidated financial statements recognize all adjustments of a normal recurring nature considered necessary to fairly state our financial position, results of operations and cash flows for the periods presented.

	Year Ended December 31, 2020	For the period from August 9, 2019 (date of inception) through December 31, 2019

Net revenues	$-	$-
Cost of sales	-	-
Gross Profit	-	-
Operating expenses	517,177	455,479
Other expense	-	-
Net loss before income taxes	$(517,177)	$(455,479)

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Net Revenues

For the year ended December 31, 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019, we had no revenues.

Cost of Sales

For the year ended December 31, 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019, we had no cost of sales.

Operating expenses

Operating expenses increased by $61,698, or 13.5%, to $517,177 for the year ended December 31, 2020 from $455,479 for the period from August 9, 2019 (date of inception) through December 31, 2019 primarily due to increases in depreciation costs of $11,004, Research and development costs of $193,759 (consisting primarily of the amortization of the Company’s Intellectual Property License Agreement), and general and administration costs of $6,125, offset primarily by decreases in marketing costs of $6,900, professional fees of $32,739, consulting costs of $102,934, and travel costs of $6,617, as a result of our anticipated business development.

For the year ended December 31, 2020, we had research and development costs of $431,678 (consisting primarily of the amortization of the Company’s Intellectual Property License Agreement), and general and administrative expenses of $85,499 primarily due to professional fees of $3,000, depreciation costs of $11,004, consulting costs of $62,500, travel costs of $1,922, and general and administration costs of $7,073, as a result of our anticipated business development.

For the period from August 9, 2019 (date of inception) through December 31, 2019, we had marketing costs of $6,900, research and development costs of $237,919 (consisting of the amortization of the Company’s Intellectual Property License Agreement), and general and administrative expenses of $210,660 primarily due to professional fees of $35,739, consulting costs of $165,434, travel costs of $8,539, and general and administration costs of $948, as a result of our anticipated business development.

Net loss before income taxes

Net loss before income taxes for the year ended December 31, 2020 totaled $517,177 primarily due to (increases/decreases) in professional fees, consulting costs, travel costs, depreciation costs, amortization costs, research and development costs, and general and administration costs compared to a loss of $445,479 for the period from August 9, 2019 (date of inception) through December 31, 2019 primarily due to professional fees, consulting costs, travel costs, amortization costs, research and development costs, marketing costs, and general and administration costs.

Liquidity and Capital Resources

General – Overall, we had an increase in cash flows for the year ended December 31, 2021 of $455,369 resulting from cash provided by financing activities of $1,250,000, offset partially by cash used in operating activities of $792,844 and cash used in investing activities of $1,787.

The following is a summary of our cash flows provided by (used in) operating, investing, and financing activities during the periods indicated:

	Year Ended December 31,	Year Ended December 31,
	2021	2020

Net cash provided by (used in):
Operating activities	$(792,844)	$(181,495)
Investing activities	(1,787)	(82,530)
Financing activities	1,250,000	175,000
	$455,369	$(89,025)

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Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

Cash Flows from Operating Activities – For the year ended December 31, 2021, net cash used in operations was $792,844 compared to net cash used in operations of $181,495 for the year ended December 31, 2020. Net cash used in operations was primarily due to a net loss of $1,732,116 for the year ended December 31, 2021 and the changes in operating assets and liabilities of $90,771, primarily due to inventory of $60,275 and other current assets of $96,144, offset partially by deposits of $36,000, accounts payable and accrued expenses of $18,248, and other current liabilities of $11,400. In addition, net cash used in operating activities includes adjustments to reconcile net profit from depreciation expense of $16,953, amortization expense of $429,677, impairment of intangible assets of $143,226, warrants issued for services of $131,546, stock-based compensation – related parties of $166,141, issuance of common stock for services – related parties of $140,000, and issuance of common stock for services of $2,500.

Net cash used in operations was primarily due to a net loss of $517,177 for the year ended December 31, 2020 and the changes in operating assets and liabilities of $105,000, primarily due to the decrease in accounts payable of $10,000, deposits of $90,000, and other current assets of $5,000. In addition, net cash used in operating activities includes adjustments to reconcile net profit from amortization expense of $429,678 and depreciation expense of $11,004.

Cash Flows from Investing Activities – For the year ended December 31, 2021, net cash used in investing was $1,787 due to the purchase of property and equipment compared to cash flows used in investing activities of $82,530 for the year ended December 31, 2020 due to the purchase of property and equipment.

Cash Flows from Financing Activities – For the year ended December 31, 2021, net cash provided by financing was $1,250,000 due to proceeds from issuance of common stock for cash. For the year ended December 31, 2020, cash flows provided by financing activities was $175,000 due to proceeds from issuance of common stock for cash.

Financing – We expect that our current working capital position, together with our expected future cash flows from operations will be insufficient to fund our operations in the ordinary course of business, anticipated capital expenditures, debt payment requirements and other contractual obligations for at least the next twelve months. However, this belief is based upon many assumptions and is subject to numerous risks, and there can be no assurance that we will not require additional funding in the future.

We have no present agreements or commitments with respect to any material acquisitions of other businesses, products, product rights or technologies or any other material capital expenditures. However, we will continue to evaluate acquisitions of and/or investments in products, technologies, capital equipment or improvements or companies that complement our business and may make such acquisitions and/or investments in the future. Accordingly, we may need to obtain additional sources of capital in the future to finance any such acquisitions and/or investments. We may not be able to obtain such financing on commercially reasonable terms, if at all. Due to the ongoing global economic crisis, we believe it may be difficult to obtain additional financing if needed. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our shareholders, in the case of equity financing.

Acquisition of mPathix

On June 28, 2021, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) by and among mPathix Health, Inc. (formerly EMF Medical Devices, Inc., a Delaware corporation) (“mPathix”) and Qualis. The closing of the transaction (the “Closing”) took place on June 29, 2021 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding shares (the “Shares”) of mPathix. In exchange, the Company issued to the mPathix shareholder’s, their designees or assigns, an aggregate of 6,988,300 shares of Company common stock (the “Shares Component”) or 93.36% of the shares of common stock of the Company issued and outstanding after the Closing (the “Share Exchange”), at a valuation of $0.50 per share, and the Company issued warrants to purchase an additional 1,098,830 shares (698,830 warrants issued to the Company’s previous CEO and 400,000 to CreoMed which is beneficially owned by Dr. Joseph Pergolizzi, the Company’s acting CEO and chairman of the board) of the Company’s common stock, exercisable for 10 years at a $0.50 per share exercise price, subject to adjustment. In connection with the closing of the mPathix acquisition, the officers and directors of mPathix were appointed as the officers and directors of the Company.

The acquisition was accounted for as a “reverse merger” and recapitalization since the stockholders of mPathix prior to the acquisition acquired a majority of the outstanding shares of the common stock of the Company immediately following the completion of the transaction. mPathix was deemed to be the accounting acquirer in the transaction, and, consequently, the transaction was treated as a recapitalization of mPathix. As a result, the Company is considered to be the continuation of the predecessor, mPathix. Accordingly, the assets and liabilities and the historical operations that are reflected in the Company’s consolidated financial statements are those of mPathix and are recorded at the historical cost basis of mPathix. The Company’s assets, liabilities and results of operations were consolidated with the assets, liabilities and results of operations of mPathix after consummation of the acquisition.

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Stock Based Compensation

Employment Agreement

On March 1, 2021, Mr. Ahmet Demir Bingol, the Company’s CEO entered into an Employment Agreement with the Company, with an effective date of March 16, 2021, in which he receives an annual base salary of $250,000, plus bonus compensation not to exceed 80% of base salary. In addition, Mr. Bingol was granted 698,830 warrants to purchase 698,830 of the Company’s common stock, valued at $165,378 (based on the Black Scholes valuation model on the date of grant). The warrants are exercisable for a period of ten years at $0.50 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date. Mr. Bingol’s employment also provides for medical insurance, disability benefits and one year of severance pay if his employment is terminated without cause or due to a change in control. Mr. Bingol’s compensation was approved by the Company’s Board of Directors on March 1, 2021.

On September 9, 2021, the Board of Directors approved a modified Employment Agreement for Mr. Bingol which was subsequently signed on October 1, 2021. The modification resulted in changing Mr. Bingol’s position from CEO to President and in reducing Mr. Bingol’s base salary from $250,000 to $150,000 per year. In addition, his bonus plan was reset with a target bonus at fifty percent (50%) of Executive’s Base Salary, based upon the actual achievement of financial and other targets as established in the annual budget approved by the Board, in its sole and absolute discretion. Further, on October 1, 2021, Mr. Bingol’s previously issued warrants were modified such that he will receive 300,000 warrants that vest immediately at an exercise price of $0.50 and 398,830 warrants that vest over a period of three years with an exercise price of $0.50. As a result, in accordance with ASC 718-20-35-2A and 718-20-35-3, immediately prior to the modification, the Company calculated the fair value of the warrants and determined that there was no change to the fair value. Subsequent to the modification, the Company will recognize a loss of $9,155 over the remaining three year vesting period.

On February 24, 2022, Mr. Bingol entered into a separation agreement whereby he will terminate his employment effective April 15, 2022. He received no severance payment and there were no disagreements between he or the Company. A total of 300,000 warrants have vested with the remaining 398,830 unvested warrants expiring.

Consulting Agreement

On May 1, 2021, the Company entered into a consulting agreement with a related party to provide advisory services to the Company. The consulting agreement terminates July 31, 2022. Under this consulting agreement, the related party will be entitled to a monthly consulting fee of $10,000 and common stock totalling 300,000 out of which issuance of 200,000 common stock based on the closing of reverse acquisition transaction, 50,000 common stock on the delivery of 2 Company’s medical devices and 50,000 on the delivery of 10 Company’s medical devices. The company has issued 250,000 common stock during the year ended December 31, 2021, for the fair value of $125,000 and 50,000 common stock shall be issued on delivery of additional 8 devices at fair value estimated to be $25,000.

Intellectual Property License Agreement

Prior License

We previously licensed from Life Care Medical Devices a number of patents in connection with the Prior Device, the predicate device which was marketed as the “BeBe” device, and which received 510(k) clearance from the FDA in March 2014. The granted indication for the BeBe device was “to generate deep heat within body tissues for the treatment of medical conditions such as relief of pain, muscle spasms and joint contractures.”

On August 28, 2019, our subsidiary, mPathix, entered into a Preliminary License Agreement with LCMD, licensing from LCMD certain patents, know how, trade secrets, 510(k) clearances and other property (the “Property”) previously transferred to LCMD by the Marchitto Entities (defined below) in accordance with an Asset Purchase Agreement and a separate Intellectual Property License Agreement dated November 10, 2015. Jim Holt who served as the sole officer and director of LCMD, is also one of our directors. mPathix had an exclusive license to reproduce, distribute, sell, lease, display and perform and otherwise use the Property (including the SOLACE medical device) for use in pain management as of the August 28, 2019 agreement. In consideration, mPathix issued 2,000,000 shares of its common stock (1,878,955 shares issued to LCMD and 121,045 shares issued to an affiliate of LCMD) and paid $110,000 in cash to LCMD on or about on September 9, 2019, and mPathix was to pay continuing royalties to LCMD, with an initial royalty payment of 6.0% of the net revenues from pain application sales in each of the first twelve months, and lesser royalties thereafter based on annual device sales. No royalty payments have been made to or earned by LCMD since no revenues from medical device sales were generated.

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On June 3, 2021, a Definitive License Agreement was signed by LCMD and mPathix in order to finalize the terms of the August 28, 2019 Preliminary License Agreement. The terms of the license with LCMD were contingent upon successful fulfilment of a court ordered resolution between LCMD and the original owners of the underlying intellectual property (the “Marchitto Entities”). LCMD was obligated to pay to the Marchitto Entities the sum of $2,400,000 on or before April 24, 2022, which has not occurred. Accordingly, we consider the license agreement to be expired, and we do not intend to renew the license agreement with LCMD or otherwise reacquire the intellectual property from the Marchitto Entities.

The Company is in the process of finalizing the SOLACE product design and is beginning to compile the data required to complete an application with the FDA. Further, given the substantial changes and modifications that we have identified for our device, the Company will seek to file provisional patents at the earliest possible date.

ASC 730-10-25-2(c), Intangible Assets Purchased From Others, requires a company to evaluate the technology acquired, and the applicable guidance for the determination of alternative future uses. mPathix determined, at the date of the acquisition of the technology, that it was acquiring an asset that represented a research and development (R&D) project that was still in the process of experimentation. The technology has additional potential future benefits including hyperhidrosis, stress bladder incontinence, and cosmetic indications. Therefore, the acquisition represented an asset by the Company.

The Intellectual Property License Agreement will expire in April 2022. mPathix recorded $1,110,000 as an intangible asset and is being amortized on a straight-line basis thru the end of the licensing agreement of April 2022.

Based on the Company’s analysis of the Solace medical device, as of December 31, 2021, the Company reassessed the value of the Preliminary License Agreement with LCMD. Related to this assessment, management determined that the intellectual property used in the Solace device is different from the intellectual property in the Preliminary License Agreement with LCMD. Therefore, the Company recorded an impairment of intangible assets of $143,226 for the year ended December 31, 2021 and is classified in other expenses in the consolidated Statement of Operations.

Common Stock

In July 2021, the Company issued 250,000 common shares to a related party valued at $125,000 (based on the estimated fair value of the stock on the date of grant) for services rendered.

In July 2021, the Company issued 5,000 common shares to a third party valued at $2,500 (based on the estimated fair value of the stock on the date of grant) for services rendered.

In June 2021, the Company issued 300,000 common shares to a third party for aggregate gross proceeds of $150,000.

In June 2021, the Company issued 200,000 common shares to a related party for aggregate gross proceeds of $100,000.

On June 28, 2021, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) by and among mPathix Health, Inc. (formerly EMF Medical Devices, Inc., a Delaware corporation) (“mPathix”) and Qualis. The closing of the transaction (the “Closing”) took place on June 29, 2021 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding shares (the “Shares”) of mPathix. In exchange, the Company issued to the mPathix shareholder’s, their designees or assigns, an aggregate of 6,988,300 shares of Company common stock (the “Shares Component”) or 93.36% of the shares of common stock of the Company issued and outstanding after the Closing (the “Share Exchange”), at a valuation of $0.50 per share, and the Company issued warrants to purchase an additional 1,098,830 shares (698,830 warrants issued to the Company’s previous CEO and 400,000 to CreoMed which is beneficially owned by Dr. Joseph Pergolizzi, the Company’s acting CEO and chairman of the board) of the Company’s common stock, exercisable for 10 years at a $0.50 per share exercise price, subject to adjustment. In connection with the closing of the mPathix acquisition, the officers and directors of mPathix were appointed as the officers and directors of the Company.

The acquisition will be accounted for as a “reverse merger’’ and recapitalization since the stockholders of mPathix will own a majority of the outstanding shares of the common stock immediately following the completion of the transaction assuming that holders of 10% of the Public Shares exercise their conversion rights. mPathix will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of mPathix. As a result, Qualis is considered to be the continuation of the predecessor mPathix. Accordingly, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements are those of mPathix and are recorded at the historical cost basis of mPathix. Qualis’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of mPathix after consummation of the acquisition.

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On June 29, 2021, the Company issued 900,000 common shares to Echo Resources LLP in conjunction with share agreement.

On June 29, 2021, the Company issued 496,650 common shares for the recapitalization of Qualis in conjunction with the reverse acquisition.

On February 14, 2021, the Company issued a total of 30,000 restricted common shares to members of its Board of Directors, valued at $15,000 (based on the estimated fair value of the stock on the date of grant) for services to be rendered in FY 2021.

On February 11, 2021, the Company issued 2,000,000 common shares to third parties for aggregate gross proceeds of $1,000,000.

In fiscal year 2020, the Company issued 350,000 common shares to third parties for aggregate gross proceeds of $175,000.

The Company issued 488,300 restricted common shares to the founders of mPathix, valued at $488 (based on the par value on the date of grant). The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

For the period from August 9, 2019 (date of inception) through December 31, 2019, the Company issued 145,000 shares of restricted common stock, valued at $72,500 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered.

For the period from August 9, 2019 (date of inception) through December 31, 2019, the Company issued 900,000 common shares to third parties for aggregate gross proceeds of $450,000.

For the period from August 9, 2019 (date of inception) through December 31, 2019, the Company issued 50,000 common shares to a related party for aggregate gross proceeds of $25,000.

On September 23, 2019, the Company entered into an agreement with an unrelated third party, pursuant to which the Company was provided with outsourced legal services for 50,000 shares of restricted common stock, valued at $25,000 (based on the fair value of the services on the date of grant).

On September 23, 2019, the Company issued a total of 75,000 restricted common shares to members of its Board of Directors, valued at $37,500 (based on the estimated fair value of the stock on the date of grant) for services rendered.

On August 28, 2019, the Company issued a total of 2,000,000 restricted common shares to a third party, valued at $1,000,000 (based on the estimated fair value of the stock on the date of grant) in conjunction with the Intellectual Property License Agreement.

Warrants

On February 14, 2021, the Company granted 400,000 warrants to purchase 400,000 of the Company’s common stock to CreoMed (controlled by Dr. Joseph Pergolizzi, Acting CEO and Chairman of the Board) for consulting services, valued at $109,512 (based on the Black Scholes valuation model on the date of grant). The warrants are exercisable for a period of seven years at $0.50 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date.

On March 16, 2021, the Company granted 698,830 warrants to purchase 698,830 shares of the Company’s common stock to Ahmet Demir Bingol, valued at $166,141 (based on the Black Scholes valuation model on the date of grant), pursuant to his Employment Agreement. The warrants are exercisable for a period of ten years at $0.50 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date.

On June 29, 2021, the Qualis Innovations, Inc. has cancelled previous warrants agreement and regranted warrants to purchase an additional 1,098,830 shares (698,830 warrants issued to the Ahmet Demir Bingol, Company’s previous CEO and 400,000 to CreoMed which is beneficially owned by Dr. Joseph Pergolizzi, the Company’s acting CEO and chairman of the board) of the Company’s common stock, exercisable for 10 years at a $0.50 per share exercise price, subject to adjustment in conjunction with the share exchange agreement.

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On September 9, 2021, the Board of Directors approved a modified Employment Agreement for Mr. Bingol which was subsequently signed on October 1, 2021. The modification resulted in changing Mr. Bingol’s position from CEO to President. . Further, on October 1, 2021, Mr. Bingol’s previously issued warrants were modified such that he will receive 300,000 warrants that vest immediately at an exercise price of $0.50 and 398,830 warrants that vest over a period of three years with an exercise price of $0.50. As a result, in accordance with ASC 718-20-35-2A and 718-20-35-3, immediately prior to the modification, the Company calculated the fair value of the warrants and determined that there was no change to the fair value. Subsequent to the modification, the Company will recognize a loss of $9,155 over the remaining three-year vesting period.

On February 24, 2022, Mr. Bingol entered into a separation agreement whereby he will terminate his employment effective April 15, 2022. He received no severance payment and there were no disagreements between he or the Company. A total of 300,000 warrants have vested with the remaining 398,830 unvested warrants expiring.

Options

In July 2021, the Company granted a total of 100,000 options to purchase 100,000 of the Company’s common stock to third parties for consulting services, valued at $25,077 (based on the Black Scholes valuation model on the date of grant). The options are exercisable for a period of five years at $0.50 per share in whole or in part and vest 50% in six months and the remaining 50% in twelve months from the grant date.

On June 7, 2021, the Company granted 20,000 options to purchase 20,000 of the Company’s common stock to a third party for consulting services, valued at $5,040 (based on the Black Scholes valuation model on the date of grant). The options are exercisable for a period of five years at $0.50 per share in whole or in part and vest 50% in six months and the remaining 50% in twelve months from the grant date.

Restatement of Correction of Exchange Agreement

Subsequent to the Company’s filing of its registration statement on Form S-1 which include consolidated financial statements for the year ended December 31, 2020, and for the period from August 9, 2019 (date of inception) through December 31, 2019, the management became aware that it had not presented and disclosed the Company’s Exchange Agreement properly. The error had a significant effect on our previously issued consolidated financial statements for the years ended December 31, 2020, and for the period from August 9, 2019 (date of inception) through December 31, 2019.

As a result, the Company is restating its previously issued consolidated financial statements for the years ended 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019, to correct the error noted above. Accordingly, the accompanying consolidated balance sheet and statements of operations for the periods described in the preceding sentence have been retroactively adjusted.

Capital Expenditures

Other Capital Expenditures

We expect to purchase approximately $30,000 of equipment in connection with the expansion of our business during the next twelve months.

Fiscal year end

Our fiscal year end is December 31.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $2,704,772 at December 31, 2021, had working capital of $714,055 and $167,915 at December 31, 2021 and 2020, respectively, had a net loss of $1,732,116 and $517,177 for the years ended December 31, 2021 and 2020, respectively, and net cash used in operating activities of $792,844 and $181,495 for the years ended December 31, 2021 and 2020, respectively, with no revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to expand operations and generate revenues from product sales, we have not yet finalized development or produced our planned medical device, nor have we generated any cash flow from operations, and the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While management believes in the viability of its strategy to generate revenues and in its ability to raise additional funds or transact an asset sale, there can be no assurances to that effect or on terms acceptable to the Company. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise capital, further implement its business plan, and generate revenues.

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The consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

The Commission has defined a company’s critical accounting policies as the ones that are most important to the portrayal of our financial condition and results of operations and which require us to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results.

The following are deemed to be the most significant accounting policies affecting us.

Use of Estimates

The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the consolidated financial statements. The more significant estimates and assumptions by management include among others: inventory valuation, common stock valuation, and the recoverability of intangibles. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Intangible Assets

Intangible assets consist primarily of intellectual property licensing costs. The intangible assets are being amortized on a straight-line basis thru the end of the licensing agreement of April 2022.

Impairment of Long-lived Assets

We periodically evaluate whether the carrying value of property, equipment and intangible assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable. The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is not recoverable, the impairment loss is measured as the excess of the asset’s carrying value over its fair value.

Our impairment analyses require management to apply judgment in estimating future cash flows as well as asset fair values, including forecasting useful lives of the assets, assessing the probability of different outcomes, and selecting the discount rate that reflects the risk inherent in future cash flows. If the carrying value is not recoverable, we assess the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third-party comparable sales and discounted cash flow models. If actual results are not consistent with our assumptions and estimates, or our assumptions and estimates change due to new information, we may be exposed to an impairment charge in the future.

Based on the Company’s analysis of the Solace medical device, as of December 31, 2021, the Company reassessed the value of the Preliminary License Agreement with LCMD. Related to this assessment, management determined that the intellectual property used in the Solace device is different from the intellectual property in the Preliminary License Agreement with LCMD. Therefore, the Company recorded an impairment of intangible assets of $143,226 for the year ended December 31, 2021 and is classified in other expenses in the consolidated Statement of Operations. There are no impairments as of December 31, 2020.

Income Taxes

We account for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on our balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. We must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. Changes in our valuation allowance in a period are recorded through the income tax provision on the consolidated Statements of Operations.

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From the date of inception, we adopted ASC 740-10-30. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s consolidated financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, we recognized no material adjustment in the liability for unrecognized income tax benefits.

Fair Value of Financial Instruments

The provisions of accounting guidance, FASB Topic ASC 825 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2021, the fair value of cash, accounts payable, accrued expenses, and notes payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Employee Stock Based Compensation

Stock based compensation issued to employees and members of our board of directors is measured at the date of grant based on the estimated fair value of the award, net of estimated forfeitures. The grant date fair value of a stock-based award is recognized as an expense over the requisite service period of the award on a straight-line basis.

For purposes of determining the variables used in the calculation of stock-based compensation issued to employees, the Company performs an analysis of current market data and historical data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted any fluctuations in these calculations could have a material effect on the results presented in our consolidated statements of operations. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our consolidated financial statements.

Non-Employee Stock Based Compensation

Issuances of the Company’s common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service is fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist as the instruments fully vested on the date of agreement, the Company determines such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to general and administrative expense in the accompanying statement of operations over the contract period. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Recent Accounting Pronouncements

Refer to Note 3 in the accompanying notes to the consolidated financial statements.

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Future Contractual Obligations and Commitments

Refer to Note 3 in the accompanying notes to the consolidated financial statements for future contractual obligations and commitments. Future contractual obligations and commitments are based on the terms of the relevant agreements and appropriate classification of items under U.S. GAAP as currently in effect. Future events could cause actual payments to differ from these amounts.

We incur contractual obligations and financial commitments in the normal course of our operations and financing activities. Contractual obligations include future cash payments required under existing contracts, such as debt and lease agreements. These obligations may result from both general financing activities and from commercial arrangements that are directly supported by related operating activities. Details on these obligations are set forth below.

Employment Agreement

On March 1, 2021, the Company’s CEO entered into an Employment Agreement with the Company, with an effective date of March 16, 2021, in which he receives an annual base salary of $250,000, plus bonus compensation not to exceed 80% of salary. In addition, Mr. Bingol was granted 698,830 warrants to purchase 698,830 of the Company’s common stock, valued at $165,378 (based on the Black Scholes valuation model on the date of grant). The warrants are exercisable for a period of ten years at $0.50 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date. Mr. Bingol’s employment also provides for medical insurance, disability benefits and one year of severance pay if his employment is terminated without cause or due to a change in control. Mr. Bingol’s compensation was approved by the Company’s Board of Directors on March 1, 2021.

On September 9, 2021, the Board of Directors approved a modified Employment Agreement for Mr. Bingol which was subsequently signed on October 1, 2021. The modification resulted in changing Mr. Bingol’s position from CEO to President and in reducing Mr. Bingol’s base salary from $250,000 to $150,000 per year. In addition, his bonus plan was reset with a target bonus at fifty percent (50%) of Executive’s Base Salary, based upon the actual achievement of financial and other targets as established in the annual budget approved by the Board, in its sole and absolute discretion. Further, on October 1, 2021, Mr. Bingol’s previously issued warrants were modified such that he will receive 300,000 warrants that vest immediately at an exercise price of $0.50 and 398,830 warrants that vest over a period of three years with an exercise price of $0.50. As a result, in accordance with ASC 718-20-35-2A and 718-20-35-3, immediately prior to the modification, the Company calculated the fair value of the warrants and determined that there was no change to the fair value. Subsequent to the modification, the Company will recognize a loss of $9,155 over the remaining three year vesting period.

On February 24, 2022, Mr. Bingol entered into a separation agreement whereby he will terminate his employment effective April 15, 2022. He received no severance payment and there were no disagreements between he or the Company. A total of 300,000 warrants have vested with the remaining 398,830 unvested warrants expiring.

Consulting Agreement

On May 1, 2021, the Company’s subsidiary entered into a consulting agreement with Discovery Building, Inc., the entity of our CFO, John Ballard, for him to provide CFO services to the Company. The consulting agreement terminates July 31, 2022. Under this consulting agreement, Mr. Ballard will be entitled to a monthly consulting fee of $10,000 and common stock totalling 300,000 out of which issuance of 200,000 common stock based on the closing of reverse acquisition transaction, 50,000 common stock on the delivery of 2 Company’s medical devices and 50,000 on the delivery of 10 Company’s medical devices. The company has issued 250,000 common stock during the year ended December 31, 2021, for the fair value of $125,000 and 50,000 common stock shall be issued on delivery of additional 8 devices at fair value estimated to be $25,000.

Intellectual Property License Agreement

Prior License

We previously licensed from Life Care Medical Devices a number of patents in connection with the Prior Device, the predicate device which was marketed as the “BeBe” device, and which received 510(k) clearance from the FDA in March 2014. The granted indication for the BeBe device was “to generate deep heat within body tissues for the treatment of medical conditions such as relief of pain, muscle spasms and joint contractures.”

On August 28, 2019, our subsidiary, mPathix, entered into a Preliminary License Agreement with LCMD, licensing from LCMD certain patents, know how, trade secrets, 510(k) clearances and other property (the “Property”) previously transferred to LCMD by the Marchitto Entities (defined below) in accordance with an Asset Purchase Agreement and a separate Intellectual Property License Agreement dated November 10, 2015. Jim Holt who served as the sole officer and director of LCMD, is also one of our directors. mPathix had an exclusive license to reproduce, distribute, sell, lease, display and perform and otherwise use the Property (including the SOLACE medical device) for use in pain management as of the August 28, 2019 agreement. In consideration, mPathix issued 2,000,000 shares of its common stock (1,878,955 shares issued to LCMD and 121,045 shares issued to an affiliate of LCMD) and paid $110,000 in cash to LCMD on or about on September 9, 2019, and mPathix was to pay continuing royalties to LCMD, with an initial royalty payment of 6.0% of the net revenues from pain application sales in each of the first twelve months, and lesser royalties thereafter based on annual device sales. No royalty payments have been made to or earned by LCMD since no revenues from medical device sales were generated.

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On June 3, 2021, a Definitive License Agreement was signed by LCMD and mPathix in order to finalize the terms of the August 28, 2019 Preliminary License Agreement. The terms of the license with LCMD were contingent upon successful fulfilment of a court ordered resolution between LCMD and the original owners of the underlying intellectual property (the “Marchitto Entities”). LCMD was obligated to pay to the Marchitto Entities the sum of $2,400,000 on or before April 24, 2022, which has not occurred. Accordingly, we consider the license agreement to be expired, and we do not intend to renew the license agreement with LCMD or otherwise reacquire the intellectual property from the Marchitto Entities.

Based on the Company’s analysis of the Solace medical device, as of December 31, 2021, the Company reassessed the value of the Preliminary License Agreement with LCMD. Related to this assessment, management determined that the intellectual property used in the Solace device is different from the intellectual property in the Preliminary License Agreement with LCMD. Therefore, the Company recorded an impairment of intangible assets of $143,226 for the year ended December 31, 2021 and is classified in other expenses in the consolidated Statement of Operations. There are no impairments as of December 31, 2020.

The Company is not involved in any type of litigations or claims and also there is no lawsuit proceedings against the company due to development of its own medical device. During the year ended December 31, 2021, no such events occurred and hence the company has not determined provision for contingencies or contingent liabilities in the consolidated financial statements.

Off-Balance Sheet Arrangements

As of December 31, 2021, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

●	a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;
●	liquidity or market risk support to such entity for such assets;
●	an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or
●	an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to us, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with us.

Inflation

We do not believe that inflation has had a material effect on our results of operations.

DESCRIPTION OF BUSINESS

Corporate Background

Qualis Innovations, Inc. (the “Company” or “Qualis”) was incorporated in the state of Nevada on March 23, 2006, under the name “Hoopsoft Development Corp.” (“Hoopsoft”). After several name changes, the prior business operations were abandoned, the Company’s name was changed to Qualis Innovations, Inc., and the Company had no operations until June of 2021.

In July 2019, John Ballard and Charles Achoa formed a new Delaware corporation, EMF Medical Devices, Inc., for the development, maintenance, marketing and sale of an electronic device for the treatment of pain that would make use of certain intellectual property interests then held by Life Care Medical Devices Limited (“LCMD”). In May 2021, EMF Medical Devices, Inc. changed its name to mPathix Health, Inc. EMF Medical Devices, Inc. was acquired by the Company in June 2021 as described below, and presently, John Ballard is the Chief Financial Officer and director of the Company, but Charles Achoa no longer holds any position with EMF Medical Devices, Inc. or the Company.

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On June 28, 2021, the Company entered into a Share Exchange Agreement by and among mPathix Health, Inc. (formerly known as EMF Medical Devices, Inc.), a Delaware corporation (“mPathix”), pursuant to which mPathix was acquired by the Company. The closing of the transaction (the “Closing”) took place on or about June 29, 2021, and the Company acquired all of the outstanding shares of mPathix. In exchange, the Company issued to mPathix’s shareholders, their designees or assigns, an aggregate of 6,988,300 shares of Company common stock (the “Shares Component”), or approximately 93.4% of the shares of common stock of the Company issued and outstanding immediately after the Closing, and the Company issued warrants to purchase an additional 1,098,830 shares of Company common stock (warrants to purchase 698,830 shares issued to the Company’s previous CEO, Demir Bingol, and warrants to purchase 400,000 shares issued to CreoMed Inc., a corporation beneficially owned by Dr. Joseph Pergolizzi, the Company’s acting CEO and Chairman of the Board), exercisable for 10 years at a $0.50 per share exercise price, subject to adjustment. In connection with the closing of the mPathix acquisition, the officers and directors of mPathix were appointed as the officers and directors of the Company.

The acquisition was accounted for as a “reverse merger” and recapitalization since the stockholders of mPathix prior to the acquisition acquired a majority of the outstanding shares of the common stock of the Company immediately following the completion of the transaction. mPathix was deemed to be the accounting acquirer in the transaction, and, consequently, the transaction was treated as a recapitalization of mPathix. As a result, the Company is considered to be the continuation of the predecessor, mPathix. Accordingly, the assets and liabilities and the historical operations that are reflected in the Company’s consolidated financial statements are those of mPathix and are recorded at the historical cost basis of mPathix. The Company’s assets, liabilities and results of operations were consolidated with the assets, liabilities and results of operations of mPathix after consummation of the acquisition.

On June 29, 2021, the Company issued 496,650 common shares for the recapitalization of the Company in conjunction with the reverse acquisition for the net book value of $0.

The Company is now the holding company under which mPathix operates. mPathix is a clinical stage company focused on the development, production, and distribution of pain management, and other CNS (central nervous system)-based solutions (central nervous system (CNS) based solutions.

We are initially developing a product designed to address the unmet needs of patients who seek alternatives to traditional pain medications and interventions or adjunctive therapies to their current treatment regimen. We believe that our initial planned product will provide clinicians and patients with new and differentiated set of pain management tools to meet the diversity of patient needs. Our initial planned product is called “SOLACE,” and it is a non-invasive medical device that is planned to use electromagnetic induction to generate deep heat below the surface of the skin to reduce and relieve pain. The device is similar to a predicate medical device which was originally cleared by the FDA in 2014 (the “Prior Device”), and will be indicated for use in the treatment of selected medical conditions such as pain relief, muscle spasms, and joint contractures, but not for the treatment of malignancies.

We previously licensed intellectual property for the Prior Device from Life Care Medical Devices Limited (“LCMD”) but determined to develop our own independent medical device. Currently, we are not selling any medical devices or other products and have not generated any revenue from medical devices or products.

Intellectual Property License Agreement

Prior License

We previously licensed from Life Care Medical Devices a number of patents in connection with the Prior Device, the predicate device which was marketed as the “BeBe” device, and which received 510(k) clearance from the FDA in March 2014. The granted indication for the BeBe device was “to generate deep heat within body tissues for the treatment of medical conditions such as relief of pain, muscle spasms and joint contractures.”

On August 28, 2019, our subsidiary, mPathix, entered into a Preliminary License Agreement with LCMD, licensing from LCMD certain patents, know how, trade secrets, 510(k) clearances and other property (the “Property”) previously transferred to LCMD by the Marchitto Entities (defined below) in accordance with an Asset Purchase Agreement and a separate Intellectual Property License Agreement dated November 10, 2015. Jim Holt who served as the sole officer and director of LCMD, is also one of our directors. mPathix had an exclusive license to reproduce, distribute, sell, lease, display and perform and otherwise use the Property (including the SOLACE medical device) for use in pain management as of the August 28, 2019 agreement. In consideration, mPathix issued 2,000,000 shares of its common stock (1,878,955 shares issued to LCMD and 121,045 shares issued to an affiliate of LCMD) and paid $110,000 in cash to LCMD on or about on September 9, 2019, and mPathix was to pay continuing royalties to LCMD, with an initial royalty payment of 6.0% of the net revenues from pain application sales in each of the first twelve months, and lesser royalties thereafter based on annual device sales. No royalty payments have been made to or earned by LCMD since no revenues from medical device sales were generated.

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On June 3, 2021, a Definitive License Agreement was signed by LCMD and mPathix in order to finalize the terms of the August 28, 2019 Preliminary License Agreement. The terms of the license with LCMD were contingent upon successful fulfilment of a court ordered resolution between LCMD and the original owners of the underlying intellectual property (the “Marchitto Entities”). LCMD was obligated to pay to the Marchitto Entities the sum of $2,400,000 on or before April 24, 2022, which has not occurred. Accordingly, we consider the license agreement to be expired, and we do not intend to renew the license agreement with LCMD or otherwise reacquire the intellectual property from the Marchitto Entities.

Since acquiring the rights to the Prior Device, we undertook an extensive design review to determine how to improve the use, efficacy, and safety of the device. We identified a number of design improvements which are unique and distinct from the original device design, including updated technology in connection with the circuit board, changes in material in the headpiece generating heat on a more consistent basis, new design elements, and other improvements to the existing electromagnetic induction technology. Based on these improvements, we plan to move forward on developing our own device, the SOLACE device, independent of the Prior Device, and we are preparing a new 510(k) application to be submitted to the FDA for approval of our new SOLACE device. We are currently finalizing our SOLCACE product design and compiling the data required to file our 510(k) application with the FDA, and we plan to file provisional patents at the earliest possible date in connection with our device.

Based on our analysis of the SOLACE device and the Prior Device, as of December 31, 2021, we reassessed the value of the Preliminary License Agreement with LCMD. Related to this assessment, management determined that the intellectual property used in the SOLACE device is significantly different from the intellectual property in the Preliminary License Agreement with LCMD. Therefore, we recorded an impairment of intangible assets (the previously licensed intellectual property in connection with the Prior Device which we determined to no longer use) of $143,226 for the year ended December 31, 2021, which is classified in other expenses in our consolidated Statement of Operations.

Competition

The medical device industry is constantly evolving, and scientific advances are expected to continue at a rapid pace. This results in intense competition among companies operating in the industry. Other, larger companies may have, or may be developing, products that compete with our products and may significantly limit the market acceptance of our products or render them obsolete. Our technical and/or business competitors would include major pharmaceutical companies, large and small medical device companies, universities and nonprofit research institutions and foundations. Most of these competitors have significantly greater research and development capabilities than we have, as well as substantial marketing, financial and managerial resources.

Our products are expected to primarily compete with manufacturers who develop and market alternative devices utilizing vastly different technology. There are many other companies, both public and private, that service the same markets as we do, all of which compete to some degree with our company. This includes medical device companies, drug companies and other companies and industries addressing the pain treatment market. These organizations are also expected to compete with us for acquisitions, joint ventures, or other collaborations and to attract qualified personnel. In addition, as current or new products gain market acceptance, we may experience increased competition for our products, and we may not be able to compete effectively. Failure to effectively compete could adversely affect our market share, financial condition, and growth prospects.

The primary competitive factors facing us include ease of use, safety, price, quality, innovative design and technical capability, breadth of product line, service, and distribution capabilities. Our current and future competitors may have greater resources, more widely accepted and innovative products, greater technical capabilities and stronger name recognition than we do. Our ability to compete is affected by our ability to:

1.	obtain regulatory clearance and compliance for our product in regards to future modifications and design; This process of regulatory clearance involves getting FDA approval for our planned product which includes filing an application for 510(k) approval for our type of medical device. The application consists of safety testing, design review, modifications made to the device to ensure safety of those modifications, quality management systems, labeling, distribution manufacturing, sales, promotion and other compliance requirements associated with a Class II medical device which the SOLACE device is a part of. A Class II medical device are those devices that have a moderated to high risk to the patient, 43% of all medical devices fall under this category.

2.	manufacture and sell or lease our product cost effectively;

3.	meet all relevant quality standards for our product in their particular markets;

4.	develop or acquire new products and innovative technologies;

5.	respond to competitive pressures specific to each of our geographic and product markets;

6.	protect the proprietary technology of our products and avoid infringement of the proprietary rights of others

7.	market our products;

8.	attract and retain skilled employees, including sales representatives; and

9.	maintain and establish distribution relationships.

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Competitors could develop products that are more effective, achieve more favorable reimbursement status from third-party payors, cost less or are ready for commercial introduction before our products. If our competitors are better able to develop and patent products earlier than we can or develop more effective and/or less expensive products that render our products obsolete or non-competitive, our business will be harmed and our commercial opportunities will be reduced or eliminated.

Currently, we are not a manufacturer. To the extent that we engage third party manufacturers to produce our products, our manufacturing capabilities may not be adequate or sufficient to compete with large scale, direct or third-party manufacturers, which may be able to secure inventory from vendors on more favorable terms, operate with a lower cost structure or adopt more aggressive pricing policies.

Manufacturing

We plan to use Shanghai Zhiting Intelligent Technology Co., Ltd (“SZIT”) as our CMO to manufacture the SOLACE device, and to warehouse our product in their facilities in San Francisco, California. SZIT is ISO 13482:2016 certified. We also intend to identify a back-up manufacture to ensure the integrity of our product supply chain in case of natural disaster or political uncertainty.

We plan use Kanban inventory management, with our SOLACE inventory to be held by Supertech Medical Devices Inc. (“Supertech”) at their warehouse until customer orders are received. Devices would then be shipped from Supertech’s warehouse.

Product Distribution

We plan to initially offer our SOLACE device via a purchase or leasing model, and plan to generate demand with a combination of direct and independent sales representatives in the United States. Field sales representatives will be engaged to sell in predefined geographic markets and will be compensated based on a commission amount of the revenues generated by the medical device. The focus will be to market our device to a target audience of professionals who specialize in the use of multi-modal, or multi-disciplinary, pain management techniques.

Our target audience includes chiropractors, physical therapists, and pain management specialists. However, our sales and promotional effort will be focused on using an account-based approach to further segment the market which will allow us to promote the SOLACE device in the most efficient manner. Our primary promotional targets will be multi-practitioner clinics and high throughput, solo-practitioner offices. We also intend to have a Corporate Accounts team to target large national and regional chiropractic and physical therapy chains. Examples of corporate accounts targets include The Joint, a national chiropractic franchise with over 500 locations, and ATI Physical Therapy with 900 locations across the US.

At launch, we plan to sell our SOLACE device directly to customers who will be able to either buy it outright or lease it via a third-party financing partner, Coastal Capital Group. If the device is to be leased, mPathix will be paid 50% of the purchase price upon leasing signing and 50% upon device delivery to the customer.

Although we plan to sell or lease the SOLACE device to target accounts at launch, we are also developing a proprietary method of revenue sharing that should allow for greater utilization of our device with customers, and thus expanding our market penetration into a broader subset of customers for whom purchasing or leasing the SOLACE device is not practical. Based on this approach, we may be able to accelerate the number of devices placed based on a greatly reduced acquisition cost for our potential customers. Further, it may be possible for mPathix to have real-time revenue recognition, which could lead to significantly lower days sales outstanding.

We are also evaluating unique distribution models to fully maximize our reach with our target audience. Potential distribution models include “device sharing” or “on-demand” availability of the SOLACE device, allowing even the lowest patient throughput practices to access our technology. Such distribution models will be test marketed prior to any potential national implementation.

Regardless of which distribution model, or combination of models, is utilized, each account that accesses the SOLACE device will incorporate a monthly fee for device calibration and maintenance.

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Reimbursement

Based on our target market (i.e., chiropractors and physical therapists), we believe many, if not most, patients will pay out of pocket for treatment with the SOLACE device. However, there will be certain practitioners, including medical doctors, who will treat patients with medical insurance plans and attempt get reimbursement for their service. In this revenue stream, revenue would be derived from patients with insurance plans held by private health insurance carriers, typically known as HMOs or PPOs, who pay on behalf of their insureds and worker’s compensation claims. This would create revenue which could become recurring as patients are treated on a regular basis.

The Current Procedural Terminology (CPT) code 97024, as maintained by American Medical Association, is a medical procedural code under the category of Supervised Physical Medicine and Rehabilitation Modalities. CPT 97024 includes the application of a modality to 1 or more areas; Diathermy (e.g., microwave). This is the code healthcare professionals may be able to use for billing and reimbursement, in addition to the ICD-10 diagnosis code, for payment by insurers. The provider fee for 97024 is assumed to be about $30.

Government Regulation

If and when the Company receives FDA approval of its 510(k) application for the SOLACE device, we would be subject to extensive regulation by the FDA and foreign and state regulatory authorities. In the United States, medical device companies must comply with laws and regulations promulgated by the FDA. These laws and regulations require various authorizations prior to a product being marketed in the United States. Manufacturing facilities and practices are also subject to FDA regulations. The FDA regulates the clinical testing, manufacture, labeling, sale, distribution and promotion of medical devices in the United States. Our failure to comply with regulatory requirements, including any future changes to such requirements, could have a material adverse effect on our business, prospects, financial condition and results of operations as such failure could prevent us from selling or licensing our SOLACE device in the United States.

Even after clearance or approval of a medical device product, we would be subject to continuing regulation by the FDA, including the requirements of registering our facilities and listing our products with the FDA. We would be subject to medical device reporting regulations. These regulations require us to report to the FDA if any of our products may have caused or contributed to a death or serious injury or has malfunctioned and such product or a similar product that we market would likely cause or contribute to a death or serious injury if the malfunction were to recur. Unless an exemption applies, we must report corrections and removals to the FDA where the correction or removal was initiated to reduce a risk to health posed by the device or to remedy a violation of the Federal Food, Drug and Cosmetic Act. The FDA also requires that we maintain records of corrections or removals, regardless of whether such corrections and removals are required to be reported to the FDA. In addition, the FDA closely regulates promotion and advertising, and our promotional and advertising activities could come under scrutiny by the FDA.

We are also subject to arbitrary impounding and inspections of our device shipments by the FDA, despite having FDA approval and 510(k) clearance. While we would expect after our first few initial shipments for this to be a less likely event, there is no assurance that the FDA may not arbitrarily impound our devices without notice and with no definitive timeline to provide a venue for the company to prove our compliance and to have the product released to our distributor.

The FDA also requires that we, or our contract manufacturers, manufacture our products in accordance with its Quality System Regulation, or QSR. The QSR covers the methods and documentation of the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage and shipping of our products. Our failure to maintain compliance with the QSR requirements could result in the shutdown of, or restrictions on, our manufacturing operations and the recall or seizure of our products, which would have a material adverse effect on our business. In the event that one of our suppliers fails to maintain compliance with our quality requirements, we may have to qualify a new supplier and could experience manufacturing delays as a result.

The FDA has broad enforcement powers. If we violate applicable regulatory requirements, the FDA may bring enforcement actions against us, which may include any of the following sanctions:

●	Form 483 deficiency observations, warning letters, fines, injunctions, consent decrees and civil penalties;
●	mandatory repair, replacement, recall or seizure of our products, which may include refunds by us of the purchase price;
●	operating restrictions, partial suspension or total shutdown of production;
●	refusing or delaying our requests for 510(k) clearance or PMA of new products or new intended uses of existing products;
●	withdrawing 510(k) clearances, or PMAs that have already been granted; or
●	criminal prosecution.

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If any of these events were to occur, they could have a material adverse effect on our business, prospects, financial condition and results of operations.

DESCRIPTION OF PROPERTY

The Company has a virtual office located at 225 Wilmington West Chester Pike, Suite 200 #145, Chadds Ford, Pennsylvania 19317 with telephone number: (484) 483-2134. As of the date of this prospectus, the Company does not have any physical property other than its prototype medical device equipment.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and positions of our current directors and executive officers.

Name	Age	Position	Director Since
Dr. Joseph V. Pergolizzi, Jr	52	Acting CEO and Chairman of the Board	October 2021
A. Demir Bingol(1)	58	President	March 2021
John Ballard	62	Chief Financial Officer and board member	August 2019
Robert Bilkovski, MD	45	Chief Scientific Officer	July 2021
Jim Holt	66	Board Member	June 2021
Madding King III	44	Board Member	June 2021

(1)	On February 24, 2022, Mr. Bingol entered into a separation agreement whereby he will terminate his employment effective April 15, 2022. He received no severance payment and there were no disagreements between he or the Company.

Dr. Joseph V. Pergolizzi, Jr. is acting Chief Executive Officer as of October 2021. Prior to that appointment he was a member of our Advisory Board since August 2019. Presently, the Company is in negotiations to formalize an employment agreement with Dr. Pergolizzi. No oral or written agreement has been reached either with him or any company he controls. Dr. Pergolizzi is an internationally recognized thought leader in anaesthesiology, internal medicine, perioperative care, pain medicine, critical and palliative care, pharmacology, drug development, and regulatory affairs. As a drug and device regulatory subject matter expert, Dr. Pergolizzi is a top consultant for numerous Blockbuster-branded medications. He is an experienced C-suite executive who brings an extensive professional network and background in global healthcare to Native Cardio. He is the co-founder of NEMA Research, Inc., a specialty CRO, a former invited subcommittee member of the FDA Safe Use Initiative, an SGE V.A. Health Grant Reviewer, a section Chairman of PAINWEEK, and Consultant to Global Pain Initiative’s Board of Directors. Dr. Pergolizzi is the former director of business development and financial affairs for the Johns Hopkins University School of Medicine Clinical Trials Unit and a former part-time adjunct faculty member in the Department of Medicine at Johns Hopkins University School of Medicine. Dr. Pergolizzi has published over 300 peer-reviewed medical articles and is frequently invited to share his presentations at scientific conferences around the world. He is the recipient of numerous awards including Top Critical Care Medicine Doctor and Best in Medicine. Dr. Pergolizzi was a General Partner in the Life Science Equity Partners and has extensive executive board experience.

A. Demir Bingol. Mr. Bingol our President has over 25 years of commercial experience in pharmaceutical and health care technology industries. Mr. Bingol was the CEO from March 16, 2021 until September, 9, 2021 after which time he became President. Mr. Bingol brings a robust combination of sales, marketing, business development, and strategic planning experience to mPathix (formerly EMF), coupled with over 15 years of deep commercial experience in pain management, among other therapeutic areas. Prior to joining mPathix in May,2021, Mr. Bingol headed business development and licensing for STADA Corp in the US. Mr. Bingol was vice president of business development and licensing for the Americas at Grünenthal USA, where he led multiple transactions and helped transform Grünenthal S.A. into one of the top women’s health care companies in Latin America. He also served as Grünenthal USA’s interim CEO from December 2017 through March 2019. Mr. Bingol served as vice president of commercial marketing for WellDoc, helping to launch their novel diabetes digital health solution, BlueStar. Prior to that, Mr. Bingol was the senior director of Endo Pharmaceutical’s $900 million oral analgesics group, where he launched and grew the Opana brand into a $600 million franchise. Mr. Bingol’s experience also includes sales and marketing positions of increasing responsibility with AstraZeneca, aaiPharma, and Adolor Corporation, where he launched and marketed a variety of pain management and respiratory products. Mr. Bingol holds a BS degree in business administration from Christopher Newport University and an MBA from Old Dominion University.

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John Ballard. Mr. Ballard has served as our Chief Executive Officer, and as a member of our Board of Directors, from August 2019 to March 1, 2021. From March 1, 2021 to present he serves as the Company’s Chief Financial Officer and director. From September 2003 to the present, Mr. Ballard has served as the Chief Financial Officer of Worldwide Energy and Manufacturing USA, Inc., a private company headquartered in California. John Ballard has nearly two decades of business management, project management, and accounting experience. Mr. Ballard has held numerous positions as a financial consultant. He has taken several companies public through reverse mergers and assisted them in various financial capacities. Mr. Ballard holds a Bachelor of Science Degree in Management and Marketing from the University of Colorado where he graduated Magna Cum Laude. Mr. Ballard also holds an MBA from Regis University.

Robert Bilkovski, MD. Dr. Bilkovski join our management as of July 12, 2021 as our Chief Scientific Officer. He has broad management experience, having served in leadership roles in four Fortune 500 companies overseeing medical affairs and clinical development in IVD, medical device and pharmaceuticals industries. Dr. Bilkovski is also currently the President of RNB Ventures Consulting Inc. providing strategic consulting in the field of medical and clinical affairs for medical device and diagnostic companies. Dr. Bilkovski received his undergraduate degree in biochemistry with a focus in genetic engineering at McMaster University in Hamilton, Ontario, Canada. He completed his medical training at Rosalind Franklin University/The Chicago Medical School and subsequently pursued specialization in emergency medicine. Dr. Bilkovski holds an MBA from the University of Notre Dame.

Madding King, III, Mr. King is a Founding Partner of Camp One Ventures, LLC, an early-stage venture capital fund with a focus on financial technology investments. Mr. King joined our board in November 2019. Additionally, Mr. King serves on the Life Care Medical Devices Limited Board effective November 2019. Mr. King also co-founded and is an owner and the Chief Executive Officer of Brookline Group, LLC and is a Managing Director of Brookline Investments, a SEC Registered Investment Advisor (RIA). Formerly, Mr. King served as a Proprietary Trader for Goldenberg, Hehmeyer & Company, a privately held trading firm formed in 1985 (“Goldenberg”), from 2005 to February 2007, and as a Proprietary/Independent Trader for Goldenberg from 1998 through 2004. Mr. King also served as a Managing Director, Proprietary Trader for Refco Trading Services, a financial services company focused on commodities and futures trading, from 2004 to 2005. He was a member of the Chicago Board of Trade, the world’s oldest global commodities futures and options exchange, from 1998 to 2007. Mr. King received a B.A. in Psychology, with extensive work in Business Administration and Economics, from Vanderbilt University in 1997. He is currently in the process of obtaining his MBA from Northwestern University’s Kellogg School if Business.

Jim Holt – Mr. Holt is a director for mPathix Health. Jim Holt is the sole director and director of Life Care Medical Devices Inc., our licensor. Jim started his financial career in 1981 as a Wholesaler in tax shelters in San Francisco. After TEFRA in 1986 he became an Institutional Bond Salesman specializing in MBS and CMO. He moved with his family to Denver in 1994 where he became an Institutional MBS /CMO/CDO Trader. Jim worked as a Wholesaler for Berger Mutual Funds and Oppenheimer Funds. He then served as the President of CIM Securities and Chief Compliance Officer.

The Company believes that each member of its Board of Directors is qualified to serve as a director due to their experience in the capital markets and/or the medical field and their general business experience and knowledge. Jim Holt and Madding King have experience in the capital markets and would be useful in advising the Company on raising funds in the future. Dr. Pergolizzi is an internationally recognized thought leader in anaesthesiology, internal medicine, perioperative care, pain medicine, critical and palliative care, pharmacology, drug development, and regulatory affairs. This experience is important to advise the Company on regulatory compliance and product development for our SOLACE device. Mr. Ballard experience is in public reporting and is important to advise the Company on public reporting compliance and assist in meeting reporting requirements of a public company.

Board Composition

Our By-Laws provide that the Board of Directors shall consist of not less than one nor more than fifteen directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal. Presently Board member receive 25,000 restricted common shares for their service and serve for a period of one year whereby through the annual meeting new directors may be elected. The role of the board is to advise on both financial and product matters. Additionally, the board must approve major decisions involving new products, potential acquisitions or funding matters.

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No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors, nor do we have (i) any directors that would qualify as independent under relevant SEC or securities exchange rules, (ii) an audit committee, or (iii) a financial expert. Management has determined not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. As such, our entire Board of Directors acts as our audit committee. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our consolidated financial statements at this stage of our development.

Advisory Board

The Company has also formed an Advisory Board of individuals with expertise relevant to the medical device, medical, and electronics industries. The advisory board was selected from individuals who were familiar with our medical device either through using the LCMD device or assisted in the development of our current medical device. The following members have had experience with the LCMD device in using the device in their practice these individuals include Dr. Ben Edwards and Vanessa Burbage. The following individuals were hired as consultants to assist in the developing and engineering of our planned device currently in development. These individuals include Gary Turner, Lori Carr and David Halleck. The Advisory Board’s role is to review our device design plans, and assist in the development of our medical device product the SOLACE. The members of our advisory board serve for a period of two years and are not compensated for being on the board but have received compensation for their consulting in the testing, engineering and designing of our product. The Advisory Board has no ability to bind the Company, nor are its members fiduciaries or other agents of the Company.

Dr. Ben Edwards – Dr. Edwards works as the medical director of Veritas Medical, a nutrition and lifestyle focused clinic. He graduated from Baylor University in 1993 with a B.A. in Biology and then received his Medical Degree from the University of Texas-Houston Medical School in 2002. He completed his family practice residency in 2005 at McLennan County Medical Education and Research Foundation in Waco, TX where he was Chief Resident. Upon completion of his medical training, Dr. Edwards was the sole physician in the county at Garza County Health Clinic, garnering notoriety from the Lubbock Avalanche Journal, Texas Monthly, and the Washington Post for his very successful operation of a rural county health clinic. In 2012, Dr. Edwards founded Veritas Medical where he and his team have successfully helped educate and support thousands of patients on their journey from chronically ill to well.

Vanessa Burbage – Ms. Burbage is an experienced and practicing electrologist, laser hair removal technician, permanent makeup specialist, and aesthetician. She started out as an electrologist in 1997 and then added laser and aesthetic services thereafter steadily building a loyal customer base. Dermatologist and Plastic surgeons refer patients to her because of the success of her skin detailing, hair removal, permanent makeup, and facial skincare.

Gary Turner – Mr. Turner, CQA, RAC(US), CQE, MBA serves as the President, Owner, and Principal Consultant of Turner Global Consulting. He has over 45 years of experience in the medical device quality regulated industry, Mr. Turner provides medical device companies of all sizes with guidance in establishing and implementing regulatory strategies.

Lori A. Carr – Ms. Carr, RAC, CQA, RABQSA is President and CEO of Lori A. Carr, Inc., and is a principal consultant in the medical device industry. She has 26 years of experience, of which she served 13 years as an FDA Medical Device Specialist/Investigator. In her Regulatory Affairs consulting practice, Ms. Carr specializes in conducting mock FDA inspections/audits, gap analysis, and compliance remediation activities associated with all aspects of medical device manufacturing.

David Halleck – Mr. Halleck, B.S.E.E./M.B.A. serves as HWI’s VP of Engineering Services having taken over this role in April 2018. Mr. Halleck is responsible for functional management, budgeting, hiring, planning, and technical oversight. Before joining HWI, Mr. Halleck worked as Sr. Manager at Bard Medical, Engineering Solutions Manager at Plexus, and Business Development manager at Sparton Medical Systems. Mr. Halleck is a graduate from the University of Colorado where he received a BS degree in electrical engineering and he earned an MBA from Colorado State University.

Auditor

Our independent registered public accounting firm is:

Paris, Kreit & Chiu CPA LLP

(Formerly known as Benjamin & Ko)

200 Park Ave, Suite 1700

New York, NY 10166

Phone: (949) 326-2727

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Code of Ethics

The Company currently does not have a Code of Ethics.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet independence requirements, according to the applicable rules and regulations of the SEC.

Involvement in Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. Other than disclosed herein, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

EXECUTIVE COMPENSATION

Compensation of Executives

The following table summarizes the compensation earned by the Company’s principal executive officers during the three years ended December 31, 2021, 2020 and 2019.

Summary Compensation Table

Name and				Stock	Option	All Other
Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Total
Position	Year	(1)	(2)	(3)	(4)	(5)	($)

Dr. Joseph V. Pergolizzi, Jr.	2021	$-	$-	$-	$109,512	$-	$109,512
Acting CEO and Chairman of the Board	2020	$-	$-	$-	$-	$-	$-
	2019	$-	$-	$25,000	$-	$-	$25,000

John Ballard	2021	$-	$-	$130,000	$-	$115,000	$245,000
CFO & Director	2020	$-	$-	$-	$-	$70,000	$70,000
	2019	$-	$-	$12,500	$-	$30,000	$42,500

Demir Bingol(6)	2021	$210,562	$-	$-	$166,141	$-	$376,703
President	2020	$-	$-	$-	$-	$-	$-
	2019	$-	$-	$-	$-	$-	$-

Robert Bilkovski, MD	2021	$-	$-	$-	$9,161	$-	$9,161
Chief Scientific Officer	2020	$-	$-	$-	$-	$-	$-
	2019	$-	$-	$-	$-	$-	$-

Austin Adams(7)	2021	$-	$-	$50,000	$-	$-	$50,000
	2020	$-	$-	$-	$-	$-	$-
	2019	$-	$-	$-	$-	$-	$-

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(1)	The dollar value of salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The value of the shares of restricted stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.
(4)	The value of all stock options computed in accordance with ASC 718 on the date of grant.
(5)	All other compensation received that could not be properly reported in any other column of the table.
(6)	Mr. Bingol was initially appointed Chairman of the Board and Chief Executive Officer in March 2021. His modified employment agreement on October 1, 2021 changed his position from CEO to President. On February 24, 2022, Mr. Bingol entered into a separation agreement whereby he will terminate his employment effective April 15, 2022. He received no severance payment and there were no disagreements between he or the Company. A total of 300,000 warrants have vested with the remaining 398,830 unvested warrants expiring.
(7)	Mr. Adams terminated on June 29, 2021.

Long-Term Incentive Plans. The Company does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans, nor does it provide non-qualified deferred compensation to its officers or employees, and therefore, the Summary Compensation Table above does not include columns for nonequity incentive plan compensation and nonqualified deferred compensation earnings, since there were none.

Employee Pension, Profit Sharing or other Retirement Plans. The Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

Compensation Committee Interlocks and Insider Participation. During the year ended December 31, 2020, none of the Company’s officers was also a member of the compensation committee or a director of another entity, which other entity had one of its executive officers serving as one of the Company’s directors.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Director Compensation Table

	Fiscal	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	Year	(1)	(3)	(4)	(5)	($)

Dr. Joseph V. Pergolizzi, Jr.	2021	$-	$-	$109,512	$-	$109,512
Acting CEO and Chairman of the Board (6)	2020	$-	$-	$-	$-	$-
	2019	$-	$25,000	$-	$-	$25,000

John Ballard	2021	$-	$130,000	$-	$115,000	$245,000
President & CFO and Director (6)	2020	$-	$-	$-	$70,000	$70,000
	2019	$-	$12,500	$-	$30,000	$42,500

Madding King	2021	$-	$5,000	$-	$-	$5,000
Director (6)	2020	$-	$-	$-	$-	$-
	2019	$-	$12,500	$-	$-	$12,500

Jim Holt	2021	$-	$5,000	$-	$-	$5,000
Director (6)	2020	$-	$-	$-	$-	$-
	2019	$500	$12,500	$-	$-	$13,000

(1)	The dollar value of salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The value of the shares of restricted stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.
(4)	The value of all stock options computed in accordance with ASC 718 on the date of grant.
(5)	All other compensation received that could not be properly reported in any other column of the table.
(6)	Appointed as a member of the Company’s Board of Directors on June 29, 2021.

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Employment Contracts

On March 1, 2021, Mr. Ahmet Demir Bingol, the Company’s Chief Executive Officer (“CEO”) entered into an Employment Agreement with the Company, with an effective date of March 16, 2021, in which he receives an annual base salary of $250,000, plus bonus compensation not to exceed 80% of salary. In addition, Mr. Bingol was granted 698,830 warrants to purchase 698,830 of the Company’s common stock, valued at $165,378 (based on the Black Scholes valuation model on the date of grant). The warrants are exercisable for a period of ten years at $0.50 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date. Mr. Bingol’s employment also provides for medical insurance, disability benefits and one year of severance pay if his employment is terminated without cause or due to a change in control. Mr. Bingol’s compensation was approved by the Company’s Board of Directors on March 1, 2021.

On September 9, 2021, the Board of Directors approved a modified Employment Agreement for Mr. Bingol which was subsequently signed on October 1, 2021. The modification resulted in changing Mr. Bingol’s position from CEO to President and in reducing Mr. Bingol’s base salary from $250,000 to $150,000 per year. In addition, his bonus plan was reset with a target bonus at fifty percent (50%) of Executive’s Base Salary, based upon the actual achievement of financial and other targets as established in the annual budget approved by the Board, in its sole and absolute discretion. Further, on October 1, 2021, Mr. Bingol’s previously issued warrants were modified such that he will receive 300,000 warrants that vest immediately at an exercise price of $0.50 and 398,830 warrants that vest over a period of three years with an exercise price of $0.50. As a result, in accordance with ASC 718-20-35-2A and 718-20-35-3, immediately prior to the modification, the Company calculated the fair value of the warrants and determined that there was no change to the fair value. Subsequent to the modification, the Company will recognize a loss of $9,155 over the remaining three year vesting period.

On February 24, 2022, Mr. Bingol entered into a separation agreement whereby he will terminate his employment effective April 15, 2022. He received no severance payment and there were no disagreements between he or the Company. A total of 300,000 warrants have vested with the remaining 398,830 unvested warrants expiring.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 10, 2021, the number of shares of voting capital stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding class of stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

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The percentages below are calculated based on 8,239,950 shares of our common stock issued and outstanding as of October 10, 2021. We do not have any other outstanding options, warrants exercisable for, or other securities convertible into shares of our common stock within the next 60 days. Unless otherwise indicated, the address of each person listed below is in care of Qualis Innovations, Inc., 225 Wilmington West Chester Pike, Suite 200 #145, Chadds Ford, Pennsylvania.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Hill Blalock Jr.	Common Stock	3,021,045	36.7%
Jim Holt (1)	Common Stock	1,913,955	23.2%
Sharon Adams (2)	Common Stock	1,132,689	13.7%
Austin Adams (3)	Common Stock	650,000	7.9%
John Ballard (4)	Common Stock	424,500	5.2%
Dr. Joseph Pergolizzi (5)	Common Stock	650,000	7.9%
Madding King (6)	Common Stock	35,000	.4%
All Officers and Directors as a Group	Common Stock	7,827,189	95.0%

(1) Jim Holt currently serves as the sole officer and director of Life Care Medical Devices Limited and is also a director of Qualis Innovations, Inc. Mr. Holt is deemed to be the beneficial owner of 1,878,955 shares held in the name of Life Care Medical Devices Limited.

(2) Ms. Sharon Adams is deemed to be the beneficial owner of 1,132,689 shares held in the name of Echo Resources LLLP. Ms. Adams is the mother of Austin Adams, the former sole officer and director of Qualis Innovations, Inc.

(3) Mr. Austin Adams is deemed to be the beneficial owner of 500,000 shares held in the name of Cynergy Brookline Healthcare Fund, LLC, and 150,000 shares held in the name of Cynergy Healthcare Investors Emerging Bridge LLC. Mr. Adams is a former officer and director of Qualis Innovations, Inc.

(4) John Ballard is CFO and Director of the Company.

(5) Dr. Joseph Pergolizzi, our acting CEO and Chairman of the Board of Directors, is deemed to be the beneficial owner of 250,000 shares held in the name of the CreoMed Inc. Dr. Joseph Pergolizzi is sole officer and director of CreoMed Inc. CreoMed Inc. also has 400,000 warrants to purchase common stock exercisable at $0.50 per share for ten years.

(6) Madding King, a director of Qualis Innovations, Inc. is deemed to be the beneficial owner of the shares held in the name of Brookline Special Situations Fund LLC, where he is an officer and director.

PLAN OF DISTRIBUTION

The Primary Offering shares will be sold in a “direct public offering” through our acting CEO and director, Dr. Joseph Pergolizzi, Jr., who may be considered an underwriter as that term is defined in Section 2(a) (11). Dr. Joseph Pergolizzi, Jr. will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Dr. Joseph Pergolizzi, Jr. intends to sell the shares being registered according to the following plan of distribution:

●	Shares will be offered to friends, family, and business associates and contacts of Dr. Joseph Pergolizzi, Jr.

Dr. Joseph Pergolizzi, Jr. will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), he must be in compliance with all of the following:

●	he must not be subject to a statutory disqualification;
●	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
●	he must not be an associated person of a broker-dealer;
●	he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and
●	he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

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Dr. Joseph Pergolizzi, Jr. will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Neither Dr. Joseph Pergolizzi, Jr., nor any of his affiliates, will be purchasing shares in the offering.

Qualis Innovations, Inc.

Attn: Dr. Joseph Pergolizzi, Jr.

225 Wilmington West Chester Pike

Suite 200 #145

Chadds Ford, Pennsylvania 19317

You may purchase shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

●	prospectus, with subscription agreement, is delivered by the Company to each offeree;
●	the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is faxed to counsel for review;
●	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;
●	once approved by counsel, the subscription is accepted by Dr. Joseph Pergolizzi, Jr., and the funds deposited into an account labeled: Qualis Innovations, Inc. within four (4) days of acceptance;
●	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

Funds will be deposited to the Company’s bank account.

The Selling Security Holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales will be at a price of $1.50 per share or the prevailing quoted price on the OTC Bulletin Board, OTCQX, or OTCQB, or prices negotiated in private transactions. The Selling Security Holders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date that this prospectus is declared effective by the Commission;
●	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. For more information, see the section titled “Rule 144” herein on page 57.

The entity of Dr. Joseph Pergolizzi, Jr., our CEO, is one of the Selling Security Holders with shares registered for resale in the Secondary Offering. Dr. Pergolizzi, who is conducting the Primary Offering for the Company, has orally agreed as well as all the Selling Shareholders (i) to not sell any of his entity’s shares to any investors indicating interest in the Primary Offering until the Primary Offering is closed, and (ii) until the Primary Offering is closed, to direct all investors indicating interest in purchasing shares of the Company to purchase shares in the Primary Offering and to not refer them to purchase Selling Security Holder shares in the Secondary Offering. The Primary Offering will close 24 months after an effective S1 registration statement.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

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The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 462(c) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTCQB at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

Upon our being notified in writing by a Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a post-effective amendment to this prospectus will be filed, if required, pursuant to Rule 462(c) under the Securities Act, disclosing (i) the name of each such Selling Security Holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of our common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s). In addition, upon our being notified in writing by a Selling Security Holder that a donee or pledgee intends to sell more than 500 shares of our common stock, a post-effective amendment to this prospectus will be filed if then required in accordance with applicable securities law.

Prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

The Selling Security Holders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Security Holder and/or the purchasers. Each Selling Security Holder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Security Holder’s business and, at the time of its purchase of such securities such Selling Security Holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Security Holder that it may not use shares registered on this prospectus to cover short sales of our common stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Security Holder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Security Holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M, as applicable to such Selling Security Holders in connection with resales of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

All sales by the Company to the public through the direct Primary Offering will be issued directly from the Company to the subscriber as a proceeds-generating offering for the Company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, which has been filed as an exhibit to our registration statement of which this Prospectus is a part.

Common Stock

We are authorized to issue 750,000,000 shares of common stock, par value $0.001, of which 8,239,950 shares are issued and outstanding as of October 10, 2021. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no pre-emptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Preferred Stock

We are currently authorized to issue 25,000,000 shares of preferred stock, par value $0.001, none of which have been designated or issued. Our Board of Directors has the authority to designate the rights and preferences of each series of preferred stock without action by our stockholders, and then to issue shares of preferred stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue preferred stock in order to raise capital for our operations, your ownership interest may be diluted which would result in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are 400,000 warrants with an exercise price of $0.50 held by CreoMed Inc., which is beneficially controlled by Dr. Joseph Pergolizzi, Jr., our acting CEO and Chairman of the Board. Additionally, our President Demir Bingol has 300,000 warrants with an exercise price of $0.50 which is vested immediately along with 398,830 warrants at an exercise price of $0.50 which vest over a period of three years.

In July 2021, the Company granted a total of 100,000 options to purchase 100,000 of the Company’s common stock to third parties for consulting services, valued at $25,077 (based on the Black Scholes valuation model on the date of grant). The options are exercisable for a period of five years at $0.50 per share in whole or in part and vest 50% in six months and the remaining 50% in twelve months from the grant date.

On June 7, 2021, the Company granted 20,000 options to purchase 20,000 shares of the Company’s common stock to a third party for consulting services, valued at $5,040 (based on the Black Scholes valuation model on the date of grant). The options are exercisable for a period of five years at $0.50 per share in whole or in part and vest 50% in six months and the remaining 50% in twelve months from the grant date.

Security Holders

As of October 10, 2021, there were 8,239,950 common shares issued and outstanding, which were held by approximately 900 stockholders of record. We do not know the number of our beneficial shareholders or shareholders holding shares through their broker(s) in “street name.”

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent

We have engaged Securities Stock Transfer Corporation as the Company’s transfer agent to serve as agent for shares of our common stock. Our transfer agent’s contact information is as follows:

Securities Stock Transfer Corporation

2901 N. Dallas Parkway, Suite 380

Plano, TX 75093

Phone: (469) 633-0088

56

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 8,239,950 shares of our common stock as of October 10, 2021 (prior to the Primary Offering and Secondary Offering). All of the 4,000,000 and 500,000 shares to be registered in this offering (in both the Primary Offering and Secondary Offering respectively) will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The remaining 3,739,950 shares of common stock outstanding after this offering will be restricted as a result of applicable securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act of 1933, as amended, or another available exemption from registration.

Rule 144

Rule 144 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). If we ever become a shell company, Rule 144 would be unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the number of shares of our common stock then outstanding, which would equal approximately 37,400 shares, based on the number of shares of our common stock outstanding as of October 10, 2021 (8,239,950), and assuming the 4,000,000 shares being registered in the Primary Offering are issued and sold; or
●	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

57

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Company or any of its parents, or subsidiaries, as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The consolidated financial statements of Qualis Innovations, Inc. as of December 31, 2021, 2020, and 2019, have been included herein in reliance on the reports of (i) Paris, Kreit & Chiu CPA LLP (formerly known as Benjamin & Ko), an independent registered public accounting firm, given on the authority of those firms as experts in auditing and accounting. The legal opinion rendered by Brunson Chandler & Jones, PLLC, regarding our common stock to be registered on Form S-1 is as set forth in its opinion letter included in this prospectus. The address of Brunson Chandler & Jones, PLLC, is Walker Center, 175 S. Main Street, Suite 1410, Salt Lake City, Utah, 84111.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the three most recent fiscal years ended December 31, 2021, 2020, and 2019, there have been no changes in or disagreements with our independent registered public accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Accounting Firm would have caused them to make reference thereto in their report on the consolidated financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about our securities, and us we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

58

Index to Consolidated Financial Statements

CONTENTS

Page
QUALIS INNOVATIONS, INC.
Report of Independent Registered Public Accounting Firm (PCAOB ID NO. 6651)	F-2
Consolidated Balance Sheets as of December 31, 2021 and December 31, 2020	F-5
Consolidated Statements of Operations for the years ended December 31, 2021 and 2020	F-6
Consolidated Statements of Changes in Shareholders’ Equity as of December 31, 2021 and 2020	F-7
Consolidated Statements of Cash Flows for the years ended December 31, 2021 and 2020	F-8
Notes to Consolidated Financial Statements	F-9

QUALIS INNOVATIONS, INC.
Report of Independent Registered Public Accounting Firm (PCAOB ID NO. 6651)	F-25
Consolidated Balance Sheets at December 31, 2020 and 2019 – As Restated	F-27
Consolidated Statements of Operations for the year ended December 31, 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019 – As Restated	F-28
Consolidated Statements of Changes in Shareholders’ Equity for the year ended December 31, 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019 – As Restated	F-29
Consolidated Statements of Cash Flows for the year ended December 31, 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019	F-30
Notes to Consolidated Financial Statements	F-31

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Qualis Innovations, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Qualis Innovations, Inc., and its subsidiary (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statement of operations and comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended and the related notes (collectively referred to as “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years ended December 31, 2021 and 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s cash position may not be significant enough to support the Company’s daily operations. As such there is substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB “) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Description of the Matter

Estimated Useful life of an Intangible Asset (Intellectual property)

As discussed in Note 5 to the consolidated financial statements, mPathix Health Inc. (subsidiary of Qualis Innovations, Inc.) entered into license agreement on August 28, 2019, under which the mPathix Health Inc. acquired the rights to certain intellectual property. The intellectual property license agreement will expire in April 2022 unless and until the second party to the agreement fully satisfies the monetary obligation in favor of the original patent holders.

Based on whether the second party satisfies the monetary obligation, auditing management’s evaluation on the appropriateness of the estimated useful life of the intellectual property involves significant judgement and is based on the interpretations of the accounting principles generally accepted in the United States of America.

How We Addressed the Matter in Our Audit

We inquired with the management relating to the evaluation of whether the second party is able to satisfy the monetary obligation and the measures that will be taken by the Company’s management in the event that the second party is unable to satisfy the monetary obligation to the original patent holders.

To verify the appropriateness of the estimated useful life of the asset, we inquired with management; reviewed the agreement; and considered the factors given under ASC 350, Intangible Assets.

We further tested the calculation of the amortization expense based on the estimated useful life and evaluated the Company’s disclosure in relation to these matters included in Note 5 to the consolidated financial statements of the Company.

Description of the Matter

Impairment of an Intangible Asset (Intellectual property)

As discussed in Note 5 to the consolidated financial statements, mPathix Health Inc. entered into license agreement on August 28, 2019, under which the mPathix Health Inc. acquired the rights to certain finite life intellectual property which is being amortized on a straight-line basis through the end of the licensing agreement of April 2022. The Company has undertaken an extensive design review to determine how to improve the use, efficacy, and safety of the device. Based on the significant design improvements, the Company plans to move forward on developing its own device and will no longer rely on the intellectual property acquired. The Company reassessed the value of the Preliminary License Agreement as of December 31, 2021 and determined that the intellectual property used in its medical device is different from the intellectual property in the Preliminary License Agreement. Therefore, the intangible assets were impaired on December 31, 2021.

Auditing management’s evaluation on whether the company’s intellectual property in its own medical device is different from the intellectual property in the Preliminary License Agreement involves significant judgement and the impairment of intangible assets is based on the interpretations of the accounting principles generally accepted in the United States of America.

F-3

How We Addressed the Matter in Our Audit

We discussed with the management and obtained memo on the current status of the company’s own medical device developed and the measures that will be taken by the Company’s management to secure right on these medical devices.

To verify the appropriateness of the impairment of finite life intangible assets, we inquired with management about the indicators and considered the factors given under the guidance for impairment of long-lived assets in ASC subtopic 360-10.

We further tested the calculation of the impairment loss based on the ASC 360-10 and evaluated the Company’s disclosure in relation to these matters included in Note 3 and Note 5 to the consolidated financial statements of the Company.

We have served as the Company’s auditor since 2021.

/s/ Paris, Kreit & Chiu CPA LLP

(Formerly Benjamin & Ko)

New York, NY

April 19, 2022

F-4

QUALIS INNOVATIONS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2021	2020

ASSETS
Current assets:
Cash	$528,284	$72,915
Accounts receivable	-	-
Inventory	60,275	-
Deposits	54,000	90,000
Other current assets	101,144	5,000
Total current assets	743,703	167,915

Property and equipment, net	56,360	71,526
Intangible assets, net	-	572,903
Total assets	$800,063	$812,344

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$18,248	$-
Other current liabilities	11,400	-
Total current liabilities	29,648	-
Total liabilities	29,648	-

Stockholders’ equity
Preferred stock, $0.001 par value, 25,000,000 shares authorized, no shares issued and outstanding at December 31, 2021 and 2020, respectively	-	-
Common stock, $0.001 par value, 75,000,000 shares authorized; 8,239,950 and 4,058,300 shares issued and outstanding at December 31, 2021 and 2020, respectively	8,240	4,058
Additional paid-in-capital	3,466,947	1,780,942
Accumulated deficit	(2,704,772)	(972,656)
Total stockholders’ equity	770,415	812,344
Total liabilities and stockholders’ equity	$800,063	$812,344

See accompanying notes to consolidated financial statements

F-5

QUALIS INNOVATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2021	2020

Net revenues	$-	$-

Gross Profit	-	-

Operating expenses:
Research and development	500,567	431,678
Stock based compensation - related party	166,141	-
General and administrative	922,182	85,499
Total operating expenses	1,588,890	517,177
Loss from operations	(1,588,890)	(517,177)

Other expense (income):
Impairment of assets	143,226	-
Total other expense	143,226	-

Loss before income taxes	(1,732,116)	(517,177)
Income taxes	-	-

Net loss	$(1,732,116)	$(517,177)

Net loss per share, basic and diluted	$(0.25)	$(0.13)

Weighted average number of shares outstanding
Basic and diluted	6,927,712	3,955,295

See accompanying notes to consolidated financial statements

F-6

QUALIS INNOVATIONS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock		Additional Paid	Accumulated	Total Stockholders’
	Shares	Amount	in Capital	Deficit	Equity
Balance as of January 1, 2020	3,708,300	$3,708	$1,606,292	$(455,479)	$1,154,521

Issuance of common stock for cash	350,000	$350	$174,650	-	175,000
Net loss	-	-	-	(517,177)	(517,177)
Balance as of December 31, 2020	4,058,300	$4,058	$1,780,942	$(972,656)	$812,344

Balance as of January 1, 2021*	4,058,300	$4,058	$1,780,942	$(972,656)	$812,344
Issuance of common stock for cash*	2,000,000	2,000	998,000	-	1,000,000
Common stock issued in conjunction with share agreement*	900,000	900	(900)	-	-
Issuance of common shares for services - related parties*	30,000	30	14,970	-	15,000
Recapitalization of Qualis in conjunction with reverse acquisition	496,650	497	(497)	-	-
Issuance of common stock for cash	300,000	300	149,700	-	150,000
Issuance of common stock for cash - related parties	200,000	200	99,800		100,000
Warrants issued to third parties in conjunction with services	-	-	109,512	-	109,512
Warrants issued in conjunction with employment agreement	-	-	166,141	-	166,141
Amortization of options	-	-	22,034	-	22,034
Issuance of common shares for services - related parties	250,000	250	124,750		125,000
Issuance of common stock for services	5,000	5	2,495	-	2,500
Net loss	-	-	-	(1,732,116)	(1,732,116)
Balance as of December 31, 2021	8,239,950	$8,240	$3,466,947	$(2,704,772)	$770,415

*Total common stock of 6,988,300 as on June 29, 2021 issued to shareholders of mPathix Health, Inc. in conjunction with the Share Exchange Agreement.

See accompanying notes to consolidated financial statements

F-7

QUALIS INNOVATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(1,732,116)	$(517,177)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	16,953	11,004
Amortization expense	429,677	429,678
Impairment of assets	143,226	-
Warrants issued for services	131,546	-
Stock based compensation - related parties	166,141	-
Issuance of common stock for services - related parties	140,000	-
Issuance of common stock for services	2,500	-
Changes in operating assets and liabilities:
Inventory	(60,275)	-
Deposits	36,000	(90,000)
Other current assets	(96,144)	(5,000)
Accounts payable and accrued expenses	18,248	(10,000)
Other current liabilities	11,400	-
Net cash used in operating activities	(792,844)	(181,495)

Cash flows from investing activities:
Purchase of property and equipment	(1,787)	(82,530)
Net cash used in investing activities	(1,787)	(82,530)

Cash flows from financing activities:
Issuance of common stock for cash	1,150,000	175,000
Issuance of common stock for cash - related party	100,000	-
Net cash provided by financing activities	1,250,000	175,000

Net increase (decrease) in cash	455,369	(89,025)

Cash at beginning of period	72,915	161,940
Cash at end of period	$528,284	$72,915

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Common stock issued in conjunction with share agreement	$1,397	$-

See accompanying notes to consolidated financial statements

F-8

QUALIS INNOVATIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Corporate History and Background

Qualis Innovations, Inc. (the “Company” or “Qualis”), formerly known as Hoopsoft Development Corp., Yellowstone Mining, Inc. and Sky Digital Holding Corp. was incorporated in the state of Nevada on March 23, 2006 under the name Hoopsoft Development Corp (“Hoopsoft”). On January 12, 2007, the Company entered into an agreement and plan of merger (“Agreement and Plan of Merger”) with Yellowcake Mining, Inc. (“Yellowcake”), a Nevada corporation and wholly-owned subsidiary of Hoopsoft Development Corp., incorporated for the sole purpose of effecting the merger. Pursuant to the terms of the Agreement and Plan of Merger, Yellowcake merged with and into Hoopsoft, with Hoopsoft carrying on as the surviving corporation under the name “Yellowcake Mining, Inc.”

On April 6, 2011, Yellowcake restated its articles of incorporation and changed its name to Sky Digital Stores Corp (“SKYC”). On May 5, 2011, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) by and among SKYC and Hong Kong First Digital Holding Ltd. (“First Digital”), and the shareholders of First Digital (the “FDH Shareholders”) entered into a Share “FDH”), and the shareholders of FDH (the “FDH Shareholders”). The closing of the transaction (the “Closing”) took place on May 5, 2011 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding shares (the “Shares”) of FDH from the FDH Shareholders; and FDH Shareholders transferred and contributed all of their Shares to us. In exchange, the Company issued to the FDH Shareholders, their designees or assigns, an aggregate of 23,716,035 shares (the “Shares Component”) or 97.56% of the shares of common stock of the Company issued and outstanding after the Closing (the “Share Exchange”), at $0.20 per share.

Mr. Lin Xiangfeng planned, organized and executed the Share Exchange. Prior to the Share Exchange, Mr. Lin Xiangfeng was the largest shareholder and sole officer of FDH. He was also the CEO of SKYC but did not own any shares of the Company. The parties involved in the Share Exchange Agreement are SKYC, FDH and all FDH Shareholders. Mr. Lin Jinshui, an FDH Shareholder, is the father of Mr. Lin Xiangfeng and Mr. Lin Xiuzi, an FDH Shareholder, is the brother of Mr. Lin Xiangfeng. Other than Mr. Lin Xiangfeng, no third party played a substantial role in the agreement.

FDH owned (i) 100% of the issued and outstanding capital stock of Shenzhen Dong Sen Mobile Communication Technology Co., Ltd (also known and doing business as Shenzhen Donxon Mobile Communication Technology Co., Ltd, “Donxon”), a company organized under the laws of the People’s Republic of China (“China” or the “PRC”); and (ii) 100% of the issued and outstanding capital stock of Shenzhen Xing Tian Kong Digital Company Limited (“XTK”), a PRC company. XTK was the holder of 100% of the issued and outstanding capital stock of Shenzhen Da Sheng Communication Technology Company Limited (also known and do business as Shenzhen Dasen Communication Technology Company Limited, “Dasen”), a PRC company. Dasen is the holder of 70% of the issued and outstanding capital stock of Foshan Da Sheng Communication Chain Service Company Limited (also known and do business as Foshan Dasen Communication Chain Service Co. Ltd, “FDSC”), a PRC company. Pursuant to the Exchange Agreement, FDH became a wholly-owned subsidiary of the Company, and the Company owned 100% of Donxon, 100% of XKT, 100% of Dasen and 70% of FDSC indirectly through FDH.

On February 13, 2018, a change of control occurred, and new officers and directors of the Company were appointed. The name change of ‘Sky Digital Stores Corp.’ (SKYC) to Qualis Innovations, Inc. and the 1 – 1,000 reverse split was announced on FINRA’s Daily List. Echo Resources LLLP took over control of Qualis owning 232,689 of the 396,650 common shares outstanding. Since that event Qualis did not have any business operations or any assets or liabilities.

In July 2019, John Ballard and a Charles Achoa, formed a new company named EMF Medical Devices Inc. for the development, maintenance, marketing and sale of an electronic device for the treatment of pain that would make use of certain intellectual property interests held by LCMD. In May 2021 the Company changed its name to mPathix Health Inc. Presently, John Ballard is the Chief Financial Officer and Charles Achoa does not participate in any management or board position.

F-9

On June 28, 2021, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) by and among mPathix Health, Inc. (formerly EMF Medical Devices, Inc., a Delaware corporation) (“mPathix”) and Qualis. The closing of the transaction (the “Closing”) took place on June 29, 2021 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding shares (the “Shares”) of mPathix. In exchange, the Company issued to the mPathix shareholder’s, their designees or assigns, an aggregate of 6,988,300 shares of Company common stock (the “Shares Component”) or 93.36% of the shares of common stock of the Company issued and outstanding after the Closing (the “Share Exchange”), at a valuation of $0.50 per share, and the Company issued warrants to purchase an additional 1,098,830 shares (698,830 warrants issued to the Company’s previous CEO and 400,000 to CreoMed which is beneficially owned by Dr. Joseph Pergolizzi, the Company’s acting CEO and chairman of the board) of the Company’s common stock, exercisable for 10 years at a $0.50 per share exercise price, subject to adjustment. In connection with the closing of the mPathix acquisition, the officers and directors of mPathix were appointed as the officers and directors of the Company. On June 29, 2021, the Company issued 496,650 common shares for the recapitalization of Qualis in conjunction with the reverse acquisition for a net book value of $0.

The acquisition will be accounted for as a “reverse merger’’ and recapitalization since the stockholders of mPathix will own a majority of the outstanding shares of the common stock immediately following the completion of the transaction assuming that holders of 10% of the Public Shares exercise their conversion rights. mPathix will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of mPathix. As a result, Qualis is considered to be the continuation of the predecessor mPathix. Accordingly, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements are those of mPathix and are recorded at the historical cost basis of mPathix. Qualis’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of mPathix after consummation of the acquisition.

NOTE 2 – BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and stated in U.S. dollars. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $2,704,772 at December 31, 2021, had working capital of $714,055 and $167,915 at December 31, 2021 and 2020, respectively, had a net loss of $1,732,116 and $517,177 for the years ended December 31, 2021 and 2020, respectively, and net cash used in operating activities of $792,844 and $181,495 for the years ended December 31, 2021 and 2020, respectively, with no revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to expand operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While management believes in the viability of its strategy to generate revenues and in its ability to raise additional funds or transact an asset sale, there can be no assurances to that effect or on terms acceptable to the Company. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

F-10

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the consolidated financial statements.

Use of Estimates

The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the consolidated financial statements. The more significant estimates and assumptions by management include among others: common stock valuation, amortization of intangible assets, depreciation of property and equipment, the recoverability of intangibles. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash

The Company’s cash is held in bank accounts in the United States and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company has not experienced any cash losses.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company.

Income Taxes

Income taxes are accounted for under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Balance Sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The likelihood that its deferred tax assets will be recovered from future taxable income must be assessed and, to the extent that recovery is not likely, a valuation allowance is established. Changes in the valuation allowance in a period are recorded through the income tax provision in the consolidated Statements of Operations.

ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s consolidated financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company does not have a liability for unrecognized income tax benefits.

F-11

Advertising and Marketing Costs

Advertising and marketing expenses are recorded as marketing expenses when they are incurred. The Company had no advertising and marketing expense for the years ended December 31, 2021 and 2020, respectively.

Research and Development

All research and development costs are expensed as incurred. Research and development expenses comprise costs incurred in performing research and development activities, including clinical trial costs, manufacturing costs for both clinical and pre-clinical materials as well as other contracted services, license fees, and other external costs. Nonrefundable advance payments for goods and services that will be used in future research and development activities are expensed when the activity is performed or when the goods have been received, rather than when payment is made, in accordance with ASC 730, Research and Development. The Company incurred research and development expense of $500,567 and $431,678, including $429,677 and $429,678 of amortization associated with Intellectual Property License Agreement, for the years ended December 31, 2021 and 2020, respectively.

General and Administrative Expenses

General and administrative expenses consisted of professional service fees, and other general and administrative overhead costs. Expenses are recognized when incurred.

Deposits

Deposits consist of amounts paid to a vendor in advance to manufacture pain treatment products. Deposits as of December 31, 2021 and 2020 were $54,000 and $90,000, respectively. Deposits are included in current assets in the accompanying consolidated Balance Sheets.

Property and Equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, generally five years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Fixed assets are examined for the possibility of decreases in value when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Intangible Assets

Intangible assets consist primarily of intellectual property licensing costs. The intangible assets are being amortized on a straight-line basis thru the end of the licensing agreement of April 2022.

Impairment of Long-lived Assets

The Company periodically evaluates whether the carrying value of property, equipment and intangible assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable. The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is not recoverable, the impairment loss is measured as the excess of the asset’s carrying value over its fair value.

The Company’s impairment analyses require management to apply judgment in estimating future cash flows as well as asset fair values, including forecasting useful lives of the assets, assessing the probability of different outcomes, and selecting the discount rate that reflects the risk inherent in future cash flows. If the carrying value is not recoverable, we assess the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third-party comparable sales and discounted cash flow models. If actual results are not consistent with the Company’s assumptions and estimates, or the assumptions and estimates change due to new information, the Company may be exposed to an impairment charge in the future.

F-12

Based on the Company’s analysis of the Solace medical device, as of December 31, 2021, the Company reassessed the value of the Preliminary License Agreement with LCMD. Related to this assessment, management determined that the intellectual property used in the Solace device is different from the intellectual property in the Preliminary License Agreement with LCMD. Therefore, the Company recorded an impairment of intangible assets of $143,226 for the year ended December 31, 2021 and is classified in other expenses in the consolidated Statement of Operations. There are no impairments as of December 31, 2020.

Fair Value of Financial Instruments

The provisions of accounting guidance, FASB Topic ASC 825 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2021, there were no financial instruments requiring fair value.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.

●	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities

The carrying value of financial assets and liabilities recorded at fair value are measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. There were no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. There have been no transfers between levels.

Basic and diluted earnings per share

The computation of net profit (loss) per share included in the consolidated Statements of Operations, represents the net profit (loss) per share that would have been reported had the Company been subject to ASC 260, “Earnings Per Share as a corporation for all periods presented.

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares (including common stock subject to redemption) plus dilutive potential common shares outstanding for the reporting period. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Potentially dilutive securities were excluded from the calculation of diluted net loss per share because the effects were anti-dilutive based on the application of the treasury stock method and because the Company incurred net losses during the period.

F-13

There were 1,218,830 and no potential dilutive securities outstanding for the years ended December 31, 2021 and 2020, respectively. These potential dilutive securities outstanding have not been considered as the inclusion would be anti-dilutive.

Employee Stock Based Compensation

Stock based compensation issued to employees and members of our board of directors is measured at the date of grant based on the estimated fair value of the award, net of estimated forfeitures. The grant date fair value of a stock based award is recognized as an expense over the requisite service period of the award on a straight-line basis.

For purposes of determining the variables used in the calculation of stock based compensation issued to employees, the Company performs an analysis of current market data and historical data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted any fluctuations in these calculations could have a material effect on the results presented in our consolidated statements of operations. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our consolidated financial statements.

Non-Employee Stock Based Compensation

Issuances of the Company’s common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service is fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist as the instruments fully vested on the date of agreement, the Company determines such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to general and administrative expense in the accompanying statement of operations over the contract period. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Concentrations, Risks, and Uncertainties

Business Risk

Substantial business risks and uncertainties are inherent to an entity, including the potential risk of business failure.

The Company is headquartered and operates in the United States. To date, the Company has generated no revenues from operations. There can be no assurance that the Company will be able to raise additional capital and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. Currently, these contingencies include general economic conditions, price of components, competition, and governmental and political conditions.

F-14

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is not exposed to credit risk.

Seasonality

The business is not subject to substantial seasonal fluctuations.

Major Suppliers

The Company has not entered into any contracts that obligate it to purchase a minimum quantity or exclusively from any supplier.

Recent Accounting Pronouncements

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurements (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. This standard removes, modifies, and adds certain disclosure requirements for fair value measurements. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. The Company adopted ASU No. 2018-13 in the first quarter of fiscal 2020, coinciding with the standard’s effective date, and had an immaterial impact from this standard.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This standard aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The Company’s accounting for the service element of a hosting arrangement that is a service contract is not affected by the proposed amendments and will continue to be expensed as incurred in accordance with existing guidance. This standard does not expand on existing disclosure requirements except to require a description of the nature of hosting arrangements that are service contracts. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted, including adoption in any interim period for which financial statements have not been issued. Entities can choose to adopt the new guidance prospectively or retrospectively. The Company adopted the updated disclosure requirements of ASU No. 2018-15 prospectively in the first quarter of fiscal 2020, coinciding with the standard’s effective date, and had an immaterial impact from this standard.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC 740, Income Taxes, while also clarifying and amending existing guidance, including interim-period accounting for enacted changes in tax law. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company adopted ASU No. 2019-12 in the first quarter of fiscal 2021, coinciding with the standard’s effective date, and expects the impact from this standard to be immaterial.

Other recently issued accounting updates are not expected to have a material impact on the Company’s consolidated financial statements.

F-15

NOTE 4 – Equipment

Equipment consisted of the following as of:

		December 31,	December 31,
	Estimated Life	2021	2020

Tooling	5 years	$82,530	$82,530
Computer Equipment	3 years	1,787	-
Accumulated depreciation		(27,957)	(11,004)
		$56,360	$71,526

Depreciation expense was $16,953 and $11,004 for the years ended December 31, 2021 and 2020, respectively, and is classified in general and administrative expenses in the consolidated Statements of Operations.

NOTE 5 – Intellectual Property License Agreement

Prior License

We previously licensed from Life Care Medical Devices a number of patents in connection with the Prior Device, the predicate device which was marketed as the “BeBe” device, and which received 510(k) clearance from the FDA in March 2014. The granted indication for the BeBe device was “to generate deep heat within body tissues for the treatment of medical conditions such as relief of pain, muscle spasms and joint contractures.”

On August 28, 2019, our subsidiary, mPathix, entered into a Preliminary License Agreement with LCMD, licensing from LCMD certain patents, know how, trade secrets, 510(k) clearances and other property (the “Property”) previously transferred to LCMD by the Marchitto Entities (defined below) in accordance with an Asset Purchase Agreement and a separate Intellectual Property License Agreement dated November 10, 2015. Jim Holt who served as the sole officer and director of LCMD, is also one of our directors. mPathix had an exclusive license to reproduce, distribute, sell, lease, display and perform and otherwise use the Property (including the SOLACE medical device) for use in pain management as of the August 28, 2019 agreement. In consideration, mPathix issued 2,000,000 shares of its common stock (1,878,955 shares issued to LCMD and 121,045 shares issued to an affiliate of LCMD) and paid $110,000 in cash to LCMD on or about on September 9, 2019, and mPathix was to pay continuing royalties to LCMD, with an initial royalty payment of 6.0% of the net revenues from pain application sales in each of the first twelve months, and lesser royalties thereafter based on annual device sales. No royalty payments have been made to or earned by LCMD since no revenues from medical device sales were generated.

On June 3, 2021, a Definitive License Agreement was signed by LCMD and mPathix in order to finalize the terms of the August 28, 2019 Preliminary License Agreement. The terms of the license with LCMD were contingent upon successful fulfilment of a court ordered resolution between LCMD and the original owners of the underlying intellectual property (the “Marchitto Entities”). LCMD was obligated to pay to the Marchitto Entities the sum of $2,400,000 on or before April 24, 2022, which has not occurred. Accordingly, we consider the license agreement to be expired, and we do not intend to renew the license agreement with LCMD or otherwise reacquire the intellectual property from the Marchitto Entities.

The Company is in the process of finalizing the SOLACE product design and is beginning to compile the data required to complete an application with the FDA. Further, given the substantial changes and modifications that we have identified for our device, the Company will seek to file provisional patents at the earliest possible date.

ASC 730-10-25-2(c), Intangible Assets Purchased From Others, requires a company to evaluate the technology acquired, and the applicable guidance for the determination of alternative future uses. mPathix determined, at the date of the acquisition of the technology, that it was acquiring an asset that represented a research and development (R&D) project that was still in the process of experimentation. The technology has additional potential future benefits including hyperhidrosis, stress bladder incontinence, and cosmetic indications. Therefore, the acquisition represented an asset by the Company.

F-16

The Intellectual Property License Agreement expired in April 2022 mPathix recorded $1,110,000 as an intangible asset and is being amortized on a straight-line basis thru the end of the licensing agreement of April 2022.

Based on the Company’s analysis of the Solace medical device, as of December 31, 2021, the Company reassessed the value of the Preliminary License Agreement with LCMD. Related to this assessment, management determined that the intellectual property used in the Solace device is different from the intellectual property in the Preliminary License Agreement with LCMD. Therefore, the Company recorded an impairment of intangible assets of $143,226 for the year ended December 31, 2021 and is classified in other expenses in the consolidated Statement of Operations. There are no impairments as of December 31, 2020.

Intangible assets consisted of the following as of:

	Estimated life	December 31, 2021	December 31, 2020
License Agreement	31 months	$1,110,000	$1,110,000
Accumulated amortization		(966,774)	(537,097)
Impairment of license agreement		(143,266)	-
		$-	$572,903

The Company had amortization expense of $429,677 and $429,678 for the years ended December 31, 2021 and 2020, respectively.

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company has authorized 25,000,000 preferred stock with a par value of $0.001 with no preferred shares outstanding at December 31, 2021 and 2020.

The Company has authorized 750,000,000 shares of par value $0.001 common stock, of which 8,239,950 and 4,058,300 shares are outstanding at December 31, 2021 and 2020, respectively.

Common Stock

In July 2021, the Company issued 250,000 common shares to a related party valued at $125,000 (based on the estimated fair value of the stock on the date of grant) for services rendered.

In July 2021, the Company issued 5,000 common shares to a third party valued at $2,500 (based on the estimated fair value of the stock on the date of grant) for services rendered.

In June 2021, the Company issued 300,000 common shares to a third party for aggregate gross proceeds of $150,000.

In June 2021, the Company issued 200,000 common shares to a related party for aggregate gross proceeds of $100,000.

On June 28, 2021, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) by and among mPathix Health, Inc. (formerly EMF Medical Devices, Inc., a Delaware corporation) (“mPathix”) and Qualis. The closing of the transaction (the “Closing”) took place on June 29, 2021 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding shares (the “Shares”) of mPathix. In exchange, the Company issued to the mPathix shareholder’s, their designees or assigns, an aggregate of 6,988,300 shares of Company’s common stock (the “Shares Component”) or 93.36% of the shares of common stock of the Company issued and outstanding after the Closing (the “Share Exchange”), at a valuation of $0.50 per share, and the Company issued warrants to purchase an additional 1,098,830 shares (698,830 warrants issued to the Company’s previous CEO and 400,000 to CreoMed which is beneficially owned by Dr. Joseph Pergolizzi, the Company’s acting CEO and chairman of the board) of the Company’s common stock, exercisable for 10 years at a $0.50 per share exercise price, subject to adjustment. In connection with the closing of the mPathix acquisition, the officers and directors of mPathix were appointed as the officers and directors of the Company.

F-17

The acquisition will be accounted for as a “reverse merger’’ and recapitalization since the stockholders of mPathix will own a majority of the outstanding shares of the common stock immediately following the completion of the transaction assuming that holders of 10% of the Public Shares exercise their conversion rights. mPathix will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of mPathix. As a result, Qualis is considered to be the continuation of the predecessor mPathix. Accordingly, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements are those of mPathix and are recorded at the historical cost basis of mPathix. Qualis’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of mPathix after consummation of the acquisition.

On June 29, 2021, the Company issued 900,000 common shares to Echo Resources LLP in conjunction with share agreement.

On June 29, 2021, the Company issued 496,650 common shares for the recapitalization of Qualis in conjunction with the reverse acquisition for a net book value of $0.

On February 14, 2021, the Company issued a total of 30,000 restricted common shares to members of its Board of Directors, valued at $15,000 (based on the estimated fair value of the stock on the date of grant) for services to be rendered in FY2021.

On February 11, 2021, the Company issued 2,000,000 common shares to third parties for aggregate gross proceeds of $1,000,000.

In fiscal year 2020, the Company issued 350,000 common shares to third parties for aggregate gross proceeds of $175,000.

Warrants

On February 14, 2021, the Company granted 400,000 warrants to purchase 400,000 of the Company’s common stock to CreoMed, Inc. (controlled by Dr. Joseph Pergolizzi, Acting CEO and Chairman of the Board) for consulting services, valued at $109,512 (based on the Black Scholes valuation model on the date of grant). The warrants are exercisable for a period of seven years at $0.50 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date.

On March 16, 2021, the Company granted 698,830 warrants to purchase 698,830 of the Company’s common stock to Ahmet Demir Bingol, valued at $165,378 (based on the Black Scholes valuation model on the date of grant), pursuant to his Employment Agreement. The warrants are exercisable for a period of ten years at $0.50 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date.

On June 29, 2021, the Qualis Innovations, Inc. has cancelled previous warrants agreement and regranted warrants to purchase an additional 1,098,830 shares (698,830 warrants issued to the Ahmet Demir Bingol, Company’s previous CEO and 400,000 to CreoMed which is beneficially owned by Dr. Joseph Pergolizzi, the Company’s acting CEO and chairman of the board) of the Company’s common stock, exercisable for 10 years at a $0.50 per share exercise price, subject to adjustment in conjunction with the share exchange agreement.

On September 9, 2021, the Board of Directors approved a modified Employment Agreement for Mr. Bingol which was subsequently signed on October 1, 2021. The modification resulted in changing Mr. Bingol’s position from CEO to President. Further, on October 1, 2021, Mr. Bingol’s previously issued warrants were modified such that he will receive 300,000 warrants that vest immediately at an exercise price of $0.50 and 398,830 warrants that vest over a period of three years with an exercise price of $0.50. As a result, in accordance with ASC 718-20-35-2A and 718-20-35-3, immediately prior to the modification, the Company calculated the fair value of the warrants and determined that there was no change to the fair value. Subsequent to the modification, the Company will recognize a loss of $9,155 over the remaining three-year vesting period.

F-18

On February 24, 2022, Mr. Bingol entered into a separation agreement whereby he will terminate his employment effective April 15, 2022. He agreed for no severance payment and there were no disagreements between he or the Company. A total of 300,000 warrants have vested with the remaining 398,830 unvested warrants expiring.

The following represents a summary of the warrants outstanding at December 31, 2021 and changes during the periods then ended:

	Warrants	Weighted Average Exercise Price	Weighted Average Contract Life (in Years)	Aggregate Intrinsic Value *
Outstanding at January 1, 2020	-	$-	-	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Expired/Forfeited	-	-	-	-
Outstanding at December 31, 2020	-	$-	-	$-
Granted	1,098,830	0.50	8.4	769,181
Exercised	-	-	-	-
Expired/Forfeited	-	-	-	-
Outstanding at December 31, 2021	1,098,830	$0.50	8.4	$769,181
Exercisable at December 31, 2021	700,000	$0.50	7.7	$490,000
Expected to be vested	-	$-	-	$-

* Based on the estimated fair value of the Company’s stock on December 31, 2021 and 2020, respectively

Options

On June 7, 2021, the Company granted 20,000 options to purchase 20,000 of the Company’s common stock to a third party for consulting services, valued at $5,040 (based on the Black Scholes valuation model on the date of grant). The options are exercisable for a period of five years at $0.50 per share in whole or in part and vest 50% in six months and the remaining 50% in twelve months from the grant date.

In July 2021, the Company granted a total of 100,000 options to purchase 100,000 of the Company’s common stock to third parties for consulting services, valued at $25,077 (based on the Black Scholes valuation model on the date of grant). The options are exercisable for a period of five years at $0.50 per share in whole or in part and vest 50% in six months and the remaining 50% in twelve months from the grant date.

F-19

The following represents a summary of the options outstanding at December 31, 2021 and changes during the periods then ended:

	Options	Weighted Average Exercise Price	Weighted Average Contract Life (in Years)	Aggregate Intrinsic Value *
Outstanding at January 1, 2020	-	$-	-	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Expired/Forfeited	-	-	-	-
Outstanding at December 31, 2020	-	$-	-	$-
Granted	120,000	0.50	5.2	84,000
Exercised	-	-	-	-
Expired/Forfeited	-	-	-	-
Outstanding at December 31, 2021	120,000	$0.50	5.2	$84,000
Exercisable at December 31, 2021	60,000	$0.50	5.0	$42,000
Expected to be vested	60,000	$0.50	5.5	$42,000

* Based on the fair value of the Company’s stock on December 31, 2021 and 2020, respectively

NOTE 7 – Related Party Transactions

Other than as set forth below, and as disclosed in Notes 5, 6 and 9, there have not been any transaction entered into or been a participant in which a related person had or will have a direct or indirect material interest.

NOTE 8 – INCOME TAXES

At December 31, 2021, net operating loss carry forwards for Federal and state income tax purposes totalling approximately $584,000 are available to reduce future income which under the Tax Cuts and Jobs Act of 2018, allows for an indefinite carryforward period, with carryforwards limited to 80% of each subsequent year’s net income. There is no income tax affect due to the recognition of a full valuation allowance on the expected tax benefits of future loss carry forwards based on uncertainty surrounding realization of such assets.

A reconciliation of the statutory income tax rates and the effective tax rate is as follows:

	Year Ended December 31,	Year Ended December 31,
	2021	2020

Statutory U.S. federal rate	21.0%	21.0%
State income tax, net of federal benefit	3.7%	3.7%
Permanent differences	0.0%	0.0%
Valuation allowance	(24.7)%	(24.7)%

Provision for income taxes	0.0%	0.0%

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	December 31,
	2021	2020

Deferred tax assets:
Net operating loss carry forwards	$315,168	$74,480
Depreciation and amortization	245,278	135,149
Impairment of Intangible asset	35,316	-
Stock based compensation	71,173	30,206
Valuation allowance	(666,935)	(239,835)

	$-	$-

F-20

Major tax jurisdictions are the United States and Delaware All of the tax years will remain open three and four years for examination by the Federal and state tax authorities, respectively, from the date of utilization of the net operating loss. There are no tax audits pending.

NOTE 9 – EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing net earnings available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share because the effects were anti-dilutive based on the application of the treasury stock method and because the Company incurred net losses during the period:

	December 31, 2021	December 31, 2020
Options to purchase shares of common stock	120,000	–
Warrants to purchase shares of common stock granted on February 14, 2021 to CreoMed, Inc.*	400,000	–
Warrants to purchase shares of common stock granted on March 16, 2021 to Demir Bingol*	698,830	-
Total potentially dilutive shares	1,218,830	-

*The Company has cancelled and regranted these warrants to purchase 1,098,830 shares (698,830 warrants issued to the Ahmet Demir Bingol and 400,000 to CreoMed Inc.) of the Company’s common stock on June 29, 2021 in conjunction with the share exchange agreement.

F-21

The following table sets forth the computation of basic and diluted net income per share:

	For the Years Ended December 31,
	2021	2020

Net loss attributable to the common stockholders	$(1,732,116)	$(517,177)

Basic weighted average outstanding shares of common stock	6,927,712	3,955,295
Dilutive effect of options and warrants	-	-
Diluted weighted average common stock and common stock equivalents	6,927,712	3,955,295

Loss per share:
Basic and diluted	$(0.25)	$(0.13)

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Legal

From time to time, various lawsuits and legal proceedings may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition or operating results.

Intellectual Property License Agreement

Prior License

We previously licensed from Life Care Medical Devices a number of patents in connection with the Prior Device, the predicate device which was marketed as the “BeBe” device, and which received 510(k) clearance from the FDA in March 2014. The granted indication for the BeBe device was “to generate deep heat within body tissues for the treatment of medical conditions such as relief of pain, muscle spasms and joint contractures.”

On August 28, 2019, our subsidiary, mPathix, entered into a Preliminary License Agreement with LCMD, licensing from LCMD certain patents, know how, trade secrets, 510(k) clearances and other property (the “Property”) previously transferred to LCMD by the Marchitto Entities (defined below) in accordance with an Asset Purchase Agreement and a separate Intellectual Property License Agreement dated November 10, 2015. Jim Holt who served as the sole officer and director of LCMD, is also one of our directors. mPathix had an exclusive license to reproduce, distribute, sell, lease, display and perform and otherwise use the Property (including the SOLACE medical device) for use in pain management as of the August 28, 2019 agreement. In consideration, mPathix issued 2,000,000 shares of its common stock (1,878,955 shares issued to LCMD and 121,045 shares issued to an affiliate of LCMD) and paid $110,000 in cash to LCMD on or about on September 9, 2019, and mPathix was to pay continuing royalties to LCMD, with an initial royalty payment of 6.0% of the net revenues from pain application sales in each of the first twelve months, and lesser royalties thereafter based on annual device sales. No royalty payments have been made to or earned by LCMD since no revenues from medical device sales were generated.

On June 3, 2021, a Definitive License Agreement was signed by LCMD and mPathix in order to finalize the terms of the August 28, 2019 Preliminary License Agreement. The terms of the license with LCMD were contingent upon successful fulfilment of a court ordered resolution between LCMD and the original owners of the underlying intellectual property (the “Marchitto Entities”). LCMD was obligated to pay to the Marchitto Entities the sum of $2,400,000 on or before April 24, 2022, which has not occurred. Accordingly, we consider the license agreement to be expired, and we do not intend to renew the license agreement with LCMD or otherwise reacquire the intellectual property from the Marchitto Entities.

F-22

ASC 730-10-25-2(c), Intangible Assets Purchased From Others, requires a company to evaluate the technology acquired, and the applicable guidance for the determination of alternative future uses. mPathix determined, at the date of the acquisition of the technology, that it was acquiring an asset that represented a research and development (R&D) project that was still in the process of experimentation. The technology has additional potential future benefits including hyperhidrosis, stress bladder incontinence, and cosmetic indications. Therefore, the acquisition represented an asset by the Company.

The Intellectual Property License Agreement expired in April 2022. mPathix recorded $1,110,000 as an intangible asset and is being amortized on a straight-line basis thru the end of the licensing agreement of April 2022.

Based on the Company’s analysis of the Solace medical device, as of December 31, 2021, the Company reassessed the value of the Preliminary License Agreement with LCMD. Related to this assessment, management determined that the intellectual property used in the Solace device is different from the intellectual property in the Preliminary License Agreement with LCMD. Therefore, the Company recorded an impairment of intangible assets of $143,226 for the year ended December 31, 2021 and is classified in other expenses in the consolidated Statement of Operations. There are no impairments as of December 31, 2020.

The Company is not involved in any type of litigations or claims and also there is no lawsuit proceedings against the company due to development of its own medical device. During the year ended December 31, 2021, no such events occurred and hence the company has not determined provision for contingencies or contingent liabilities in the consolidated financial statements.

2021 Equity Incentive Plan

In June 2021, the board of directors of the Company authorized the adoption and implementation of the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). The principal purpose of the 2021 Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its related companies by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s shareholders. Under the 2021 Plan, an aggregate of 1,000,000 shares of the Company’s common stock have initially been reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock awards, restricted stock, restricted stock units and other stock and cash-based awards. The exercise price for each option may not be less than fair market value of the common stock on the date of grant, and shall vest as determined by the Company’s board of directors but shall not exceed a ten-year period.

Employment Agreement

On March 1, 2021, Mr. Ahmet Demir Bingol, the Company’s Chief Executive Officer (“CEO”) entered into an Employment Agreement with the Company, with an effective date of March 16, 2021, in which he receives an annual base salary of $250,000, plus bonus compensation not to exceed 80% of salary. In addition, Mr. Bingol was granted 698,830 warrants to purchase 698,830 of the Company’s common stock, valued at $165,378 (based on the Black Scholes valuation model on the date of grant). The warrants are exercisable for a period of ten years at $0.50 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date. Mr. Bingol’s employment also provides for medical insurance, disability benefits and one year of severance pay if his employment is terminated without cause or due to a change in control. Mr. Bingol’s compensation was approved by the Company’s Board of Directors on March 1, 2021.

On September 9, 2021, the Board of Directors approved a modified Employment Agreement for Mr. Bingol which was subsequently signed on October 1, 2021. The modification resulted in changing Mr. Bingol’s position from CEO to President and in reducing Mr. Bingol’s base salary from $250,000 to $150,000 per year. In addition, his bonus plan was reset with a target bonus at fifty percent (50%) of Executive’s Base Salary, based upon the actual achievement of financial and other targets as established in the annual budget approved by the Board, in its sole and absolute discretion. Further, on October 1, 2021, Mr. Bingol’s previously issued warrants were modified such that he will receive 300,000 warrants that vest immediately at an exercise price of $0.50 and 398,830 warrants that vest over a period of three years with an exercise price of $0.50. As a result, in accordance with ASC 718-20-35-2A and 718-20-35-3, immediately prior to the modification, the Company calculated the fair value of the warrants and determined that there was no change to the fair value. Subsequent to the modification, the Company will recognize a loss of $9,155 over the remaining three year vesting period.

F-23

On February 24, 2022, Mr. Bingol entered into a separation agreement whereby he will terminate his employment effective April 15, 2022. He received no severance payment and there were no disagreements between he or the Company. A total of 300,000 warrants have vested with the remaining 398,830 unvested warrants expiring.

Consulting Agreement

On May 1, 2021, the Company entered into a consulting agreement with a related party to provide advisory services to the Company. The consulting agreement terminates July 31, 2022. Under this consulting agreement, the related party will be entitled to a monthly consulting fee of $10,000 and common stock totalling 300,000 out of which issuance of 200,000 common stock based on the closing of reverse acquisition transaction, 50,000 common stock on the delivery of 2 Company’s medical devices and 50,000 on the delivery of 10 Company’s medical devices. The company has issued 250,000 common stock during the year ended December 31, 2021, for the fair value of $125,000 and 50,000 common stock shall be issued on delivery of additional 8 devices at fair value estimated to be $25,000.

NOTE 11 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2021 up through April 19, 2022. During this period, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the period ended December 31, 2021 except for the following:

Warrants

On March 29, 2022, the Board of Directors approved the granting of 400,000 warrants convertible to the Company’s common shares with an exercise price of $1.10, valued at $291,399 (based on the Black Scholes valuation model on the date of grant), to our acting CEO and Chairman Joseph V. Pergolizzi Jr., MD through his company, CreoMed Inc with an expiration period of 10 years. These warrants were issued as compensation for the first quarter to Joseph V. Pergolizzi Jr., MD.

Addendum to Letter of Understanding

On March 21, 2022, Life Care Medical Devices, Ltd. (LCMD) and the Company entered into addendum to letter of understanding, which was effective on August 3, 2021 for non-cancellation of LCMD’s 1,878,955 common stock of the Company issued under preliminary license agreement dated August 28, 2019 in case LCMD fails to satisfy monetary obligation in favor of the original patent holder or on termination of license agreement with LCMD.

Separation Agreement

On February 24, 2022, Mr. Bingol entered into a separation agreement whereby he will terminate his employment effective April 15, 2022. He agreed for no severance payment and there were no disagreements between he or the Company. A total of 300,000 warrants have vested with the remaining 398,830 unvested warrants expiring.

Engineering Consulting Agreement

On January 27, 2022 the Company hire an engineering consultant to assist in completing the design history file, updating new software, system design, pre 510(k) preparation, and testing of the SOLACE device. This work is expected to be completed by the end of July, 2022 and the cost of the contract is $77,850.

F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Qualis Innovations, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Qualis Innovations, Inc. and its subsidiary (the “Company”) as of December 31, 2020, and 2019, and the related consolidated statement of operations and other comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2020, and for the period from August 09, 2019 (date of inception) through December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020, and for the period from August 09, 2019 (date of inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s cash position may not be significant enough to support the Company’s daily operations. As such there is substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB “) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-25

Description of the Matter

Estimated Useful life of an Intangible Asset (Intellectual property)

As discussed in Note 5 to the consolidated financial statements, mPathix Health Inc. (subsidiary of Qualis Innovations, Inc.) entered into license agreement on August 28, 2019, under which the mPathix Health Inc. acquired the rights to certain intellectual property. The intellectual property license agreement will expire in April 2022 unless and until the second party to the agreement fully satisfies the monetary obligation in favor of the original patent holders.

Based on whether the second party satisfies the monetary obligation, auditing management’s evaluation on the appropriateness of the estimated useful life of the intellectual property involves significant judgement and is based on the interpretations of the accounting principles generally accepted in the United States of America.

How We Addressed the Matter in Our Audit

We inquired with the management relating to the evaluation of whether the second party is able to satisfy the monetary obligation and the measures that will be taken by the Company’s management in the event that the second party is unable to satisfy the monetary obligation to the original patent holders.

To verify the appropriateness of the estimated useful life of the asset, we inquired with management; reviewed the agreement; and considered the factors given under ASC 350, Intangible Assets.

We further tested the calculation of the amortization expense based on the estimated useful life and evaluated the Company’s disclosure in relation to these matters included in Note 5 to the consolidated financial statements of the Company.

Restatement of previously issued consolidated financial statements

As discussed in Note 11 to the consolidated financial statements, the Company has restated its consolidated financial statements to enhance disclosures relating to statement of consolidated stockholder’s equity, earning per share, stockholder’s equity note, and Intellectual property license agreement note.

/s/ Paris, Kreit & Chiu CPA LLP

(Formerly Benjamin & Ko)

New York, NY

January 14, 2022, except for those items affected by the restatement discussed in Note 11, which are dated

April 19, 2022

We have served as the Company’s auditor since 2021.

F-26

QUALIS INNOVATIONS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019
	(Restated)	(Restated)
ASSETS
Current assets:
Cash	$72,915	$161,940
Deposits	90,000	-
Other current assets	5,000	-
Total current assets	167,915	161,940

Property and equipment, net	71,526	-
Intangible assets, net	572,903	1,002,581
Total assets	$812,344	$1,164,521

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$-	$10,000
Total current liabilities	-	10,000
Total liabilities	-	10,000

Stockholders’ equity
Preferred stock, $0.001 par value, 25,000,000 shares authorized, no shares issued and outstanding at December 31, 2020 and 2019, respectively
Common stock, $0.001 par value, 750,000,000 shares authorized; 4,058,300 and 3,708,300 shares issued and outstanding at December 31, 2020 and 2019, respectively	4,058	3,708
Additional paid-in-capital	1,780,942	1,606,292
Accumulated deficit	(972,656)	(455,479)
Total stockholders’ equity	812,344	1,154,521
Total liabilities and stockholders’ equity	$812,344	$1,164,521

See accompanying notes to the consolidated financial statements

F-27

QUALIS INNOVATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,	For the period from August 9, 2019 (date of inception) through December 31,
	2020	2019

Net revenues	$-	$-

Gross Profit	-	-

Operating expenses:
Marketing expenses	-	6,900
Research and development	431,678	237,919
General and administrative	85,499	210,660
Total operating expenses	517,177	455,479
Loss from operations	(517,177)	(455,479)

Loss before income taxes	(517,177)	(455,479)
Income taxes	-	-

Net loss	$(517,177)	$(455,479)

Net loss per share, basic and diluted	$(0.13)	$(0.15)

Weighted average number of shares outstanding
Basic and diluted	3,955,295	3,018,798

See accompanying notes to the consolidated financial statements

F-28

QUALIS INNOVATIONS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock		Additional Paid	Accumulated	Total Stockholders’
	Shares	Amount	in Capital	Deficit	Equity
Balance as of (August 9, 2019) Date of Formation	-	$-	$-	$-	$-
Issuance of common stock to founders	488,300	488	(488)	-	-
Issuance of common stock in conjunction with license agreement	2,000,000	2,000	998,000	-	1,000,000
Issuance of common stock for cash	900,000	900	449,100	-	450,000
Issuance of common stock for cash – related party	50,000	50	24,950	-	25,000
Issuance of common stock for services	195,000	195	97,305	-	97,500
Issuance of common stock for services – related parties	75,000	75	37,425	-	37,500
Net loss	-	-	-	(455,479)	(455,479)
Balance as of December 31, 2019	3,708,300	$3,708	$1,606,292	$(455,479)	$1,154,521

Issuance of common stock for cash	350,000	350	174,650	-	175,000
Net loss	-	-	-	(517,177)	(517,177)
Balance as of December 31, 2020	4,058,300	$4,058	$1,780,942	$(972,656)	$812,344

See accompanying notes to the consolidated financial statements

F-29

QUALIS INNOVATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,	For the period from August 9, 2019 (date of inception) through December 31,
	2020	2019

Cash flows from operating activities:
Net loss	$(517,177)	$(455,479)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	11,004	-
Amortization expense	429,678	107,419
Stock based compensation	-	97,500
Issuance of common stock for services – related parties	-	37,500
Changes in operating assets and liabilities:
Deposits	(90,000)	-
Other current assets	(5,000)	-
Accounts payable and accrued expenses	(10,000)	10,000
Net cash used in operating activities	(181,495)	(203,060)

Cash flows from investing activities:
Purchase of property and equipment	(82,530)	-
Purchase of intangible	-	(110,000)
Net cash used in investing activities	(82,530)	(110,000)

Cash flows from financing activities:
Issuance of common stock for cash	175,000	450,000
Issuance of common stock for cash – related party	-	25,000
Net cash provided by financing activities	175,000	475,000

Net (decrease) increase in cash	(89,025)	161,940

Cash at beginning of period	161,940	-
Cash at end of period	$72,915	$161,940

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Common stock issued to third parties in conjunction with license agreement	$-	$1,000,000
Issuance of common stock issued to founders	$-	$488

See accompanying notes to the consolidated financial statements

F-30

QUALIS INNOVATIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND for the period from August 9, 2019 (date of inception) through December 31, 2019

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Corporate History and Background

Qualis Innovations, Inc. (the “Company” or “Qualis”), formerly known as Hoopsoft Development Corp., Yellowstone Mining, Inc. and Sky Digital Holding Corp. was incorporated in the state of Nevada on March 23, 2006 under the name Hoopsoft Development Corp (“Hoopsoft”). On January 12, 2007, the Company entered into an agreement and plan of merger (“Agreement and Plan of Merger”) with Yellowcake Mining, Inc. (“Yellowcake”), a Nevada corporation and wholly-owned subsidiary of Hoopsoft Development Corp., incorporated for the sole purpose of effecting the merger. Pursuant to the terms of the Agreement and Plan of Merger, Yellowcake merged with and into Hoopsoft, with Hoopsoft carrying on as the surviving corporation under the name “Yellowcake Mining, Inc.”

On April 6, 2011, Yellowcake restated its articles of incorporation and changed its name to Sky Digital Stores Corp (“SKYC”). On May 5, 2011, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) by and among SKYC and Hong Kong First Digital Holding Ltd. (“First Digital”), and the shareholders of First Digital (the “FDH Shareholders”) entered into a Share “FDH”), and the shareholders of FDH (the “FDH Shareholders”). The closing of the transaction (the “Closing”) took place on May 5, 2011 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding shares (the “Shares”) of FDH from the FDH Shareholders; and FDH Shareholders transferred and contributed all of their Shares to us. In exchange, the Company issued to the FDH Shareholders, their designees or assigns, an aggregate of 23,716,035 shares (the “Shares Component”) or 97.56% of the shares of common stock of the Company issued and outstanding after the Closing (the “Share Exchange”), at $0.20 per share.

Mr. Lin Xiangfeng planned, organized and executed the Share Exchange. Prior to the Share Exchange, Mr. Lin Xiangfeng was the largest shareholder and sole officer of FDH. He was also the CEO of SKYC but did not own any shares of the Company. The parties involved in the Share Exchange Agreement are SKYC, FDH and all FDH Shareholders. Mr. Lin Jinshui, an FDH Shareholder, is the father of Mr. Lin Xiangfeng and Mr. Lin Xiuzi, an FDH Shareholder, is the brother of Mr. Lin Xiangfeng. Other than Mr. Lin Xiangfeng, no third party played a substantial role in the agreement.

FDH owned (i) 100% of the issued and outstanding capital stock of Shenzhen Dong Sen Mobile Communication Technology Co., Ltd (also known and doing business as Shenzhen Donxon Mobile Communication Technology Co., Ltd, “Donxon”), a company organized under the laws of the People’s Republic of China (“China” or the “PRC”); and (ii) 100% of the issued and outstanding capital stock of Shenzhen Xing Tian Kong Digital Company Limited (“XTK”), a PRC company. XTK was the holder of 100% of the issued and outstanding capital stock of Shenzhen Da Sheng Communication Technology Company Limited (also known and do business as Shenzhen Dasen Communication Technology Company Limited, “Dasen”), a PRC company. Dasen is the holder of 70% of the issued and outstanding capital stock of Foshan Da Sheng Communication Chain Service Company Limited (also known and do business as Foshan Dasen Communication Chain Service Co. Ltd, “FDSC”), a PRC company. Pursuant to the Exchange Agreement, FDH became a wholly owned subsidiary of the Company, and the Company owned 100% of Donxon, 100% of XKT, 100% of Dasen and 70% of FDSC indirectly through FDH.

On February 13, 2018, a change of control occurred, and new officers and directors of the Company were appointed. The name change of ‘Sky Digital Stores Corp.’ (SKYC) to Qualis Innovations, Inc. and the 1 – 1,000 reverse split was announced on FINRA’s Daily List. Echo Resources LLLP took over control of Qualis owning 232,689 of the 396,650 common shares outstanding. Since that event Qualis did not have any business operations or any assets or liabilities.

In July, 2019, John Ballard and a Charles Achoa, formed a new company named EMF Medical Devices Inc. for the development, maintenance, marketing and sale of an electronic device for the treatment of pain that would make use of certain intellectual property interests held by LCMD. In May 2021 the Company changed its name to mPathix Health Inc. Presently, John Ballard is the Chief Financial Officer and Charles Achoa does not participate in any management or board position.

F-31

On June 28, 2021, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) by and among mPathix Health, Inc. (formerly EMF Medical Devices, Inc., a Delaware corporation) (“mPathix”) and Qualis. The closing of the transaction (the “Closing”) took place on June 29, 2021 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding shares (the “Shares”) of mPathix. In exchange, the Company issued to the mPathix shareholder’s, their designees or assigns, an aggregate of 6,988,300 shares of Company common stock (the “Shares Component”) or 93.36% of the shares of common stock of the Company issued and outstanding after the Closing (the “Share Exchange”), at a valuation of $0.50 per share, and the Company issued warrants to purchase an additional 1,098,830 shares (698,830 warrants issued to the Company’s previous CEO and 400,000 to CreoMed which is beneficially owned by Dr. Joseph Pergolizzi, the Company’s acting CEO and chairman of the board) of the Company’s common stock, exercisable for 10 years at a $0.50 per share exercise price, subject to adjustment. In connection with the closing of the mPathix acquisition, the officers and directors of mPathix were appointed as the officers and directors of the Company. On June 29, 2021, the Company issued 496,650 common shares for the recapitalization of Qualis in conjunction with the reverse acquisition for a net book value of $0.

NOTE 2 – BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position and results of operations for the periods presented.

The acquisition will be accounted for as a “reverse merger’’ and recapitalization since the stockholders of mPathix will own a majority of the outstanding shares of the common stock immediately following the completion of the transaction assuming that holders of 10% of the Public Shares exercise their conversion rights. mPathix will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of mPathix. As a result, Qualis is considered to be the continuation of the predecessor mPathix. Accordingly, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements are those of mPathix and are recorded at the historical cost basis of mPathix. Qualis’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of mPathix after consummation of the acquisition.

The consolidated balance sheets as of December 31, 2020 and 2019, together with the consolidated statements of operations for the year ended December 31, 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019 presented herein gives effect to the Acquisition as if the transaction had occurred at the beginning of such periods and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions. The unaudited condensed combined statements of operations and balance sheet are based on the historical consolidated financial statements of Qualis and its subsidiary mPathix for the year ended December 31, 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019.

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $972,656 at December 31, 2020, had working capital of $167,915 and $151,940 at December 31, 2020 and 2019, respectively, had a net loss of $517,177 and $455,479 for the year ended December 31, 2020 for the period from August 9, 2019 (date of inception) through December 31, 2019, respectively, and net cash used in operating activities of $181,495 and $203,060 for the year ended December 31, 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019, respectively, with no revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

F-32

While the Company is attempting to expand operations and increase revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a private offering or an asset sale transaction. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While management believes in the viability of its strategy to generate revenues and in its ability to raise additional funds or transact an asset sale, there can be no assurances to that effect or on terms acceptable to the Company. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to US GAAP and have been consistently applied in the preparation of the consolidated financial statements.

Use of Estimates

The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the consolidated financial statements. The more significant estimates and assumptions by management include among others: common stock valuation, and the recoverability of intangibles. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash

The Company’s cash is held in bank accounts in the United States and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company has not experienced any cash losses.

Income Taxes

Income taxes are accounted for under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Balance Sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The likelihood that its deferred tax assets will be recovered from future taxable income must be assessed and, to the extent that recovery is not likely, a valuation allowance is established. Changes in the valuation allowance in a period are recorded through the income tax provision in the consolidated Statements of Operations.

ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s consolidated financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, and currently, the Company does not have a liability for unrecognized income tax benefits.

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Advertising and Marketing Costs

Advertising and marketing expenses are recorded as marketing expenses when they are incurred. Advertising and marketing expense was $0 and $6,900 for the year ended December 31, 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019, respectively.

Research and Development

The Company expenses the cost of research and development as incurred. Research and development expenses comprise costs incurred in performing research and development activities, including clinical trial costs, manufacturing costs for both clinical and pre-clinical materials as well as other contracted services, license fees, and other external costs. Nonrefundable advance payments for goods and services that will be used in future research and development activities are expensed when the activity is performed or when the goods have been received, rather than when payment is made, in accordance with ASC 730, Research and Development. Research and development expense was $431,678 and $237,919, including $429,678 and $107,419 of amortization associated with Intellectual Property License Agreement, for the year ended December 31, 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019, respectively.

Deposits

Deposits consist of amounts paid to a vendor in advance to manufacture pain treatment products. Deposits as of December 31, 2020 and 2019 were $90,000 and $0, respectively. Deposits are included in current assets in the accompanying Balance Sheets.

Property and Equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, generally five years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Fixed assets are examined for the possibility of decreases in value when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Intangible Assets

Intangible assets consist primarily of intellectual property licensing costs. The intangible assets are being amortized on a straight-line basis thru the end of the licensing agreement of April 2022.

Impairment of Long-lived Assets

The Company periodically evaluates whether the carrying value of property, equipment and intangible assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable. The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is not recoverable, the impairment loss is measured as the excess of the asset’s carrying value over its fair value.

The Company’s impairment analyses require management to apply judgment in estimating future cash flows as well as asset fair values, including forecasting useful lives of the assets, assessing the probability of different outcomes, and selecting the discount rate that reflects the risk inherent in future cash flows. If the carrying value is not recoverable, we assess the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third-party comparable sales and discounted cash flow models. If actual results are not consistent with the Company’s assumptions and estimates, or the assumptions and estimates change due to new information, the Company may be exposed to an impairment charge in the future. For the year ended December 31, 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019, the Company had not experienced impairment losses on its long-lived assets.

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Fair Value of Financial Instruments

The provisions of accounting guidance, FASB Topic ASC 825 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2020, the fair value of cash, deposits, and accounts payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.

●	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities

The carrying value of financial assets and liabilities recorded at fair value are measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. There were no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. There have been no transfers between levels.

Basic and diluted earnings per share

The computation of net profit (loss) per share included in the Statements of Operations, represents the net profit (loss) per share that would have been reported had the Company been subject to ASC 260, “Earnings Per Share” as a corporation for all periods presented.

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares (including common stock subject to redemption) plus dilutive potential common shares outstanding for the reporting period. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2020 and December 31, 2019, respectively. As of December 31, 2020 and December 31, 2019, the common stock equivalents have not been included as they are anti-dilutive.

There were no potential dilutive securities outstanding for the year ended December 31, 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019.

F-35

Employee Stock Based Compensation

Stock based compensation issued to employees and members of our board of directors is measured at the date of grant based on the estimated fair value of the award, net of estimated forfeitures. The grant date fair value of a stock-based award is recognized as an expense over the requisite service period of the award on a straight-line basis.

For purposes of determining the variables used in the calculation of stock-based compensation issued to employees, the Company performs an analysis of current market data and historical data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted any fluctuations in these calculations could have a material effect on the results presented in our consolidated statements of operations. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our consolidated financial statements.

Non-Employee Stock Based Compensation

Issuances of the Company’s common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for non-performance) or (ii) the date at which performance is complete. Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service is fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist as the instruments fully vested on the date of agreement, the Company determines such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to general and administrative expense in the accompanying statement of operations over the contract period. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Concentrations, Risks, and Uncertainties

Business Risk

Substantial business risks and uncertainties are inherent to an entity, including the potential risk of business failure.

The Company is headquartered and operates in the United States. To date, the Company has generated no revenues from operations. There can be no assurance that the Company will be able to raise additional capital and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. Currently, these contingencies include general economic conditions, price of components, competition, and governmental and political conditions.

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash in banks. The credit risk on cash in banks is limited because the counterparties are recognized financial institutions.

F-36

Seasonality

The business is not subject to substantial seasonal fluctuations.

Major Suppliers

The Company is comprised of components that are supplied by various industry vendors. The Company has not entered into any contracts that obligate us to purchase a minimum quantity or exclusively from any manufacturer.

Should the relationship with an industry vendor be interrupted or discontinued, it is believed that alternate component suppliers could be identified to support the continued advancement of the Company.

Recent Accounting Pronouncements

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurements (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. This standard removes, modifies, and adds certain disclosure requirements for fair value measurements. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. The Company adopted ASU No. 2018-13 in the first quarter of fiscal 2020, coinciding with the standard’s effective date, and had an immaterial impact from this standard.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This standard aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The Company’s accounting for the service element of a hosting arrangement that is a service contract is not affected by the proposed amendments and will continue to be expensed as incurred in accordance with existing guidance. This standard does not expand on existing disclosure requirements except to require a description of the nature of hosting arrangements that are service contracts. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted, including adoption in any interim period for which financial statements have not been issued. Entities can choose to adopt the new guidance prospectively or retrospectively. The Company adopted the updated disclosure requirements of ASU No. 2018-15 prospectively in the first quarter of fiscal 2020, coinciding with the standard’s effective date, and had an immaterial impact from this standard.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC 740, Income Taxes, while also clarifying and amending existing guidance, including interim-period accounting for enacted changes in tax law. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company plans to adopt ASU No. 2019-12 in the first quarter of fiscal 2021, coinciding with the standard’s effective date, and expects the impact from this standard to be immaterial.

Other recently issued accounting updates are not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 4 – Equipment

Equipment consisted of the following as of:

	Estimated	December 31,	December 31,
	Life	2020	2019

Tooling	5 years	$82,530	$-
Accumulated depreciation		(11,004)	-
		$71,526	$-

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Depreciation expense was $11,004 and $0 for the year ended December 31, 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019, respectively, and is classified in general and administrative expenses in the Consolidated Statements of Operations.

NOTE 5 – INTELLECTUAL PROPERTY LICENSE AGREEMENT

On August 28, 2019 (“Effective Date”), mPathix entered into a Preliminary Intellectual Property License Agreement with Life Care Medical Devices Limited (“LCMD”) under which mPathix acquired the rights to certain intellectual property related to using pain treatment products. mPathix entered into a Binding Letter of Agreement with LCMD on June 3, 2021, consummating the terms of the Preliminary Intellectual Property Agreement and clarifying that the right to use the patents and intellectual property was in effect as of August 28, 2019.

Under the agreement, mPathix issued 2,000,000 shares of our common stock, valued at $1,000,000 (based on the fair market value on the date of grant) restricted in accordance with Rule 144, made a one-time payment of $110,000 due at signing (the one-time payment is fully paid), and provides for a royalty payment as follows: (a) six (6) percent of the value of the net revenues, as defined, generated from the sale of licensed products in each of the first twelve months after the Effective Date, (b) five and one-half (5 ½) percent of the value of the net revenues, as defined, generated from the sale of licensed products in each of the following twelve months (months thirteen through twenty-four) after the Effective Date, and (c) after the twenty-fourth month, five (5) percent of the value of the net revenues, as defined, recognized in any month. The agreement provides for no minimum royalty payments. As of the date of this filing, no royalty payments have been made or accrued as no revenues from medical device sales have been generated.

ASC 730-10-25-2(c), Intangible Assets Purchased From Others, requires a company to evaluate the technology acquired, and the applicable guidance for the determination of alternative future uses. mPathix determined, at the date of the acquisition of the technology, that it was acquiring an asset that represented a research and development (R&D) project that was still in the process of experimentation. The technology has additional potential future benefits including hyperhidrosis, stress bladder incontinence, and cosmetic indications. Therefore, the acquisition represented an asset by the Company.

The Intellectual Property License Agreement will expire in April 2022 unless and until LCMD fully satisfies a $2,400,000 judgement issued in favor of the original patent holders issued by the Court of Chancery in the state of Delaware. mPathix recorded $1,110,000 as an intangible asset and is being amortized on a straight-line basis thru the end of the licensing agreement of April 2022.

Intangible assets consisted of the following as of:

	Estimated life	December 31, 2020	December 31, 2019
License Agreement	31 months	$1,110,000	$1,110,000
Accumulated amortization		(537,097)	(107,419)
		$572,903	$1,002,581

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As of December 31, 2020, estimated future amortization expenses related to intangible assets were as follows:

Intangible Assets
2021	$429,677
2022 (4 months)	143,226
$572,903

The Company had amortization expense of $429,678, and $107,419 for the year ended December 31, 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019, respectively, and is classified in research and development expenses in the Consolidated Statements of Operations.

NOTE 6 – STOCKHOLDERS’ DEFICIT

The Company has authorized 25,000,000 preferred stock with a par value of $0.001 with no preferred shares outstanding at December 31, 2020.

The Company has authorized 750,000,000 shares of par value $0.001 common stock, of which 4,058,300 shares are issued and outstanding at December 31, 2020.

In fiscal year 2020, the Company issued 350,000 common shares to third parties for aggregate gross proceeds of $175,000.

The Company issued 488,300 restricted common shares to the founders of mPathix, valued at $488 (based on the par value on the date of grant). The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

For the period from August 9, 2019 (date of inception) through December 31, 2019, the Company issued 145,000 shares of restricted common stock, valued at $72,500 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered.

For the period from August 9, 2019 (date of inception) through December 31, 2019, the Company issued 900,000 common shares to third parties for aggregate gross proceeds of $450,000.

For the period from August 9, 2019 (date of inception) through December 31, 2019, the Company issued 50,000 common shares to a related party for aggregate gross proceeds of $25,000.

On September 23, 2019, the Company entered into an agreement with an unrelated third party, pursuant to which the Company was provided with outsourced legal services for 50,000 shares of restricted common stock, valued at $25,000 (based on the fair value of the services on the date of grant).

On September 23, 2019, the Company issued a total of 75,000 restricted common shares to members of its Board of Directors, valued at $37,500 (based on the estimated fair value of the stock on the date of grant) for services rendered.

On August 28, 2019, the Company issued a total of 2,000,000 restricted common shares to a third party, valued at $1,000,000 (based on the estimated fair value of the stock on the date of grant) in conjunction with the Intellectual Property License Agreement.

NOTE 7 – Related Party Transactions

Other than as disclosed in Notes 6 and 12, there have not been any transaction entered into or been a participant in which a related person had or will have a direct or indirect material interest.

F-39

NOTE 8 – INCOME TAXES

At December 31, 2020, net operating loss carry forwards for Federal and state income tax purposes totalling approximately $850,000 are available to reduce future income which under the Tax Cuts and Jobs Act of 2018, allows for an indefinite carryforward period, with carryforwards limited to 80% of each subsequent year’s net income. There is no income tax affect due to the recognition of a full valuation allowance on the expected tax benefits of future loss carry forwards based on uncertainty surrounding realization of such assets.

A reconciliation of the statutory income tax rates and the effective tax rate is as follows:

	Year Ended December 31,	For the period from August 9, 2019 (date of inception) through December 31,
	2020	2019

Statutory U.S. federal rate	21.0%	21.0%
State income tax, net of federal benefit	3.7%	3.7%
Permanent differences	0.0%	0.0%
Valuation allowance	(24.7)%	(24.7)%

Provision for income taxes	0.0%	0.0%

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	December 31,
	2020	2019

Deferred tax assets:
Net operating loss carry forwards	$74,480	$55,618
Depreciation and amortization	135,149	26,487
Stock based compensation	30,206	30,206
Valuation allowance	(239,835)	(112,311)

	$-	$-

Major tax jurisdictions are the United States and Delaware All of the tax years will remain open three and four years for examination by the Federal and state tax authorities, respectively, from the date of utilization of the net operating loss. There are no tax audits pending.

NOTE 9 – EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing net earnings available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Basic and diluted earnings (loss) per share are the same since net losses for all periods presented and including the additional potential common shares would have an anti-dilutive effect.

F-40

The following table sets forth the computation of basic and diluted net income per share:

	Year ended December 31, 2020	For the period from August 9, 2019 (date of inception) through December 31, 2019

Net loss attributable to the common stockholders	$(517,177)	$(455,479)

Basic weighted average outstanding shares of common stock	3,955,295	3,018,798
Dilutive effect of options and warrants	-	-
Diluted weighted average common stock and common stock equivalents	3,955,295	3,018,798

Loss per share:
Basic and diluted	$(0.13)	$(0.15)

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Legal

From time to time, various lawsuits and legal proceedings may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition or operating results.

Intellectual Property License Agreement

On August 28, 2019 (“Effective Date”), mPathix entered into a Preliminary Intellectual Property License Agreement with LCMD, under which mPathix acquired the rights to certain intellectual property related to using pain treatment products. mPathix entered into a Binding Letter of Agreement with LCMD on June 3, 2021, consummating the terms of the Preliminary Intellectual Property Agreement and clarifying that the right to use the patents and intellectual property was in effect as of August 28, 2019.

Under the agreement, mPathix issued 2,000,000 shares of our common stock, valued at $1,000,000 (based on the fair market value on the date of grant) restricted in accordance with Rule 144, made a one-time payment of $110,000 due at signing (the one-time payment is fully paid), and provides for a royalty payment as follows: (a) six (6) percent of the value of the net revenues, as defined, generated from the sale of licensed products in each of the first twelve months after the Effective Date, (b) five and one-half (5 1/2) percent of the value of the net revenues, as defined, generated from the sale of licensed products in each of the following twelve months (months thirteen through twenty-four) after the Effective Date, and (c) after the twenty-fourth month, five (5) percent of the value of the net revenues, as defined, recognized in any month. The agreement provides for no minimum royalty payments. As of the date of this filing, no royalty payments have been made or accrued as no revenues from medical device sales have been generated.

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ASC 730-10-25-2(c), Intangible Assets Purchased From Others, requires a company to evaluate the technology acquired, and the applicable guidance for the determination of alternative future uses. mPathix determined, at the date of the acquisition of the technology, that it was acquiring an asset that represented a research and development (R&D) project that was still in the process of experimentation. The technology has additional potential future benefits including hyperhidrosis, stress bladder incontinence, and cosmetic indications. Therefore, the acquisition represented an asset by the Company.

The Intellectual Property License Agreement expired in April 2022. mPathix recorded $1,110,000 as an intangible asset and is being amortized on a straight-line basis thru the end of the licensing agreement of April 2022.

NOTE 11 – RESTATEMENT

Subsequent to the Company’s filing of its registration statement on Form S-1 which include consolidated financial statements for the year ended December 31, 2020, and for the period from August 9, 2019 (date of inception) through December 31, 2019, the management became aware that it had not presented and disclosed the Company’s Exchange Agreement properly. The error had a significant effect on our previously issued consolidated financial statements for the years ended December 31, 2020, and for the period from August 9, 2019 (date of inception) through December 31, 2019.

As a result, the Company is restating its previously issued consolidated financial statements for the years ended 2020 and for the period from August 9, 2019 (date of inception) through December 31, 2019, to correct the error noted above. Accordingly, the accompanying consolidated balance sheet and statements of operations for the periods described in the preceding sentence have been retroactively adjusted as summarized below:

Effect of Correction of Exchange Agreement	As Previously Reported	As Restated	Retroactive Adjustment

BALANCE SHEET
At December 31, 2020
STOCKHOLDERS’ EQUITY
- Common stock	$4,455	$4,058	$(397)
- Additional paid-in-capital	$1,780,545	$1,780,942	$397

STATEMENT OF STOCKHOLDERS’ EQUITY
At December 31, 2020
- Common stock shares	$4,454,950	$4,058,300	$(396,650)
- Common stock amount	$4,455	$4,058	$(397)
- Additional paid-in-capital	$1,780,545	$1,780,942	$397

STATEMENT OF OPERATIONS
Year ended December 31, 2020
- Weighted average number of shares outstanding	4,351,945	3,955,295	(396,650)
- Net loss per share	$(0.12)	$(0.13)	$(0.01)

At December 31, 2019
STOCKHOLDERS’ EQUITY
- Common stock	$4,105	$3,708	$(397)
- Additional paid-in-capital	$1,605,895	$1,606,292	$397

STATEMENT OF STOCKHOLDERS’ EQUITY
- Common stock shares	$4,104,950	$3,708,300	$(396,650)
- Common stock amount	$4,105	$3,708	$(397)
- Additional paid-in-capital	$1,605,895	$1,606,292	$397

STATEMENT OF OPERATIONS
Year ended December 31, 2019
- Weighted average number of shares outstanding	1,587,628	3,018,798	1,431,170
- Net loss per share	$(0.29)	$(0.15)	$0.14

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In addition, the company enhanced its disclosures relating to statement of consolidated stockholder’s equity (refer F-26), earning per share (note 9), stockholder’s deficit note (note 6) and Intellectual property license agreement note (note 5 &10).

NOTE 12 – SUBSEQUENT EVENTS

Employment Agreement

On March 1, 2021, Mr. Ahmet Demir Bingol, the Company’s Chief Executive Officer (“CEO”) entered into an Employment Agreement with the Company, with an effective date of March 16, 2021, in which he receives an annual base salary of $250,000, plus bonus compensation not to exceed 80% of salary. In addition, Mr. Bingol was granted 698,830 warrants to purchase 698,830 of the Company’s common stock, valued at $165,378 (based on the Black Scholes valuation model on the date of grant). The warrants are exercisable for a period of ten years at $0.50 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date. Mr. Bingol’s employment also provides for medical insurance, disability benefits and one year of severance pay if his employment is terminated without cause or due to a change in control. Mr. Bingol’s compensation was approved by the Company’s Board of Directors on March 1, 2021.

On September 9, 2021, the Board of Directors approved a modified Employment Agreement for Mr. Bingol which was subsequently signed on October 1, 2021. The modification resulted in changing Mr. Bingol’s position from CEO to President and in reducing Mr. Bingol’s base salary from $250,000 to $150,000 per year. In addition, his bonus plan was reset with a target bonus at fifty percent (50%) of Executive’s Base Salary, based upon the actual achievement of financial and other targets as established in the annual budget approved by the Board, in its sole and absolute discretion. Further, on October 1, 2021, Mr. Bingol’s previously issued warrants were modified such that he will receive 300,000 warrants that vest immediately at an exercise price of $0.50 and 398,830 warrants that vest over a period of three years with an exercise price of $0.50. As a result, in accordance with ASC 718-20-35-2A and 718-20-35-3, immediately prior to the modification, the Company calculated the fair value of the warrants and determined that there was no change to the fair value. Subsequent to the modification, the Company will recognize a loss of $9,155 over the remaining three year vesting period.

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On February 24, 2022, Mr. Bingol entered into a separation agreement whereby he will terminate his employment effective April 15, 2022. He received no severance payment and there were no disagreements between he or the Company. A total of 300,000 warrants have vested with the remaining 398,830 unvested warrants expiring.

Consulting Agreement

On May 1, 2021, the Company’s entered into a consulting agreement with the entity of John Ballard, CFO, for him to provide CFO advisory services to the Company. The consulting agreement terminates July 31, 2022. Under this consulting agreement, Mr. Ballard will be entitled to a monthly consulting fee of $10,000 and common stock totalling 300,000 out of which issuance of 200,000 common stock based on the closing of reverse acquisition transaction, 50,000 common stock on the delivery of 2 Company’s medical devices and 50,000 on the delivery of 10 Company’s medical devices. The company has issued 250,000 common stock during the year ended December 31, 2021, for the fair value of $125,000 and 50,000 common stock shall be issued on delivery of additional 8 devices at fair value estimated to be $25,000.

Common Stock

In July 2021, the Company issued 250,000 common shares to a related party valued at $125,000 (based on the estimated fair value of the stock on the date of grant) for services rendered.

In July 2021, the Company issued 5,000 common shares to a third party valued at $2,500 (based on the estimated fair value of the stock on the date of grant) for services rendered.

In June 2021, the Company issued 300,000 common shares to a third party for aggregate gross proceeds of $150,000.

In June 2021, the Company issued 200,000 common shares to a related party for aggregate gross proceeds of $100,000.

On June 29, 2021, the Company issued 900,000 common shares to Echo Resources LLP in conjunction with share agreement.

On June 29, 2021, the Company issued 496,650 common shares for the recapitalization of Qualis in conjunction with the reverse acquisition.

On February 14, 2021, the Company issued a total of 30,000 restricted common shares to members of its Board of Directors, valued at $15,000 (based on the estimated fair value of the stock on the date of grant) for services to be rendered in FY2021. One-twelfth (1/12) of the shares will be earned each month. The Company will revalue the shares at each vesting period and recognize expense for the portion of the shares earned.

On February 11, 2021, the Company issued 2,000,000 common shares to third parties for aggregate gross proceeds of $1,000,000.

Options

In July 2021, the Company granted a total of 100,000 options to purchase 100,000 of the Company’s common stock to third parties for consulting services, valued at $25,077 (based on the Black Scholes valuation model on the date of grant). The options are exercisable for a period of five years at $0.50 per share in whole or in part and vest 50% in six months and the remaining 50% in twelve months from the grant date.

On June 7, 2021, the Company granted 20,000 options to purchase 20,000 of the Company’s common stock to a third party for consulting services, valued at $5,040 (based on the Black Scholes valuation model on the date of grant). The options are exercisable for a period of five years at $0.50 per share in whole or in part and vest 50% in six months and the remaining 50% in twelve months from the grant date.

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Warrants

On February 14, 2021, mPathix Health Inc. granted 400,000 warrants to purchase 400,000 of the Company’s common stock to CreoMed, Inc. (controlled by Dr. Joseph Pergolizzi, Acting CEO and Chairman of the Board) for consulting services, valued at $109,506 (based on the Black Scholes valuation model on the date of grant). The warrants are exercisable for a period of seven years at $0.50 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date.

On March 16, 2021, the mPathix Health Inc. granted 698,830 warrants to purchase 698,830 of the Company’s common stock to Ahmet Demir Bingol, valued at $165,378 (based on the Black Scholes valuation model on the date of grant), pursuant to his Employment Agreement. The warrants are exercisable for a period of ten years at $0.50 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date.

On June 29, 2021, the Qualis Innovations, Inc. has cancelled previous warrants agreement and regranted warrants to purchase an additional 1,098,830 shares (698,830 warrants issued to the Ahmet Demir Bingol, Company’s previous CEO and 400,000 to CreoMed which is beneficially owned by Dr. Joseph Pergolizzi, the Company’s acting CEO and chairman of the board) of the Company’s common stock, exercisable for 10 years at a $0.50 per share exercise price, subject to adjustment in conjunction with the share exchange agreement.

On September 9, 2021, the Board of Directors approved a modified Employment Agreement for Mr. Bingol which was subsequently signed on October 1, 2021. The modification resulted in changing Mr. Bingol’s position from CEO to President. Further, on October 1, 2021, Mr. Bingol’s previously issued warrants were modified such that he will receive 300,000 warrants that vest immediately at an exercise price of $0.50 and 398,830 warrants that vest over a period of three years with an exercise price of $0.50. As a result, in accordance with ASC 718-20-35-2A and 718-20-35-3, immediately prior to the modification, the Company calculated the fair value of the warrants and determined that there was no change to the fair value. Subsequent to the modification, the Company will recognize a loss of $9,155 over the remaining three year vesting period.

On February 24, 2022, Mr. Bingol entered into a separation agreement whereby he will terminate his employment effective April 15, 2022. He agreed for no severance payment and there were no disagreements between he or the Company. A total of 300,000 warrants have vested with the remaining 398,830 unvested warrants expiring.

Acquisition of mPathix

On June 28, 2021, mPathix Health Inc. entered into a Share Exchange Agreement (“Exchange Agreement”) by and among mPathix Health, Inc. (formerly EMF Medical Devices, Inc.) (“mPathix”) and Qualis. The closing of the transaction (the “Closing”) took place on June 29, 2021 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, Qualis acquired all of the outstanding shares (the “Shares”) of mPathix. In exchange, Qualis issued to the mPathix shareholder’s, their designees or assigns, an aggregate of 6,998,300 shares (the “Shares Component”) or 93.36% of the shares of common stock of Qualis after the Closing (the “Share Exchange”), at a valuation of $0.50 per share, and Qualis issued warrants to purchase an additional 1,098,830 shares (698,830 warrants issued to the Company’s previous CEO and 400,000 to CreoMed which is beneficially owned by Dr. Joseph Pergolizzi, the Company’s acting CEO and chairman of the board) of the Company’s common stock, exercisable for 10 years at a $0.50 per share exercise price, subject to adjustment. In connection with the closing of the mPathix acquisition, the officers and directors of mPathix were appointed as the officers and directors of Qualis. On June 29, 2021, the Company issued 496,650 common shares for the recapitalization of Qualis in conjunction with the reverse acquisition for a net book value of $0.

The acquisition will be accounted for as a “reverse merger’’ and recapitalization since the stockholders of mPathix will own a majority of the outstanding shares of the common stock immediately following the completion of the transaction assuming that holders of 10% of the Public Shares exercise their conversion rights. mPathix will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of mPathix. As a result, Qualis is considered to be the continuation of the predecessor mPathix. Accordingly, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements are those of mPathix and are recorded at the historical cost basis of mPathix. Qualis’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of mPathix after consummation of the acquisition.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee	$1,181.01
Transfer/Edgar Agent Fees	5,000.00
Accounting Fees and Expenses	20,000.00
Legal Fees	15,000.00
Total	$41,181.40

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our articles of incorporation provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

In July 2021, the Company issued 250,000 common shares to a related party valued at $125,000 (based on the estimated fair value of the stock on the date of grant) for services rendered. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

In July 2021, the Company issued 5,000 common shares to a third party valued at $2,500 (based on the estimated fair value of the stock on the date of grant) for services rendered. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

In June 2021, the Company issued 300,000 common shares to a third party for aggregate gross proceeds of $250,000. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

In June 2021, the Company issued 200,000 common shares to a related party for aggregate gross proceeds of $250,000. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

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On June 29, 2021, the Company issued 496,650 common shares for the recapitalization of Qualis in conjunction with the reverse acquisition.

On February 14, 2021, the Company issued a total of 30,000 restricted common shares to members of its Board of Directors, valued at $15,000 (based on the estimated fair value of the stock on the date of grant) for services to be rendered in FY2021. One-twelfth (1/12) of the shares will be earned each month. The Company will revalue the shares at each vesting period and recognize expense for the portion of the shares earned. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

On February 11, 2021, the Company issued 2,000,000 common shares to third parties for aggregate gross proceeds of $1,000,000. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

In fiscal year 2020, the Company issued 350,000 common shares to third parties for aggregate gross proceeds of $175,000. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

The Company issued 488,300 restricted common shares to founder’s, valued at $488 (based on the par value on the date of grant). The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

For the period from August 9, 2019 (date of inception) through December 31, 2019, the Company issued 145,000 shares of restricted common stock, valued at $72,500 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

For the period from August 9, 2019 (date of inception) through December 31, 2019, the Company issued 900,000 common shares to third parties for aggregate gross proceeds of $450,000. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

For the period from August 9, 2019 (date of inception) through December 31, 2019, the Company issued 50,000 common shares to a related party for aggregate gross proceeds of $25,000. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

On September 23, 2019, the Company entered into an agreement with an unrelated third party, pursuant to which the Company was provided with outsourced legal services for 50,000 shares of restricted common stock, valued at $25,000 (based on the fair value of the services on the date of grant). These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

On September 23, 2019, the Company issued a total of 75,000 restricted common shares to members of its Board of Directors, valued at $37,500 (based on the estimated fair value of the stock on the date of grant) for services rendered. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

On August 28, 2019, the Company issued a total of 2,000,000 restricted common shares to a third party, valued at $1,000,000 (based on the estimated fair value of the stock on the date of grant) in conjunction with the Intellectual Property License Agreement. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transaction did not involve a public offering.

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ITEM 16. EXHIBITS

Exhibit	Description
3.1 *	Articles of Incorporation
3.2 *	Certificate of Amendment to Articles of Incorporation (changing name to Qualis Innovations, Inc)
3.3 *	Certificate of Amendment to Articles of Incorporation (changing name to Qualis Innovations, Inc.)
3.4 *	Bylaws
5.1 *	Opinion Regarding Legality
10.1 *	Amended Employment Agreement by and between the Company’s subsidiary, mPathix Health, Inc. f/k/a EMF Medical Devices, Inc., and Demir Bingol, dated October 1, 2021
10.2 #	Consulting Agreement by and between the Company’s subsidiary, mPathix Health, Inc. f/k/a EMF Medical Devices, Inc., and Discovery is controlled by John Ballard dated May 1, 2021
10.3 *	Letter License Agreement by and between the Company’s subsidiary, mPathix Health, Inc., and Life Care Medical Devices Limited, a Delaware corporation, dated June 3, 2021
10.4 *	Form of Subscription Agreement for Primary Offering
23.1 #	Consent from Independent Registered Public Accounting Firm
23.3	Consent from Legal Counsel (included in Exhibit 5.1)

* filed with original registration statement on Form S-1 filed on March 12, 2022

# filed herewith

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chadds Ford, State of Pennsylvania, on April 20, 2022.

Qualis Innovations, Inc.

By:	/s/ Dr. Joseph V, Pergolizzi, Jr.
Dr. Joseph V, Pergolizzi, Jr.
Acting CEO and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Dr. Joseph V, Pergolizzi, Jr.	Acting CEO and Chairman of the Board of Directors	April 20, 2022
Dr. Joseph V, Pergolizzi, Jr.

/s/ John Ballard	CFO, Principal Financial Officer, and member of the Board	April 20, 2022
John Ballard

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